UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

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Pulte Homes, Inc.

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PULTE HOMES, INC.

100 Bloomfield Hills Parkway, Suite 300

Bloomfield Hills, Michigan 48304

NOTICE OF 2009 ANNUAL MEETING OF SHAREHOLDERS

Dear Shareholder:

We will hold our annual meeting of shareholders at Auburn Hills Marriott Pontiac at Centerpoint, 3600 Centerpoint Parkway, Pontiac, Michigan, on Thursday, May 14, 2009, at 8:30 a.m., Eastern Time. At this meeting, shareholders will vote on:

•	The election of three directors to serve a term of three years.

•

The approval of an amendment to our Restated Articles of Incorporation to restrict certain transfers of Pulte common shares in order to preserve the tax treatment of the Company’s net operating losses and other tax benefits.

•

The approval of an amendment to the Pulte Homes, Inc. 2004 Stock Incentive Plan to increase the number of Pulte common shares available under the plan and to amend the performance measures applicable to performance-based awards that may be granted under the plan.

•	The ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm.

•	Six shareholder proposals, if properly presented at the meeting.

•	Such other business as may properly come before the meeting.

You can vote if you were a shareholder of record at the close of business on March 17, 2009. You may vote by internet, telephone, written proxy or written ballot at the meeting.

This proxy statement and the enclosed form of proxy, as well as our 2008 annual report, are first being mailed to shareholders beginning on April 7, 2009. We encourage you to sign and return the accompanying proxy card in the enclosed envelope or instruct us via the internet or by telephone as to how you would like your shares voted.

By Order of the Board of Directors

STEVEN M. COOK

Senior Vice President, General Counsel

and Secretary

Bloomfield Hills, Michigan

April 7, 2009

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON MAY 14, 2009.

The Company’s Proxy Statement for the 2009 Annual Meeting of Shareholders and the Annual Report to Shareholders for the fiscal year ended December 31, 2008 are available at: http://phx.corporate-ir.net/phoenix.zhtml?c=77968&p=irol-sec

PROXY STATEMENT

The Board of Directors is soliciting proxies to be used at the annual meeting of shareholders to be held on Thursday, May 14, 2009, beginning at 8:30 a.m., Eastern Time, at Auburn Hills Marriott Pontiac at Centerpoint , 3600 Centerpoint Parkway, Pontiac, Michigan. This proxy statement and the enclosed form of proxy are first being mailed to shareholders beginning April 7, 2009.

QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIAL AND THE ANNUAL MEETING:

What am I voting on?

You are voting on ten proposals:

1.	The election of three nominees for director, Debra J. Kelly–Ennis, Bernard W. Reznicek, and Richard G. Wolford, to serve a term of three years.

2.	The approval of an amendment to our Restated Articles of Incorporation to restrict certain transfers of Pulte common shares in order to preserve the tax treatment of the Company’s net operating losses and other tax benefits.

3.	The approval of an amendment to the Pulte Homes, Inc. 2004 Stock Incentive Plan to increase the number of Pulte common shares available under the plan and to amend the performance measures applicable to performance-based awards that may be granted under the plan.

4.	The ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm.

5.	A shareholder proposal requesting the election of directors by a majority, rather than plurality, vote, if properly presented at the meeting.

6.	A shareholder proposal requesting the declassification of the Board of Directors, if properly presented at the meeting.

7.	A shareholder proposal requesting an amendment to the Company’s bylaws to require that the Chairman of the Board of Directors be an independent director, if properly presented at the meeting.

8.	A shareholder proposal regarding the use of performance-based options, if properly presented at the meeting.

9.	A shareholder proposal requesting annual advisory votes on executive compensation, if properly presented at the meeting.

10.	A shareholder proposal requesting that the Compensation Committee review and report on the Company’s compensation policies, if properly presented at the meeting.

What are the voting recommendations of the Board?

The Board recommends the following votes:

•	FOR the election of all of the nominees for director.

•

FOR the approval of an amendment to our Restated Articles of Incorporation to restrict certain transfers of Pulte common shares in order to preserve the tax treatment of the Company’s net operating losses and other tax benefits.

•

FOR the approval of an amendment to the Pulte Homes, Inc. 2004 Stock Incentive Plan to increase the number of Pulte common shares available under the plan and to amend the performance measures applicable to performance-based awards that may be granted under the plan.

•	FOR ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm.

•	AGAINST the shareholder proposal requesting the election of directors by a majority, rather than plurality, vote.

•	AGAINST the shareholder proposal requesting the declassification of the Board of Directors.

•	AGAINST the shareholder proposal requesting an amendment to the Company’s bylaws to require that the Chairman of the Board of Directors be an independent director.

•	AGAINST the shareholder proposal regarding the use of performance-based options.

•	AGAINST the shareholder proposal requesting annual advisory votes on executive compensation.

•	AGAINST the shareholder proposal requesting that the Compensation Committee review and report on the Company’s compensation policies.

Will any other matter be voted on?

We are not aware of any other matters on which you will be asked to vote at the meeting. If you have completed and mailed your proxy card and any other matter is properly brought before the meeting, William J. Pulte and Richard J. Dugas, Jr., acting as your proxies, will vote for you in their discretion.

How do I vote my shares?

If you are a shareholder of record as of the close of business on March 17, 2009 (the record date), you can give a proxy to be voted at the meeting either:

•	by mailing in the enclosed proxy card;

•	by written ballot at the meeting;

•	over the telephone by calling a toll-free number; or

•	electronically, using the internet.

If you complete and mail in your proxy card, your shares will be voted as you indicate. If you do not indicate your voting preferences, William J. Pulte and Richard J. Dugas, Jr., acting as your proxies, will vote your shares FOR Items 1, 2, 3 and 4 and AGAINST Items 5, 6, 7, 8, 9 and 10.

The telephone and internet voting procedures have been set up for your convenience and have been designed to authenticate your identity, to allow you to give voting instructions and to confirm that those instructions have been recorded properly. If you are a shareholder of record and you would like to vote by telephone or by using the internet, please refer to the instructions on the enclosed proxy card.

If you hold your shares in “street name,” you must vote your shares in the manner prescribed by your broker or nominee. Your broker or nominee has enclosed or provided a voting instruction card for you to use in directing the broker or nominee on how to vote your shares.

What is the difference between a shareholder of record and a “street name” holder?

If your shares are registered directly in your name with Computershare Trust Company, N.A. (“Computershare”), the Company’s stock transfer agent, you are considered the shareholder of record with respect to those shares.

If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of these shares, and your shares are held in “street name.”

Can I change my vote?

Yes. You can change your vote or revoke your proxy before the meeting in any of three ways:

•	by submitting another proxy by telephone, via the internet or by mail that is later dated and, if by mail, that is properly signed; or

•	by submitting written notice to the Secretary of the Company. Your notice must be received by the Company by 5:00 p.m., Eastern Time, on May 13, 2009; or

•	by voting in person at the meeting.

What percentage of the vote is required for a proposal to be approved?

The three director nominees receiving the greatest number of votes will be elected. The service of such directors will be subject to the Corporate Governance Guidelines of the Company. The approval of an amendment to our Restated Articles of Incorporation requires the affirmative vote of the holders of record of a majority of the outstanding Pulte common shares on the record date. The approval of an amendment to the Pulte Homes, Inc. 2004 Stock Incentive Plan, the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm and the shareholder proposals each require the affirmative vote of a majority of the votes cast at the meeting.

Who will count the vote?

Computershare will act as the independent tabulator to receive and tabulate the proxies and as the independent inspector of election to certify the results.

What does it mean if I get more than one proxy card?

It means your shares are held in more than one account. You should vote the shares on all your proxy cards. To provide better shareholder service, we encourage you to have all your shares registered in the same name and address. You may do this by contacting our transfer agent, Computershare, by phone at (877) 282-1168, by mail at Computershare Trust Company, N.A., P.O. Box 43078, Providence, Rhode Island 02940-3078, or via the internet at www.computershare.com.

Who can attend the annual meeting?

All shareholders of record as of the close of business on March 17, 2009 can attend. Registration will begin at 8:00 a.m., Eastern Time. Institutional or entity shareholders are allowed to bring one representative. Attendance at the meeting will be on a first-come, first-served basis, upon arrival at the meeting.

What do I need to do to attend the annual meeting?

You should plan to arrive at Auburn Hills Marriott Pontiac at Centerpoint, 3600 Centerpoint Parkway, Pontiac, Michigan, on Thursday, May 14, 2009 by 8:00 a.m., Eastern Time. Upon your arrival, please follow the signs to the registration desk where you will register for the meeting.

An admission ticket (or other proof of stock ownership) and a government-issued photo identification (such as a valid driver’s license or passport) will be required for admission to the annual meeting. Representatives of Pulte will be present at the registration desk to review and determine the validity of such documentation. Only shareholders who own Pulte common shares as of the close of business on March 17, 2009 will be entitled to attend the meeting. An admission ticket or recent bank or brokerage statement will serve as verification of your ownership.

•	If your Pulte shares are registered in your name and you receive your proxy materials by mail, an admission ticket will be attached to your proxy card.

•	If your Pulte shares are registered in your name and you vote your shares electronically over the Internet, you may access and print an admission ticket after voting such shares.

•

If your Pulte shares are held in a bank or brokerage account, contact your bank or broker to obtain a written legal proxy in order to vote your shares at the meeting. If you do not obtain a legal proxy from your bank or broker, you will not be entitled to vote your shares, but you can still attend the annual meeting if you bring a recent bank or brokerage statement showing that you owned Pulte shares on March 17, 2009.

For your comfort and security, no cameras, recording devices, large packages, signage or costumes will be permitted in the meeting room.

What is the quorum requirement of the annual meeting?

A majority of the 258,566,948 shares outstanding on March 17, 2009 constitutes a quorum for voting at the meeting. If you vote, your shares will be part of the quorum. Each share outstanding on the record date shall be entitled to one vote.

How will abstentions be treated?

Abstentions will be counted as shares present at the meeting for purposes of determining whether a quorum exists. You may not abstain with respect to the election of directors. With respect to the proposal to approve an amendment to our Restated Articles of Incorporation, the proposal requires the affirmative vote of a majority of our outstanding shares and, therefore, an abstention will have the same effect as a vote cast against the proposal. With respect to the proposals to approve an amendment to the Pulte Homes, Inc. 2004 Stock Incentive Plan and to ratify the appointment of Ernst & Young LLP and with respect to the shareholder proposals, an abstention will not be counted as a vote cast and therefore will have no effect on whether the proposal is approved.

How will broker non-votes be treated?

A broker non-vote occurs when a broker cannot vote on a matter because the broker has not received instructions from the beneficial owner and lacks discretionary voting authority with respect to that matter. Broker non-votes will be treated in the same manner, and have the same effect, as abstentions.

BENEFICIAL SECURITY OWNERSHIP

The table below shows the number of our common shares beneficially owned as of March 17, 2009 by each of our Directors and each of our Executive Officers named in the Summary Compensation Table on page 32, as well as the number of shares beneficially owned by all of our Directors and Executive Officers as a group. The table also includes information about stock options exercisable within 60 days after March 17, 2009, restricted shares, and Pulte common shares held in our 401(k) Plan.

Directors And Named Executive Officers	Shares(1)		Exercisable Stock Options(11)	Percentage of Outstanding Shares
Brian P. Anderson	16,500	(2)	33,000	*
Roger A. Cregg	578,820	(3)	1,923,716	*
Richard J. Dugas, Jr.	691,319	(4)	1,740,000	*
Cheryl W. Grisé	4,600		7,000	*
Peter J. Keane	144,854	(5)	147,750	*
Debra J. Kelly-Ennis	17,510	(6)	117,000	*
David N. McCammon	151,600	(7)	69,000	*
Patrick J. O’Leary	13,500		33,000	*
Steven C. Petruska	534,405	(8)	743,000	*
William J. Pulte	41,720,309	(9)(12)	0	16.14
Bernard W. Reznicek	26,872	(10)	85,000	*
Alan E. Schwartz	98,400		53,000	*
William B. Smith	28,800		101,000	*
Richard G. Wolford	3,600	(13)	7,000	*
All Directors and Executive Officers as a group (19), including the above	44,475,909		6,024,683	19.53

*	Less than 1%.

Notes:

(1)	All directors and executive officers listed in this table have sole voting and investment power over the Pulte shares they beneficially own, except as otherwise noted below.

(2)	Includes 3,000 Pulte common shares that Mr. Anderson owns jointly with his wife.

(3)	Includes (i) 245,379 Pulte common shares that Mr. Cregg owns jointly with his wife, (ii) 65,000 restricted shares that are scheduled to vest on February 5, 2010, (iii) 97,500 restricted shares that are scheduled to vest on February 7, 2011; (iv) 105,000 restricted shares that are scheduled to vest on February 10, 2012; and (v) 85 Pulte common shares held in our 401(k) Plan.

(4)	Includes (i) 69,800 Pulte common shares that Mr. Dugas owns jointly with his wife, (ii) 40,612 Pulte common shares owned in a trust of which Mr. Dugas is a beneficiary, (iii) 100,000 restricted shares that are scheduled to vest on February 5, 2010, (iv) 125,000 restricted shares that are scheduled to vest on February 7, 2011, (v) 120,000 restricted shares that are scheduled to vest on February 10, 2012; and (vi) 18,010 Pulte common shares held in our 401(k) Plan.

(5)	Includes (i) 30,000 restricted shares, which includes 10,000 shares that are scheduled to vest on September 15, 2009 and 20,000 shares that are scheduled to vest on September 15, 2010, (ii) 32,500 restricted shares that are scheduled to vest on February 5, 2010, and (iii) 35,000 restricted shares that are scheduled to vest on February 7, 2011, (iv) 16,000 restricted shares that are scheduled to vest on February 10, 2012; and (v) 128 Pulte common shares held in our 401(k) Plan.

(6)	Includes 16,310 shares that are owned in a trust of which Ms. Kelly-Ennis is a trustee and a beneficiary, and 1,200 shares that are held in an Individual Retirement Account.

(7)	These shares are owned in a trust of which Mr. McCammon is a trustee and a beneficiary. All such shares are pledged as security.

(8)	Includes (i) 211,027 Pulte common shares that are owned in a trust of which Mr. Petruska is a trustee and a beneficiary, all of which are pledged as security, (ii) 80,000 restricted shares that are scheduled to vest on February 5, 2010, (iii) 120,000 restricted shares that are scheduled to vest on February 7, 2011, (iv) 105,000 restricted shares that are scheduled to vest on February 10, 2010; and (v) 18,378 Pulte common shares held in our 401(k) Plan.

(9)	Includes (i) 41,242,634 Pulte common shares that are owned by various trusts of which Mr. Pulte is a trustee, (ii) 100,000 restricted shares that are scheduled to vest on February 5, 2010, (iii) 125,000 restricted shares that are scheduled to vest on February 7, 2011, (iv) 120,000 restricted shares that are scheduled to vest on February 10, 2012, and (v) 132,675 Pulte common shares held in our 401(k) Plan.

(10)	Includes 7,200 shares that Mr. Reznicek owns jointly with his wife.

(11)	These are shares which the listed director or executive officer has the right to acquire within 60 days of March 17, 2009 pursuant to Pulte’s stock option plans.

(12)	19,843,034 Pulte common shares owned by William J. Pulte are pledged as security, and 9,750,000 are subject to prepaid variable forward sales contracts.

(13)	These shares are owned jointly by Mr. Wolford and his wife.

Beneficial Ownership of Significant Shareholders

The following table provides information regarding security holders that beneficially own more than 5% of all outstanding Pulte common shares:

Name and Address of Beneficial Owner	Beneficial Ownership of Common Shares	Percentage of Outstanding Common Shares on March 17, 2009
William J. Pulte	41,720,865(1)	16.14
100 Bloomfield Hills Parkway, Suite 300 Bloomfield Hills, MI 48304
FMR LLC	38,622,139(2)	14.94
82 Devonshire Street Boston, MA 02109
Janus Capital Management LLC	14,577,154(3)	5.64
151 Detroit Street Denver, CO 80206

Notes:

(1)	Includes (i) 41,242,634 Pulte common shares that are owned by various trusts of which Mr. Pulte is a trustee, (ii) 100,000 restricted shares that are scheduled to vest on February 5, 2010, (iii) 125,000 restricted shares that are scheduled to vest on February 7, 2011, (iv) 120,000 restricted shares that are scheduled to vest on February 10, 2012, and (v) 133,231 Pulte common shares held in our 401(k) Plan.

(2)	This information is derived from a Schedule 13G/A filed by FMR LLC and certain affiliated entities on February 17, 2009. According to the Schedule 13G/A, FMR LLC and certain affiliated entities had sole power to vote or direct the vote of 6,730,912 Pulte common shares, sole power to dispose of or direct the disposition of 38,622,139 Pulte common shares, and shared power to vote or direct the vote of, and shared power to dispose of or direct the disposition of, no shares.

(3)	This information is derived from a Schedule 13G filed by Janus Capital Management LLC and certain affiliated entities on February 17, 2009. According to the Schedule 13G, Janus Capital Management LLC and certain affiliated entities had sole power to vote or direct the vote of 6,270,490 Pulte common shares, sole power to dispose of or direct the disposition of 6,270,490 Pulte common shares, and shared power to vote or direct the vote of, and shared power to dispose of or direct the disposition of, 8,306,664 Pulte common shares.

Section 16(a) Beneficial Ownership Reporting Compliance

Our directors and executive officers file reports with the SEC indicating the number of our common shares that they beneficially owned when they became a director or executive officer and, after that, any changes in their beneficial ownership of our common shares. They must also provide us with copies of these reports. These reports are required by Section 16(a) of the Securities Exchange Act of 1934, as amended. We have reviewed the copies of these reports that we have received and have also received and reviewed written representations of the accuracy of these reports from these individuals.

Based on these reports and representations, Pulte believes that during 2008 our directors and executive officers complied with all Section 16(a) reporting requirements, except that Cheryl W. Grisé and Richard G. Wolford, members of our Board of Directors, each filed a late Form 3 and Ms. Grisé filed a late Form 4 with respect to a purchase of Pulte common shares.

PROPOSAL ONE

ELECTION OF DIRECTORS

Our Restated Articles of Incorporation require that we have at least three, but no more than 15, directors. The exact number of directors is set by the Board and is currently 11. The Board is divided into three classes of directors who have overlapping three year terms. Three current directors, Debra J. Kelly-Ennis, Bernard W. Reznicek, and Richard G. Wolford, have terms expiring at the 2009 annual meeting and are being nominated for re-election to serve three year terms to expire in 2012. These three nominees have each agreed to serve the additional term for which they have been nominated, if elected. The term of Alan E. Schwartz is also expiring at the 2009 annual meeting and Mr. Schwartz has notified the Nominating and Governance Committee that he would retire as a member of the Board of Directors, effective on the date of the annual meeting. Effective upon Mr. Schwartz’s retirement, the size of the Board will be reduced to ten. In addition, Francis J. Sehn retired as a member of the Board, effective December 31, 2008. Please see below for a description of the occupations and recent business experience of all director nominees and continuing directors.

The Corporate Governance Guidelines of the Company provide that any nominee for director who, in an uncontested election receives a greater number of votes “withheld” from his or her election than votes “for” his or her election at the annual meeting (“Majority Withheld Vote”) will promptly tender his or her resignation from the Board. The Nominating and Governance Committee, which is comprised exclusively of independent directors, will consider the resignation and recommend to the Board whether to accept the tendered resignation or reject it. The Board will act upon the Nominating and Governance Committee’s recommendation no later than the Board’s first regularly scheduled meeting following certification of the Majority Withheld Vote. The action taken by the Board will be publicly disclosed in a report filed with the SEC and may include, without limitation, acceptance or rejection of the tendered resignation or adoption of measures designed to address the issues underlying the Majority Withheld Vote. The foregoing description is qualified in its entirety by reference to our Corporate Governance Guidelines, which are available for viewing on our website at www.pulte.com.

Nominees to Serve a Three Year Term Expiring at the 2012 Annual Meeting
Debra J. Kelly-Ennis

Age:	52

Director since:	1997

Principal Occupation:	President and CEO, Diageo Canada, Inc., Etobicoke, Ontario, Canada

Recent Business Experience:	Ms. Kelly-Ennis has served as President and Chief Executive Officer of Diageo Canada, Inc., an adult spirits company, since September 2008. She served as Chief Marketing Officer of Diageo North America from April 2005 to September 2008. She served as President of Saab Cars USA, a wholly-owned subsidiary of General Motors Europe, from October 2002 to April 2005. Ms. Kelly-Ennis served as General Manager of the Oldsmobile Division of General Motors Corporation from May 2000 until September 2001, and served as Brand Manager of General Motors’ Chevrolet Division from March 1999 until April 2000.

Outside Directorships:	Dress for Success Worldwide

Bernard W. Reznicek

Age:	72

Director since:	2002

Principal Occupation:	President and Chief Executive Officer, Premier Enterprises Inc., Omaha, Nebraska

Recent Business Experience:	Mr. Reznicek has served as President and Chief Executive Officer of Premier Enterprises Inc., a consulting, investment, and real estate development company, since April 1993. Mr. Reznicek was an executive with Central States Indemnity Company, a member of the Berkshire Hathaway Insurance Group, from January 1997 until January 2003. Mr. Reznicek served as Dean of the College of Business of Creighton University in Omaha, Nebraska from July 1994 until January 1997 and served as Chairman and Chief Executive Officer of Boston Edison, a utility company, from September 1987 to July 1994. He is also former President and Chief Executive Officer of Omaha Public Power.

Outside Directorships:	CSG Systems International, Inc. (Non-Executive Chairman), Central States Indemnity, and Info Group, Inc. (Non-Executive Chairman).
Richard G. Wolford

Age:	64

Director since:	2008

Principal Occupation:	Chairman of the Board, President and Chief Executive Officer, Del Monte Foods Company

Recent Business Experience:	Mr. Wolford is Chairman of the Board, President and Chief Executive Officer of Del Monte Foods Company. Mr. Wolford joined Del Monte as Chief Executive Officer and a Director in April 1997. He was elected President of Del Monte in February 1998 and was elected Chairman of the Board in May 2000. From 1967 to 1987, he held a variety of positions at Dole Foods, including President of Dole Packaged Foods from 1982 to 1987. From 1988 to 1996, he was Chief Executive Officer of HK Acquisition Corp. where he developed food industry investments with venture capital investors. Mr. Wolford serves as Vice Chairman of the Board of Directors and on the Executive Committee for the Grocery Manufacturers Association (“GMA”). In June 2005, he was elected Chairman of GMA’s Industry Affairs Council.

Outside Directorships:	Del Monte Foods Company
The Board of Directors recommends a vote “FOR” the election of these three nominees.

Directors Continuing to Serve a Three Year Term Expiring at the 2010 Annual Meeting
William J. Pulte

Age:	76

Director since:	1956

Principal Occupation:	Founder and Chairman of the Board, Pulte Homes, Inc.

Recent Business Experience:	Mr. Pulte, the founder of Pulte Homes, Inc., has served as Chairman of the Board of Directors since December 2001. Previously, Mr. Pulte served as Chairman of the Executive Committee of the Board of Directors from January 1999 to December 2001, and Chairman of the Board of Directors from January 1991 until January 1999.
Richard J. Dugas, Jr.

Age:	43

Director since:	2003

Principal Occupation:	President and Chief Executive Officer, Pulte Homes, Inc.

Recent Business Experience:	Mr. Dugas has served as President and Chief Executive Officer of Pulte Homes, Inc. since July 1, 2003. Prior to that, he served as Chief Operating Officer of Pulte Homes from May 2002 through June 2003. Mr. Dugas previously served in various management positions with Pulte Homes since 1994, including, most recently, Coastal Region President with responsibility for the Georgia, North Carolina, South Carolina and Tennessee operations.
David N. McCammon

Age:	74

Director since:	1997

Principal Occupation:	Senior Partner, Strength Capital Partners, L.L.C., Bloomfield Hills, Michigan

Recent Business Experience:	Mr. McCammon has been Senior Partner of Strength Capital Partners, L.L.C., a private-equity fund, since June 2000. Previously, Mr. McCammon served as Vice President of Finance for Ford Motor Company until his retirement in 1997.

Directors Continuing to Serve a Three Year Term Expiring at the 2011 Annual Meeting
Cheryl W. Grisé

Age:	56

Director since:	2008

Principal Occupation:	Retired Executive Vice President

Recent Business Experience:	Ms. Grisé was Executive Vice President of Northeast Utilities, a public utility holding company, from December 2005 until her retirement effective July 2007; Chief Executive Officer of its principal operating subsidiaries from September 2002 to January 2007; President of the Utility Group of Northeast Utilities Service Company from May 2001 to January 2007; President of the Utility Group of Northeast Utilities from May 2001 to December 2005; and Senior Vice President, Secretary and General Counsel of Northeast Utilities from 1998 to 2001. Ms. Grisé is a Senior Fellow of the American Leadership Forum. She received her Bachelor of Arts from the University of North Carolina at Chapel Hill and a Juris Doctor from Thomas Jefferson School of Law, and has completed the Yale Executive Management Program.

Outside Directorships:	Pall Corporation, MetLife, Inc., University of Connecticut Foundation and Kingswood-Oxford School
William B. Smith

Age:	65

Director since:	2001

Principal Occupation:	Advisory Director, Morgan Stanley & Co., Incorporated, New York, New York

Recent Business Experience:	Mr. Smith has been an Advisory Director of Morgan Stanley & Co., Incorporated, an international investment bank, since July 2000. Mr. Smith served as Managing Director and Head of Morgan Stanley Realty from May 1997 until July 2000.
Brian P. Anderson

Age:	58

Director since:	2005

Principal Occupation:	Retired Chief Financial Officer

Recent Business Experience:	Mr. Anderson was the Executive Vice President and Chief Financial Officer of OfficeMax, Inc., a business-to-business and retail office products distribution company, from November 2004 to January 2005. Prior to that time, Mr. Anderson was Senior Vice President and Chief Financial Officer of Baxter International, Inc., a global diversified medical products and services company, from 1998 to 2004.

Outside Directorships:	W.W. Grainger, Inc., A.M. Castle & Co., and James Hardie Industries

Patrick J. O’Leary

Age:	51

Director since:	2005

Principal Occupation:	Executive Vice President and Chief Financial Officer of SPX Corporation

Recent Business Experience:	Mr. O’Leary has served as Executive Vice President and Chief Financial Officer of SPX Corporation, a global industrial and technological services and products company, since December 2004. Prior to that time, he served as Chief Financial Officer and Treasurer of SPX Corporation from October 1996 to December 2004.

If a nominee is unable to stand for election, the Board may reduce the number of directors or choose a substitute. If the Board chooses a substitute, shares represented by proxies will be voted for the substitute. If a director retires, resigns, dies, or is unable to serve for any reason, the Board may reduce the number of directors or appoint a new director to fill the vacancy. The new director would serve until the next annual meeting.

Independence

Under the Company’s Corporate Governance Guidelines, a substantial majority of the members of our Board of Directors must be independent. The Board of Directors has adopted categorical independence standards to assist the Nominating and Governance Committee in determining director independence, which standards either meet or exceed the independence requirements of the New York Stock Exchange’s (“NYSE”) corporate governance standards. Under these standards, no director can qualify as independent unless (i) the Board affirmatively determines that the director has no material relationship with the Company directly or as an officer, shareholder or partner of an organization that has a relationship with the Company, and (ii) the director meets the following categorical standards:

•	Has not been an employee of the Company for at least three years;

•

Has not, during the last three years, been employed as an executive officer by a company for which an executive officer of the Company concurrently served as a member of such company’s compensation committee;

•

Has no immediate family members (i.e., spouse, parents, children, siblings, mothers and fathers-in-law, sons and daughters-in-law, brothers and sisters-in-law and anyone (other than employees) who shares the Director’s home) who did not satisfy the foregoing criteria during the last three years; provided, however, that such Director’s immediate family member may have served as an employee but not as an executive officer of the Company during such three-year period so long as such immediate family member shall not have received, during any twelve-month period within such three-year period, more than $120,000 in direct compensation from the Company for such employment;

•

Is not a current partner or employee of the Company’s internal or external audit firm, and the director was not within the past three years a partner or employee of such a firm who personally worked on the Company’s internal or external audit within that time;

•

Has no immediate family member who (i) is a current partner of a firm that is the Company’s internal or external auditor, (ii) is a current employee of such a firm and personally works on the Company’s internal or external audit or (iii) was within the past three years a partner or employee of such a firm and personally worked on the Company’s audit within that time;

•

Has not received, and has no immediate family member who has received, during any twelve-month period within the last three years, more than $100,000 in direct compensation from the Company (other than in his or her capacity as a member of the Board of Directors);

•

Is not a current employee, and has no immediate family member who is a current executive officer, of a company that made payments to, or received payments from, the Company for property or services in an amount which, in any of the last three fiscal years, exceeds the greater of $1 million, or 2% of such other company’s consolidated gross revenues;

•

Does not serve, and has no immediate family member who has served, during the last three years as an executive officer or general partner of an entity that has received an investment from the Company or any of its subsidiaries, unless such investment is less than the greater of $1 million or 2% of such entity’s total invested capital, whichever is greater, in any of the last three years; and

•

Has not been, and has no immediate family member who has been, an executive officer of a charitable or educational organization for which the Company contributed more than the greater of $1 million or 2% of such charitable organizations’ consolidated gross revenues, in any of the last three years.

The Board considered all relevant facts and circumstances in assessing director independence and affirmatively determined that Brian P. Anderson, Debra J. Kelly-Ennis, Cheryl W. Grisé, David N. McCammon, Patrick J. O’Leary, Bernard W. Reznicek, William B. Smith and Richard G. Wolford are independent within the meaning of the Company’s categorical standards and the NYSE listing standards. The Board further determined that William J. Pulte and Richard J. Dugas, Jr., who are Pulte employees, and Alan E. Schwartz, who is a partner with Honigman Miller Schwartz and Cohn LLP, which provides legal services to Pulte and its subsidiaries, are not independent within the meaning of the Company’s categorical standards and the NYSE listing standards.

COMMITTEES OF THE BOARD OF DIRECTORS

The Board has four standing committees to facilitate and assist the Board in the execution of its responsibilities. The committees are currently the Audit Committee, Compensation Committee, Nominating and Governance Committee and Finance Committee. Charters for the Audit Committee, Compensation Committee, and Nominating and Governance Committee are available on the Company’s website at www.pulte.com. The table below shows current membership for each of the standing Board committees.

Director Name	Audit Committee		Compensation Committee		Nominating and Governance Committee		Finance Committee
Brian P. Anderson	X				X
Richard J. Dugas, Jr.							X
Cheryl W. Grisé			X		X
Debra J. Kelly-Ennis	X				X	*
David N. McCammon**	X	*			X		X
Patrick J. O’Leary	X		X
William J. Pulte
Bernard W. Reznicek	X		X	*
Alan E. Schwartz							X
William B. Smith			X				X	*
Richard G. Wolford			X				X

*	Chair

**	Lead Director

Audit Committee

The Audit Committee met 13 times in 2008. The Committee represents and assists the Board with the oversight of: the integrity of the Company’s financial statements and internal controls, the Company’s compliance with legal and regulatory requirements, the independent auditors’ qualifications and independence, the performance of the Company’s internal audit function and the independent auditor.

The Audit Committee is also responsible for selecting (subject to ratification by our shareholders) the independent auditor as well as setting the compensation for and overseeing the work of the independent auditor and pre-approving all audit services to be provided by the independent auditor. Brian P. Anderson currently serves on the audit committee of more than three public companies. The Board of Directors has determined that Mr. Anderson’s simultaneous service on the audit committees of more than three public companies will not impair his ability to serve effectively on the Company’s Audit Committee. The Board of Directors has determined that each of the members of the Audit Committee is independent within the meaning of the Company’s categorical standards and the NYSE rules and financially literate as defined by the NYSE rules, and that David N. McCammon, Bernard W. Reznicek, Brian P. Anderson and Patrick J. O’Leary are audit committee financial experts for purposes of the SEC’s rules.

Compensation Committee

The Compensation Committee met 11 times in 2008. The Compensation Committee is responsible for the review, approval and administration of the compensation and benefit programs for the Chief

Executive Officer and the other named executive officers. It also reviews and makes recommendations regarding the Company’s incentive plans and certain other compensation plans. The Board of Directors has determined that each of the members of the Compensation Committee is independent within the meaning of the Company’s categorical standards and the NYSE rules.

The Compensation Committee meets regularly in person and via teleconference to discharge its duties and responsibilities. Mr. Bernard W. Reznicek is the Chair of the Compensation Committee. Mr. Reznicek works with Mr. James R. Ellinghausen, the Company’s Executive Vice President, Human Resources, to establish meeting agendas and determine whether any members of Pulte’s management or outside advisors should attend meetings. The Compensation Committee also meets regularly in executive session. At various times during the year at the request of the Compensation Committee, Mr. Steven C. Petruska, our Executive Vice President and Chief Operating Officer and Mr. Roger A. Cregg, our Executive Vice President and Chief Financial Officer, may attend Compensation Committee meetings, or portions of Compensation Committee meetings, to provide the Compensation Committee with information regarding the Company’s operational performance, financial performance, or other topics requested by the Compensation Committee.

The Chief Executive Officer, Mr. Richard J. Dugas, annually reviews the performance of each member of senior management (other than the Chief Executive Officer and the Chairman of the Board, whose performance is reviewed by the Compensation Committee). Recommendations based on these reviews, including salary adjustments, annual bonuses and equity grants, are presented to the Compensation Committee. All decisions for 2008 made with respect to Messrs. Petruska and Cregg and Mr. Peter J. Keane, our Senior Vice President of Operations, were made after deliberation with, and concurrence by, Mr. Dugas. Decisions regarding salary adjustments, annual bonuses and equity grants for the Chief Executive Officer and the Chairman of the Board are made by the Compensation Committee.

The Compensation Committee receives and reviews materials in advance of each meeting provided by the Compensation Committee’s consultant and management. These materials include information that management believes will be helpful to the Compensation Committee, as well as materials the Compensation Committee specifically requests.

The Compensation Committee has the authority to hire and fire its own outside compensation consultant and any other advisors it deems necessary. Since 2003, the Compensation Committee has engaged Pearl Meyer & Partners to act as its independent consultant. The consultant regularly provides the Compensation Committee with information regarding market compensation levels, general compensation trends and best practices. The Compensation Committee also regularly asks the consultant to opine on the reasonableness of specific pay decisions and actions for the named executive officers, as well as the appropriateness of the design of the Company’s executive compensation programs.

The activities of the compensation consultant are directed by the Compensation Committee, although the consultant may communicate with members of management, as appropriate, to gather data and prepare analyses as requested by the Compensation Committee. During 2008, the Compensation Committee asked Pearl Meyer to gather executive compensation market data from Pulte’s peers and general industry surveys and provide an equity use analysis among the Top 200 industrial and service companies, among other topics. The Compensation Committee also asked Pearl Meyer to provide opinions on named executive officer pay decisions and board of director compensation.

The Compensation Committee has determined that Pearl Meyer & Partners is independent because it does no work for us other than that requested by the Compensation Committee. The Chairman of the Compensation Committee reviews the consultant’s invoices, which are paid by the Company.

Nominating and Governance Committee

The Nominating and Governance Committee met five times in 2008. The Nominating and Governance Committee is responsible for matters related to the governance of the Company and for developing and recommending to the Board the criteria for Board membership, the selection of new Board members, and the assignment of directors to the committees of the Board. The Nominating and Governance Committee assures that a regular evaluation is conducted of the performance, qualifications and integrity of both the Board of Directors and the executive officers of the Company. The Board of Directors has determined that each of the members of the Nominating and Governance Committee is independent within the meaning of the Company’s categorical standards and the NYSE rules.

Finance Committee

The Finance Committee met eight times in 2008. The Finance Committee reviews all aspects of the Company’s policies that relate to the management of the Company’s financial affairs. The Finance Committee also reviews the Company’s long-term strategic plans and annual budgets, capital commitments budget, and the Company’s cash needs and funding plans.

Board Meeting Information

The Board held a total of nine meetings in 2008. During 2008, each director attended at least 75% of the aggregate number of meetings of the Board and the committees on which such director served.

Pulte encourages its directors to attend each Annual Meeting of our shareholders, and all of our directors serving on the date of last year’s annual meeting attended that meeting.

Throughout the year, Pulte held regularly scheduled executive sessions of its non-management directors without management participation. In addition, in 2009 Pulte will hold at least one executive session of its non-management directors without the participation of management and the non-management director who is not independent within the meaning of the Company’s categorical standards and the NYSE rules. David McCammon, our Lead Director, presides at these executive sessions.

2008 DIRECTOR COMPENSATION

Name	Fees Earned or Paid in Cash ($) (1)	Stock Awards ($) (2)	Options Awards ($) (3)	Change in Pension Value and Nonqualified Deferred Compensation Earnings	Total ($)
Brian P. Anderson	$92,000	$42,930	$32,859	$0	$167,789
D. Kent Anderson(4)	$33,000	$0	$0	$0	$33,000
Cheryl W. Grisé	$59,000	$42,930	$32,859	$0	$134,789
Debra J. Kelly-Ennis	$102,000	$42,930	$32,859	$0	$177,789
David N. McCammon	$153,000	$42,930	$32,859	$0	$228,789
Patrick J. O’Leary	$104,000	$42,930	$32,859	$0	$179,789
Bernard W. Reznicek	$121,500	$42,930	$32,859	$0	$197,289
Alan E. Schwartz	$78,500	$42,930	$32,859	$0	$154,289
Francis J. Sehn(5)	$84,500	$42,930	$32,859	$0	$160,289
John J. Shea(4)	$34,500	$0	$0	$0	$34,500
William B. Smith	$111,000	$42,930	$32,859	$0	$186,789
Richard G. Wolford	$57,500	$42,930	$32,859	$0	$133,289

(1)	The amounts in this column represent the fees earned or paid in cash for services as a director, including annual retainer, committee, chairmanship, and meeting fees. Ms. Kelly-Ennis and Mr. O’Leary each deferred 100% of their 2008 fees pursuant to the Pulte Homes, Inc. Deferred Compensation Plan for Non-Employee Directors.

(2)	Amounts in this column reflect the dollar amount recognized for financial statement reporting purposes for the year ended December 31, 2008, in accordance with FAS 123(R), except that, in accordance with the rules of the SEC, any estimate for forfeitures is excluded from, and does not reduce, such amounts. Assumptions used in the calculation of these amounts are included in note 9 to the Company’s audited financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2008. The Company’s practice with respect to share awards has been to grant such awards to the directors without restrictions. Accordingly, there were no outstanding share award grants to any of the directors as of December 31, 2008. Because share awards granted in 2008 vested immediately, the grant date fair value measured in accordance with FAS 123(R) is the same as the FAS 123(R) expense recognized in 2008.

(3)

Amounts in this column reflect the dollar amount recognized for financial statement reporting purposes for the year ended December 31, 2008, in accordance with FAS 123(R), except that, in accordance with the rules of the SEC, any estimate for forfeitures is excluded from, and does not reduce, such amounts. Assumptions used in the calculation of these amounts are included in note 9 to the Company’s audited financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2008. The Company’s practice with respect to option awards is to grant such awards with immediate vesting. Because option awards granted in 2008 vested immediately, the grant date fair value measured in accordance with FAS 123(R) is the same as the FAS 123(R) expense recognized in 2008. As of December 31, 2008, the following option awards were outstanding with respect to each director: Brian P. Anderson, 33,000; D. Kent Anderson, 108,304; Cheryl W. Grisé, 7,000; Debra J. Kelly-Ennis, 117,000; David N. McCammon, 69,000; Patrick J. O’Leary, 33,000; Bernard W. Reznicek, 85,000; Alan E. Schwartz, 53,000;

Francis J. Sehn, 49,000; John J. Shea, 78,000; William B. Smith, 101,000; and Richard G. Wolford, 7,000.

(4)	Messrs. Anderson and Shea elected not to run for re-election in 2008 and, as a result, ceased to be Board members, effective May 15, 2008.

(5)	Mr. Sehn retired as a member of the Board, effective December 31, 2008.

Director Compensation

The Compensation Committee, with input from the Compensation Committee’s outside compensation consultant, annually reviews the compensation of the Company’s non-employee directors. Based on such review, the Compensation Committee recommends non-employee director compensation to the entire Board for its approval.

Cash Compensation

The non-employee directors were paid the following compensation in 2008 for service as members of the Board of Directors and as members of Board committees.

•	Annual Board membership fee of $50,000;

•	Annual committee membership fee of $3,000 for each Board committee ($8,000 for committee chairs); and

•	Attendance fee of $1,500 ($2,500 for committee chairs) for each Board and committee meeting they attend.

The Lead Director was also paid an additional $25,000 in 2008.

Equity Compensation

Each outside non-employee director also received an annual grant of 7,000 stock options under the Pulte Homes, Inc. 2004 Stock Incentive Plan, which vested immediately upon the date of grant. The directors also received 3,600 unrestricted common shares pursuant to such plan.

Director Deferred Compensation

Non-employee directors are entitled to defer all or a portion of their cash compensation. Deferred payments are credited each year with interest at a rate equal to the five year U.S. treasury rate, plus 2%. Payments may be deferred for up to eight years, and directors may elect to receive their deferred compensation in a lump sum or in equal annual installments over a period not to exceed eight years.

Directors who also are our employees do not receive any of the compensation described above.

Lead Director

Our Corporate Governance Guidelines contemplate that the Board will designate one of the independent directors to serve as Lead Director. As noted above, David McCammon currently serves as Lead Director. The Lead Director works with the Chairman and the Chief Executive Officer to ensure that the Board discharges its responsibilities, has structures and procedures in place to enable it to function independently of management and clearly understands the respective roles and responsibilities of the Board and management. In addition to presiding at the executive sessions of the non-management and independent directors, the Lead Director, among other duties, also coordinates feedback to the Chairman and the Chief Executive Officer from the independent directors regarding business issues and management and provides input with respect to agendas for meetings of the Board.

CORPORATE GOVERNANCE

Governance Guidelines; Business Practices Policy; Code of Ethics

The Board of Directors has adopted Corporate Governance Guidelines, which reflect the principles by which Pulte operates. The guidelines address an array of governance issues and principles including: director independence, committee independence, management succession, annual Board evaluation, periodic director evaluation, director share ownership, director nominations, director age limitations, role of the Lead Director and executive sessions of the independent directors. Pulte’s Governance Guidelines are available for viewing on our website at www.pulte.com. The Board of Directors also has adopted a Business Practices Policy, which applies to all directors and employees and a Code of Ethics that applies to our Chief Executive Officer, Chief Financial Officer, Controller and other senior officers. The Company intends to include on its website any waivers of its Business Practices Policy that relate to executive officers and directors as well as any amendments to, or waivers from, a provision of its Code of Ethics that applies to the Company’s principal executive officer, principal financial officer or controller that relates to any element of the code of ethics definition enumerated in Item 406(b) of Regulation S-K.

Available information about Pulte

The following information is available on Pulte’s website at www.pulte.com and in print for any shareholder upon written request to our Secretary:

•	Previously filed SEC current reports, quarterly reports, annual reports, and reports under Section 16(a) of the Securities Exchange Act of 1934

•	Audit Committee Charter

•	Compensation Committee Charter

•	Nominating and Governance Committee Charter

•	Code of Ethics (for Covered Senior Officers)

•	Business Practices Policy

•	Corporate Governance Guidelines

•	By-laws

DIRECTOR NOMINATION RECOMMENDATIONS

The Nominating and Governance Committee does not have a single method for identifying director candidates but will consider candidates suggested by a wide range of sources, including candidates recommended by shareholders. The Committee reviews the qualifications of various persons to determine whether they might make good candidates for consideration for membership on the Board of Directors. The Committee will review all proposed nominees, including those proposed by shareholders, in accordance with its charter and Pulte’s Corporate Governance Guidelines. While the Committee has not established specific types of experience or skills for potential candidates, the Committee will review the person’s judgment, experience, qualifications, independence, understanding of Pulte’s business or other related industries and such other factors as the Committee determines are relevant in light of the needs of the Board of Directors and Pulte. The Board of Directors believes that diversity is also an important goal, and will consider it in reviewing proposed nominees. The Committee will select qualified candidates and review its recommendations with the Board of Directors, which will decide whether to invite the candidate to be a nominee for election to the Board of Directors.

You may recommend a person to be nominated for director by writing to our Secretary by certified mail, return receipt requested, or by recognized overnight courier, to Steven M. Cook, Senior Vice President, General Counsel and Secretary, Pulte Homes, Inc., 100 Bloomfield Hills Parkway, Suite 300, Bloomfield Hills, Michigan 48304.

Your recommendation must set forth:

•	the name, age, business address and residence address of the proposed nominee;

•	the principal occupation or employment of the proposed nominee;

•

any other information relating to the proposed nominee that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Securities Exchange Act of 1934, as amended;

•	any other information you believe is relevant concerning the proposed nominee;

•	a written consent of the proposed nominee to being named as a nominee and to serve as a director if elected;

•	your name and record address;

•	the class or series and number of Pulte common shares which you own of record or beneficially;

•	a description of all arrangements or understandings between you and any other person (naming such person) pursuant to which the recommendation is being made by you; and

•

any other information relating to you that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Securities Exchange Act of 1934, as amended.

2008 EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

This Compensation Discussion and Analysis addresses the following topics:

•	the process used to determine compensation for our named executive officers;

•	the objectives of our executive compensation program, including the executive behaviors and results that it is designed to reward and motivate;

•	the individual elements of our executive compensation program;

•	the rationale for using each element of executive pay; and

•	the method of determining the level of each individual element.

The Compensation Committee

Committee Members and Independence

The Compensation Committee (the “Committee”) is currently comprised of Messrs. Bernard W. Reznicek, Patrick O’Leary, William B. Smith, Richard G. Wolford, and Ms. Cheryl W. Grisé. Mr. Reznicek, who has served on the Board of Directors for approximately seven years, is the Committee Chairman. Each member of the Committee qualifies as an independent director under NYSE listing standards and our Corporate Governance Guidelines.

Role of Committee

The Committee operates under a written charter adopted by the Board of Directors. A copy of the charter is available at www.pulte.com. In general, the scope of the Committee’s authority is determined by the Board of Directors, or established by formal incentive plan documents. The fundamental responsibilities of the Committee include the following, in regards to the Company’s senior executives:

•	to establish the Company’s executive compensation philosophy and oversee the development and implementation of its executive compensation programs;

•	with respect to 2008 compensation, to establish compensation-related performance objectives under the 2008 Annual Incentive Program and Long-Term Incentive Program that support our strategic plan;

•	to establish individual performance goals and objectives for the Chief Executive Officer and other executive officers;

•	to evaluate the job performance of the Chief Executive Officer and the other executive officers in light of those goals and objectives;

•

to annually review and approve compensation actions for the Company’s Chief Executive Officer and other named executive officers. The Committee seeks input from the independent members of Pulte’s Board of Directors in establishing compensation levels for the Company’s named executive officers (including the Chief Executive Officer);

•	to administer Pulte’s equity compensation and shareholder-approved incentive compensation plans; and

•	to recommend to the Board the compensation arrangements for non-employee directors.

Information on the Committee’s processes and procedures for consideration of executive compensation are addressed in Committees of the Board of Directors—Compensation Committee above.

Role of Executive Officers

As noted above, the Committee is responsible for all compensation decisions for our senior executives (which include the named executive officers). The Committee is also responsible for approving equity grants to all recipients.

Mr. James R. Ellinghausen, the Company’s Executive Vice President, Human Resources, works with Mr. Reznicek to establish meeting agendas and determine whether any members of Pulte’s management or outside advisors should attend meetings. The Chief Executive Officer, Mr. Richard J. Dugas, annually reviews the performance of each member of senior management (other than the Chief Executive Officer and the Chairman of the Board, whose performance is reviewed by the Committee). Recommendations based on these reviews, including salary adjustments, annual bonuses and equity grants, are presented to the Committee. Decisions regarding salary adjustments, annual bonuses and equity grants for the Chief Executive Officer and the Chairman of the Board are made by the Committee. All decisions for 2008 made with respect to Messrs. Petruska, Cregg and Keane were made after deliberation with, and concurrence by, Mr. Dugas.

At various times during the year at the request of the Committee, Mr. Steven C. Petruska, our Executive Vice President and Chief Operating Officer and Mr. Roger A. Cregg, our Executive Vice President and Chief Financial Officer, may attend Committee meetings, or portions of Committee meetings, to provide the Committee with information regarding the Company’s operational performance, financial performance, or other topics requested by the Committee.

Executive Compensation Philosophy

Our overall compensation philosophy applicable to executive officers is to provide a compensation program that is intended to attract and retain qualified executives for Pulte through fluctuating business cycles, provide them with incentive to achieve our strategic, operational and financial goals, increase shareholder value and reward short and long-term financial success. The Committee also intends to motivate the named executive officers to achieve other non-financial objectives, including customer satisfaction, people development and building and maintaining a strong culture within the organization.

Key principles of our executive compensation philosophy include:

•	total compensation levels should generally be competitive with our direct competitors within the homebuilding industry, as well as companies of similar size and complexity in other industries;

•	our compensation programs should align the short and long-term interests of our executives with those of our shareholders;

•	a significant portion of total compensation should be delivered through performance-based, variable pay; and

•	our compensation programs should encourage our executives to own significant levels of Pulte shares.

Our philosophy attempts to balance cash compensation with equity compensation to ensure that each executive has a significant personal financial stake in Pulte’s share price performance. We also balance short-term compensation with long-term compensation to ensure that our senior executives are properly focused on both the achievement of short-term operational and financial goals, as well as longer-term strategic objectives. In general, we seek to provide more than 50% of total compensation to named executive officers in the form of equity (stock options and restricted shares). While our executive compensation philosophy and decisions with respect to the compensation of each of our named executive officers are not materially different, the Committee believes that, given the contributions of Mr. Dugas and Mr. Pulte to our overall strategy, as well as the requirements and responsibilities of their positions and the experience level of Mr. Pulte, having founded the Company, the total compensation levels for these executives should be higher than total compensation levels of the other named executive officers.

Market Comparisons

The Committee does not believe that it is appropriate to establish compensation levels based only on market practices. The Committee believes that compensation decisions are complex and require a deliberate review of Company performance and peer compensation levels. While the Committee factors peer compensation levels and practices into our compensation decisions, it does not target compensation at any particular point within a range established by a comparison of the financial performance or compensation levels of our peer companies. The Committee believes, however, that information regarding pay practices at other companies is useful in two respects. First, it recognizes that Pulte’s compensation practices must be generally competitive in the homebuilding marketplace for executive talent. Second, this marketplace information is one of the many factors that the Committee considers in assessing the reasonableness of compensation.

The Committee compares each element of total compensation against a peer group of publicly-traded homebuilding companies (collectively, the “Compensation Peer Group”). The Compensation Peer Group, which is periodically reviewed and updated by the Committee, consists of companies against which the Committee believes we compete for talent. The companies currently comprising the Compensation Peer Group are:

Centex Corporation	NVR, Inc.
D.R. Horton, Inc.	The Ryland Group, Inc.
KB Home	Toll Brothers, Inc.
Lennar Corporation

For comparison purposes, our market capitalization and annual revenues are at the high end of the Compensation Peer Group. The Committee considers this factor, as well as other factors such as management ownership, founder status of named executive officers, and financial performance in evaluating market data.

In addition to reviewing compensation practices among the Compensation Peer Group, the Committee believes it is important to review compensation practices within the general business industry. While the Committee does not benchmark against specific companies outside of the Compensation Peer Group, it does review a blend of general industry survey data to evaluate whether the Company’s compensation policies are in line with such survey data. The 2008 survey data included companies with annual revenues ranging from $5 billion to $10 billion.

Executive Compensation Program Elements

Base Salary

The Committee determines the appropriateness of executives’ salaries by considering the responsibilities of their positions, their individual performance and tenure, internal equity and by comparison to the salary levels of executives in similarly-situated companies. Salary increases are considered annually and are based upon both individual and Company performance in the prior year. In light of the continuation of the significant downturn in the homebuilding industry, the Compensation Committee elected not to increase the 2008 base salary levels for the named executive officers from the 2007 base salary levels.

Annual Incentive Compensation

Under the shareholder-approved Pulte Homes, Inc. 2008 Senior Management Incentive Plan (the “2008 Incentive Plan”), the Committee provides both annual and long-term incentives.

The Committee adopted the 2008 Annual Incentive Program (the “Annual Program”) under the 2008 Incentive Plan. Under the Annual Program, payment of awards to participating officers for performance during Pulte’s fiscal year ending December 31, 2008 was subject to the attainment of specific performance goals. For each of our named executive officers, other than Mr. Keane, those performance goals were pre-tax income and cash flows from operations, with each such goal weighted equally in determining the named executive officer’s incentive award. Mr. Keane was granted two awards under the Annual Program having equal opportunities. One award was based on corporate performance, with pre-tax income and cash flows from operations each being assigned a 50% weight. The other award was based on Mr. Keane’s achievement of individual performance goals relating to marketing and sales effectiveness, customer relationship management and the execution of national sales events.

The table below indicates the performance metrics with respect to the corporate achievement in pre-tax income and cash flows from operations.

		2008 Goals (in 000s)
Company Performance Measures	Weighting	Threshold	Target	Maximum
Pre-Tax Income (1)	50%	$0	$86,000	$200,000
Cash Flows from Operations (2)	50%	$750,000	$1,000,000	$1,250,000

(1)	Pre-tax income excludes the impact of (i) land impairments, (ii) net realizable value impairments and forfeiture of pre-acquisition costs, (iii) gains on land sales below original basis, (iv) accounting changes, and (v) non-cash amortization.

(2)	Cash flows from operations excludes tax refunds and payments.

The Company’s performance exceeded the Company’s target performance goal with respect to cash flows from operations, which, as indicated above, was assigned a 50% weight. The Company’s performance, however, did not satisfy the pre-tax income goal, which, as indicated above, also was assigned a 50% weight. Pursuant to the terms of the Annual Program, each performance goal is measured and paid out independently of other performance goals. Because the Company’s performance exceeded the target performance goal with respect to cash flows from operations, each of the named executive officers received a total payout regarding the cash flow performance under the Annual Program slightly above such targeted award. Because the Company’s performance did not satisfy its performance goal with respect to pre-tax income, the named executive officers did not receive a payout with respect to this performance goal under the Annual Program. As a result, the total payout under the Annual Program for Messrs. Pulte, Dugas, Petruska, Cregg and Keane was slightly over half of their total targeted award under the Annual Program. With respect to Mr. Keane’s award based on individual achievement, Mr. Keane achieved his individual performance goals relating to marketing and sales effectiveness, customer relationship management and the execution of national sales events and, as a result, received 100% of his individual component award. Pursuant to the terms of the 2008 Incentive Plan, the Committee has the discretion to pay the awards in cash, restricted shares or both. The Committee has determined to pay a portion of each award in restricted shares which vest three years after the date of grant. The table below indicates the award opportunities established by the Compensation Committee, the cash payout and the number of restricted shares received with respect to each performance goal under the Annual Program.

Executive	Base Salary 1/1/2008	Target as % of Salary	Threshold(1)	Target	Maximum	Cash Payout	Restricted Share Award(2)
William J. Pulte	$1,000,000	175%	$437,500	$1,750,000	$3,500,000	$455,000	$447,105
Richard J. Dugas, Jr.	$1,000,000	175%	$437,500	$1,750,000	$3,500,000	$455,000	$447,105
Steven C. Petruska	$775,000	150%	$290,625	$1,162,500	$2,325,000	$302,250	$294,435
Roger A. Cregg	$675,000	120%	$202,500	$810,000	$1,620,000	$210,600	$207,195
Peter J. Keane
Company Award	$615,000	25%	$38,437	$153,750	$307,500	$39,975	$38,168
Individual Award	$615,000	25%	$38,438	$153,750	$307,500	$153,750	$0
Total Award	$615,000	50%	$76,875	$307,500	$615,000	$193,725	$38,168

(1)	The threshold amount represents the minimum award that could be paid to the named executive officer upon the Company’s satisfaction of either the pre-tax income or cash flows from operations performance goals. As noted previously, each performance goal is measured and paid out independently of the other performance goal.

(2)	The number of restricted shares awarded was based on the fair market value of the Company’s common shares on the February 10, 2009 grant date, as determined pursuant to the terms of the 2004 Stock Incentive Plan.

Long-Term Incentive Compensation

In order to provide management with incentive to achieve our long-term goals, in connection with the adoption of the 2008 Incentive Plan, the Committee adopted the Long-Term Incentive Program (the “LTI Program”). The 2008 Incentive Plan and LTI Program superseded a long-term incentive plan initially approved by our shareholders in 2000 and the performance metrics of which were re-approved by shareholders in 2005 (the “2000 LTIP”). Under the 2000 LTIP, the 2006-2008 performance period ended on December 31, 2008 and the 2007-2009 performance period remains outstanding. After the approval of the 2008 Incentive Plan by the Company’s shareholders in 2008, no further awards were or will be granted under the 2000 LTIP. The LTI Program under the 2008 Incentive Plan and the 2006-2008 and 2007-2009 performance periods under the 2000 LTIP are discussed below.

LTI Program

During 2008, each named executive officer was granted an aggregate award opportunity under the LTI Program for the 2008-2010 performance period. Under the terms of the LTI Program, each named executive officer may earn up to one-third of the award opportunity for each year in the three-year performance period if the performance objectives with respect to such year are satisfied. Please see the “2008 Grants of Plan–Based Awards Table” for the aggregate award opportunity granted to each named executive officer in 2008. For the fiscal year ending December 31, 2008, each participant was granted two award opportunities under the LTI Program. For each of the named executive officers, one award opportunity was based on corporate performance and related to cash flows from operations. The other award opportunity was based on the attainment of one or more individual performance goals, which varied by named executive officer, and included achieving the 2008 business plan for earnings per share and incremental cash flows, achieving total shareholder return targets, achieving productivity, efficiency, customer satisfaction, expense management, employee retention and mortgage capture rate goals, achieving improved financial return ratios through effective capital structure management and the execution of national sales events. For each of our named executive officers, the award opportunity based on the Company’s cash flows from operations comprised 70%, and the award opportunity based on individual performance comprised 30%, of the named executive officer’s aggregate award opportunities under the two awards granted under the LTI Program. The payment of any award earned by a participant for Pulte’s 2008 fiscal year based on the performance goals is conditioned upon the continued employment of the participant by Pulte until December 31, 2010 (subject to earlier vesting in specific circumstances), at which time the award will vest and become payable.

The table below indicates the performance metrics with respect to the corporate achievement in cash flows from operations.

	2008 Goal (in 000s)
Company Performance Measure	Threshold	Target	Maximum
Cash Flows from Operations (1)	$750,000	$1,000,000	$1,250,000

(1)	Cash flows from operations excludes tax refunds and payments.

The Company’s performance exceeded the Company’s target performance goal with respect to cash flows from operations in 2008 and, as a result of the Company’s performance, each of the named executive officers received a payout above his target award with respect to the corporate performance measure. Each named executive officer also satisfied his individual performance goals for the 2008 performance year. As noted previously, the payment of any amounts earned under the LTI Program is conditioned upon the continued employment of the participant by Pulte until December 31, 2010 (subject to earlier vesting in specific circumstances), at which time the award will vest and become payable. Pursuant to the terms of the 2008 Incentive Plan, the Committee has the discretion to pay the awards in cash, restricted shares or both. The Committee has determined to pay a portion of the award based on Company performance in restricted shares which vest three years after the date of grant. The tables below indicate the award opportunities established by the Compensation Committee relating to the individual and corporate awards and the amounts earned and restricted shares received for the 2008 performance year under the LTI Program.

2008 Corporate Award Under 2008-2010 Performance Period

Executive	Base Salary 1/1/2008	2008 Target as % of Salary	Threshold	Target	Maximum	Cash Award Earned	Restricted Share Award Earned (1)
William J. Pulte	$1,000,000	40.8%	$204,167	$408,333	$816,667	$212,333	$207,195
Richard J. Dugas, Jr.	$1,000,000	40.8%	$204,167	$408,333	$816,667	$212,333	$207,195
Steven C. Petruska	$775,000	35.0%	$135,625	$271,250	$542,500	$141,050	$141,765
Roger A. Cregg	$675,000	28.0%	$94,500	$189,000	$378,000	$98,280	$98,145
Peter J. Keane	$615,000	14.0%	$43,050	$86,100	$172,200	$44,772	$43,620

(1)	The number of restricted shares awarded was based on the fair market value of the Company’s common shares on the February 10, 2009 grant date, as determined pursuant to the terms of the 2004 Stock Incentive Plan.

2008 Individual Award Under 2008-2010 Performance Period

Executive	Base Salary 1/1/2008	2008 Target as % of Salary	Target	Cash Award Earned (1)
William J. Pulte (2)	$1,000,000	17.5%	$175,000	$175,000
Richard J. Dugas, Jr. (2)	$1,000,000	17.5%	$175,000	$175,000
Steven C. Petruska (3)	$775,000	15.0%	$116,250	$116,250
Roger A. Cregg (4)	$675,000	12.0%	$81,000	$81,000
Peter J. Keane (5)	$615,000	6.0%	$36,900	$36,900

(1)	The Committee evaluated the individual performance of each of the named executive officers and determined that each of their respective individual performance goals, other than earnings per share with respect to Messrs. Pulte, Dugas, Petruska and Cregg, were met or exceeded. Based upon the aggregate result of this evaluation, the Committee awarded each of the named executive officers an individual award at his target level of performance.

(2)	Messrs. Pulte’s and Dugas’ individual performance goals for the 2008 performance year related to achieving the 2008 business plan for earnings per share and incremental cash flows, total shareholder return targets and customer satisfaction, expense management, productivity, efficiency, employee retention and mortgage capture rate goals.

(3)	Mr. Petruska’s individual performance goals for the 2008 performance year related to achieving the 2008 business plan for earnings per share and incremental cash flows and customer satisfaction, expense management, productivity, efficiency, employee retention and mortgage capture rate goals.

(4)	Mr. Cregg’s individual performance goals for the 2008 performance year related to achieving the 2008 business plan for earnings per share and incremental cash flows, total shareholder return targets, improved financial return ratios through effective capital structure management and expense management, productivity and efficiency goals.

(5)	Mr. Keane’s individual performance goals for the 2008 performance year related to achieving productivity, customer satisfaction and expense management goals and the execution of national sales events.

2000 LTIP

Under the 2000 LTIP, performance compensation is awarded to each participant based upon the level of achievement of pre-established objective performance goals. For the 2006-2008 and 2007-2009 performance periods, award opportunities were based two-thirds upon the achievement of cumulative earnings per share objectives and one-third upon the achievement of average return on equity objectives. The Committee generally establishes target performance goals based upon the Company’s projected financial performance over the applicable performance periods.

Target award opportunities under the 2000 LTIP for the 2006-2008 and 2007-2009 performance periods are based on a percentage of each participant’s base salary at the commencement of the performance period. For Messrs. Dugas and Pulte, this percentage is 200% of base salary, and for

Messrs. Cregg and Keane, this percentage is 100% and 80% of base salary, respectively. For Mr. Petruska, this percentage is 100% of base salary for the 2006-2008 performance period and 120% of base salary for the 2007-2009 performance period. The threshold payout for these performance periods is 50% of the target award opportunity and the maximum payout is 200% of the target award opportunity.

The Company did not achieve the earnings per share or return on equity performance objectives for the 2006-2008 performance period and, therefore, no payouts were made to our named executive officers under the 2000 LTIP for this performance period. Based on the significant downturn in the homebuilding industry, at this point in time it is very unlikely that the performance objectives will be met for the 2007-2009 performance period and, therefore, it is unlikely that awards will be paid for this performance period.

Equity Grants

We make annual grants of equity to named executive officers as a means of creating a strong linkage between an executive’s long-term incentive compensation and shareholder value. We believe that equity awards:

•	support a pay-for-performance culture, as compensation is only recognized by executives to the extent that value is created for shareholders;

•	balance the overall compensation program by providing an appropriate mix of equity and cash compensation;

•	properly focus executives on long-term value creation for shareholders; and

•	encourage executive retention, particularly through fluctuating business cycles.

The Company’s philosophy is to award equity grants to our executive officers in amounts reflecting the participant’s position, ability to influence our overall performance and individual performance based on a review of our executive officers’ performance during the prior year against pre-determined objectives such as operational efficiency, cash management and retention and development of key management talent. In addition, the Committee considers historical grant practices, market compensation levels and executive ownership levels in determining grants for individual executives. All stock options granted by the Company have a ten year term and vest over a four year period. Restricted share grants generally vest three years from the anniversary of the grant date. If an executive’s employment is terminated for a reason other than death, disability or cause, outstanding options will continue to vest after such termination if at the time of termination, the sum of the executive’s age and the executive’s 12-month periods of full-time employment with the Company equals or exceeds 70 (the “Rule of 70”). In addition, if an executive’s employment is terminated for a reason other than death, disability or cause after a minimum of five years of employment, vested stock options will continue to be exercisable by such executive until the expiration of the stock option according to the terms of its grant (the “Rule of 5”). Certain executives, including the named executive officers, are required to sign a non-competition, non-solicitation and confidentiality agreement to obtain the benefits of the Rule of 70 and the Rule of 5.

In past years, stock options generally were granted on the date of the Company’s regular December Board meeting. Because the Committee believes that all equity grants to the executive officers, including stock option and restricted share grants, should be determined after a review of the Company’s financial statements for a full year, beginning in 2009, stock options for executive officers will no longer be granted on the date of the Company’s regular December Board meeting. Instead, stock options are expected to be granted on the date of the regular Board meeting to be held in February of the following year, beginning with the Board meeting in February 2010. The exercise price of stock options is fixed as of the date of grant, and cannot be lower than the fair market value of Pulte common shares, defined in the equity incentive plan documents as the average of the high and low price of Pulte’s common shares traded on the NYSE on the date of grant. Annual option grants to other employees of the Company will continue to be granted on the date of the Company’s regular December Board meeting. The timing of option grants is determined pursuant to written guidelines for the granting of equity awards adopted by the Committee. The Company does not have a program, plan or practice to time option grants in coordination with the release of material non-public information. The Company may also grant stock options to a newly-hired executive at the Committee meeting following the executive’s hire date. We do not set the grant date of stock option grants to new executives in coordination with the release of material non-public information, and we do not time the release of material non-public information for the purpose of affecting the value of executive compensation. Restricted share awards for our executive officers based upon the prior year’s performance are generally granted on the date of the regular Board meeting held in February of the following year. Restricted share awards also are granted from time to time to other employees for strategic retention purposes.

In determining the restricted share and stock option grants awarded in 2008, the Committee considered the continuation of the significant downturn in the homebuilding industry, the lack of a payout under the annual incentive and long-term incentive plans in 2007 and the need to retain talented and experienced executives. Based upon these factors, and after considering the price of the shares at the time of the grant, the Committee awarded restricted shares to each of the named executive officers in an amount greater than awarded in the prior year, but elected to reduce the number of options awarded to each named executive officer as compared to the prior year. As described previously, in 2009 each named executive officer received a portion of his 2008 payout under the Annual Program and LTI Program in the form of restricted share awards. Please see “—Annual Incentive Compensation” and “—LTI Program” for a summary of the restricted shares awarded in 2009 to each named executive officer under the Annual Program and the LTI Program, respectively.

Benefits

Executive officers participate in employee benefit plans generally available to all employees on the same terms as similarly-situated employees, including a 401(k) plan that provides for a Company match on contributions. Beginning in April 2009, the Company has indefinitely suspended the Company match on 401(k) contributions. We do not have a defined benefit pension plan or any supplemental executive retirement arrangements. In addition, certain executive officers participate in an Annual Physical Reimbursement Plan and a Financial Counseling Reimbursement Plan. The named executive officers, as well as other Pulte executives, may also participate in the Company’s Non-Qualified Deferral Program, under which they may elect to defer the receipt of their annual and/or long-term incentive cash awards. This plan is discussed further under the section 2008 Non-Qualified Deferred Compensation Table.

Compensation Mix

As noted in the Executive Compensation Philosophy section of this Compensation Discussion and Analysis, the Committee places significant emphasis on variable, performance-based compensation. In addition, the Committee retains flexibility in determining the allocation between annual and long-term incentive compensation. In addition, because the Committee seeks to provide more than 50% of total compensation to named executive officers in the form of equity as reflected in the table below, determinations regarding the amount of stock options that are granted are based in part on the total compensation the Committee determines to provide to a named executive officer as well as the portion of any payout under the Senior Management Annual Incentive plan that the Committee determines to pay in the form of restricted shares.

2008 Total Compensation

Percentage

	Base Salary	Cash Incentive		Equity Incentive (3)
		Annual Incentive (1)	Long-Term Incentive (2)	Stock Options	Restricted Shares
William J. Pulte	19%	9%	7%	0%	65%
Richard J. Dugas, Jr.	12%	5%	5%	38%	40%
Steven C. Petruska	14%	5%	5%	30%	46%
Roger A. Cregg	15%	5%	4%	30%	46%
Peter J. Keane	22%	7%	3%	19%	49%

(1)	For each of our named executive officers, other than Mr. Keane, the annual incentive award opportunity under the Annual Program as determined by the Committee was based on pre-tax income and cash flows from operations. Mr. Keane was granted two awards under the Annual Program. One award was based on pre-tax income and cash flows from operations. The other award was based on Mr. Keane’s achievement of individual performance goals. Please see “—Annual Incentive Compensation” for a summary of the amounts paid to each named executive officer under the Annual Program.

(2)	For the fiscal year ending December 31, 2008, each participant was granted two awards under the LTI Program. For each of the named executive officers, one award was based on corporate performance and related to cash flows from operations. The other award was based on the attainment of individual performance goals. The payment of any award earned by a participant for Pulte’s 2008 fiscal year based on the performance goals is conditioned upon the continued employment of the participant by Pulte until December 31, 2010 (subject to earlier vesting in specific circumstances), at which time the award will vest and become payable. Each named executive officer was also eligible for an award under the 2000 LTIP for the 2006-2008 performance period. The Company did not achieve the performance objectives relating to earnings per share and return on equity and, as a result, no amounts will be paid under the 2000 LTIP with respect to the 2006-2008 performance period. Please see “—Long-Term Incentive Compensation—LTI Program” for a summary of the amounts earned by each named executive officer under the LTI Program.

(3)	The percentages in these columns are based upon the dollar amount recognized for financial statement reporting purposes for the year ended December 31, 2008. The percentages in the restricted share column do not include the restricted shares awarded in 2009 under the Annual Program or LTI Program. Please see the 2008 Summary Compensation Table, notes (1) and (2) for further detail.

Compliance with Internal Revenue Code Section 162(m)

Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), generally disallows a tax deduction to public companies for compensation over $1 million paid to any “covered employee” under section 162(m), and provides that qualifying performance-based compensation will not be subject to the deduction limit if certain requirements are met.

We believe that stock options currently outstanding or subsequently granted under our existing stock option plans comply with the performance-based compensation exemption from the deduction limit of section 162(m). We intend to structure future stock option grants in a manner that complies with this exemption.

Because the Committee also recognizes the need to retain flexibility to make compensation decisions that may not meet section 162(m) standards when necessary to enable Pulte to continue to attract, retain and motivate highly-qualified executives, it reserves the authority to approve potentially non-deductible compensation in appropriate circumstances. Due to the ambiguities and uncertainties as to the application and interpretation of section 162(m) and the regulations and guidance issued thereunder, no assurance can be given, notwithstanding our efforts, that compensation intended by us to satisfy the requirements for deductibility under section 162(m) does, in fact, do so.

2009 Compensation Decisions

At its February 10, 2009 meeting, the Compensation Committee approved the 2009 salary amounts, which in light of the global economic downturn did not increase from the base salary levels set in 2008. At the February meeting, the Compensation Committee also approved the performance metrics, consisting of pre-tax income and cash flows from operations, and the target award opportunities under the 2009 Annual Program. The 2009 target award opportunities under the Annual Program did not increase compared to those set for the 2008 Annual Program. In addition, the Compensation Committee approved the target award opportunities for the 2009-2011 performance period under the LTI Program and the 2009 performance metrics, consisting of aggregate cash flows from operations and individual performance objectives, for the second year in the 2008-2010 LTI Program and the first year in the 2009-2011 LTI Program. The three-year aggregate target award opportunities under the 2009-2011 LTI Program did not increase compared to the three-year aggregate target award opportunities set for the 2008-2010 LTI Program.

Compensation Committee Report

The Compensation Committee of the Company has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in the Company’s Annual Report on Form 10-K and this Proxy Statement.

Bernard W. Reznicek, Chair

Cheryl W. Grisé

Patrick O’Leary

William B. Smith

Richard G. Wolford

2008 Summary Compensation Table

The following table sets forth information concerning the compensation of our Chief Executive Officer, our Chief Financial Officer and our other three most highly compensated executive officers who served in such capacities during the fiscal year that ended December 31, 2008 (the “named executive officers”):

Name and Principal Position	Year	Salary ($)		Bonus ($)		Stock Awards ($)(1)(3)		Option Awards ($)(2)(3)		Non-Equity Incentive Plan Compensation ($)(4)		Change in Pension Value & Non Qualified Deferred Compensation Earnings ($)		All Other Compensation ($)(5)		Total ($)
William J. Pulte Chairman	2008 2007 2006	$ $ $	1,000,000 1,000,000 950,000	$ $ $	0 0 0	$ $ $	3,387,460 4,021,517 3,615,781	$ $ $	0 0 0	$ $ $	842,333 0 6,139,647	$ $ $	0 0 0	$ $ $	149,049 60,914 62,361	$ $ $	5,378,842 5,082,431 10,767,789

Richard J. Dugas, Jr. President & CEO	2008 2007 2006	$ $ $	1,000,000 1,000,000 950,000	$ $ $	0 0 0	$ $ $	3,383,651 3,975,817 3,570,080	$ $ $	3,173,034 4,735,094 5,253,902	$ $ $	842,333 0 5,829,100	$ $ $	0 390 169	$ $ $	106,577 82,397 91,122	$ $ $	8,505,595 9,793,699 15,694,373

Steven C. Petruska EVP & COO	2008 2007 2006	$ $ $	775,010 775,010 750,010	$ $ $	0 0 0	$ $ $	2,572,739 2,878,232 2,122,137	$ $ $	1,671,279 2,611,355 5,269,363	$ $ $	559,550 0 3,331,640	$ $ $	0 69 39	$ $ $	53,454 49,209 41,122	$ $ $	5,632,032 6,313,875 11,514,311

Roger A. Cregg EVP & CFO	2008 2007 2006	$ $ $	675,010 675,010 650,010	$ $ $	0 0 0	$ $ $	2,095,066 2,324,646 2,035,946	$ $ $	1,344,361 1,924,623 2,232,103	$ $ $	389,880 0 2,354,003	$ $ $	0 2,482 1,428	$ $ $	45,005 43,426 41,455	$ $ $	4,549,322 4,970,187 7,314,945

Peter J. Keane SVP Operations	2008 2007 2006	$ $ $	615,010 615,010 600,010	$ $ $	0 600,000 0	$ $ $	1,324,528 1,271,430 931,082	$ $ $	508,782 718,341 598,002	$ $ $	275,397 0 1,448,437	$ $ $	0 0 0	$ $ $	29,880 27,436 24,409	$ $ $	2,753,597 3,232,217 3,601,940

(1)	Amounts reflect the dollar amount recognized for financial statement reporting purposes for the year ended December 31, 2008, in accordance with FAS 123(R), of awards pursuant to the Company’s Stock Incentive Plans, except that, in accordance with the rules of the SEC, any estimate for forfeitures is excluded from, and does not reduce, such amounts. As a result, this column includes amounts from awards granted in and prior to 2008. Assumptions used in the calculation of these amounts are included in note 9 to the Company’s audited financial statements included in our Annual report on Form 10-K for the fiscal year ended December 31, 2008.

(2)	Amounts reflect the dollar amount recognized for financial statement reporting purposes for the year ended December 31, 2008, in accordance with FAS 123(R), of awards pursuant to the Company’s Stock Incentive Plans, except that, in accordance with the rules of the SEC, any estimate for forfeitures is excluded from, and does not reduce, such amounts. As a result, this column includes amounts from awards granted in and prior to 2008. Assumptions used in the calculation of these amounts are included in note 9 to the Company’s audited financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2008. Mr. Petruska’s option award value reflects the effect of Pulte’s “Rule of 70” (see Compensation Discussion and Analysis) on his 2008 outstanding stock options.

(3)	The amounts reported in the 2008 Summary Compensation table for these awards may not represent the amounts that the named executive officers will actually realize from the awards. Whether, and to what extent, a named executive officer realizes value will depend on our stock price and continued employment. For example, the following table reflects the value of the stock awards that would have been expensed in 2008 if our share price at the dates of grant was $10.93, which was our closing share price at December 31, 2008. Similarly, the table reflects the value of the option awards that would have been expensed in 2008 if our share price on the dates of grant was $10.93 and the option exercise prices remained unchanged from those on the dates of grant.

	Change in Equity Value
	2008 Stock Awards				2008 Option Awards
Executive	Expense in Summary Compensation Table	Expense if Share Price was $10.93 on the Grant Dates	Difference		Expense in Summary Compensation Table	Expense if Share Price was $10.93 on the Grant Dates (a)	Difference		Total Difference
William J. Pulte	$3,387,460	$1,255,432	-$	2,132,028	$0	$0		$0	-$	2,132,028
Richard J. Dugas, Jr.	$3,383,651	$1,255,432	-$	2,128,219	$3,173,034	$1,483,813	-$	1,689,221	-$	3,817,441
Steven C. Petruska	$2,572,739	$1,007,989	-$	1,564,750	$1,671,279	$1,215,816	-$	455,463	-$	2,020,213
Roger A. Cregg	$2,095,066	$820,509	-$	1,274,557	$1,344,361	$684,180	-$	660,181	-$	1,934,738
Peter J. Keane	$1,324,528	$436,897	-$	887,631	$508,782	$241,049	-$	267,733	-$	1,155,364
(a)	Assumes the dividend yield, risk-free interest rate, remaining expected life and volatility as of December 31, 2008 for Black-Scholes calculation purposes.

(4)	For 2008, the amounts reflect the actual payout received by each named executive officer under the Annual Program for Messrs. Pulte, Dugas, Petruska, Cregg and Keane in the amounts of $455,000, $455,000, $302,250, $210,600 and $193,725, respectively, and the amounts earned in 2008 under the 2008-2010 LTI Program for Messrs. Pulte, Dugas, Petruska, Cregg and Keane in the amounts of $387,333, $387,333, $257,300, $179,280 and $81,672, respectively. As discussed previously, the payment of amounts earned in 2008 under the 2008-2010 LTI Program is conditioned upon the continued employment of the participant by the Company until December 31, 2010 (subject to earlier vesting in specific circumstances).

(5)	The following table contains a breakdown of the compensation and benefits included in “All Other Compensation”.

Name	401 k – Company Match	Financial Planning		Dividends Paid on Restricted Shares	Life Insurance- Company Paid Premium	Other Compensation	Tax Gross- up		TOTAL All Other Compensation
William J. Pulte	$9,200	$50,000	(A)	$55,000	$390	$0	$34,459	(B)	$149,049
Richard J. Dugas, Jr.	$9,200	$24,762		$55,000	$780	$0	$16,835	(B)	$106,577
Steven C. Petruska	$9,200	$0		$43,200	$605	$266	$183		$53,454
Roger A. Cregg	$9,178	$0		$35,300	$527	$0	$0		$45,005
Peter J. Keane	$9,200	$0		$20,200	$480	$0	$0		$29,880

(A)	This amount represents financial planning expenses incurred in 2007 and 2008 and reimbursed by the Company in 2008.

(B)	Includes tax gross-ups on financial planning.

2008 Grants of Plan-Based Awards Table

The following table sets forth information concerning award opportunities under our LTI Program and grants under the 2004 Stock Incentive Plan to the named executive officers during the fiscal year ended December 31, 2008, as well as estimated possible payouts under the Company’s Senior Management Annual Incentive Plan (“AIP”).

Estimated Possible Payouts Under Non-Equity Incentive Plan Awards

Name	Grant Date	Threshold ($)		Target ($)		Maximum ($)		All Other Stock Awards: Number of Shares of Stock or Units (#)(4)	All Other Option Awards: Number of Securities Underlying Options (#)(5)	Exercise or Base Price of Option Awards ($/Sh)(6)	Grant Date Fair Value of Stock and Option Awards ($)(7)
William J. Pulte		$437,500	(1)	$1,750,000	(1)	$3,500,000	(1)
William J. Pulte		$612,500	(2)	$1,225,000	(2)	$2,450,000	(2)
		—		$525,000	(3)	—
William J. Pulte	2/7/2008							125,000			$1,821,250
Richard J. Dugas, Jr.		$437,500	(1)	$1,750,000	(1)	$3,500,000	(1)
Richard J. Dugas, Jr.		$612,500	(2)	$1,225,000	(2)	$2,450,000	(2)
		—		$525,000	(3)	—
Richard J. Dugas, Jr.	2/7/2008							125,000			$1,821,250
Richard J. Dugas, Jr.	12/9/2008								360,000	$11.355	$2,079,000
Steven C. Petruska		$290,625	(1)	$1,162,500	(1)	$2,325,000	(1)
Steven C. Petruska		$406,875	(2)	$813,750	(2)	$1,627,500	(2)
		—		$348,750	(3)	—
Steven C. Petruska	2/7/2008							120,000			$1,748,400
Steven C. Petruska	12/9/2008								210,000	$11.355	$1,212,750
Roger A. Cregg		$202,500	(1)	$810,000	(1)	$1,620,000	(1)
Roger A. Cregg		$283,500	(2)	$567,000	(2)	$1,134,000	(2)
		—		$243,000	(3)	—
Roger A. Cregg	2/7/2008							97,500			$1,420,575
Roger A. Cregg	12/9/2008								180,000	$11.355	$1,039,500
Peter J. Keane		$76,875	(1)	$307,500	(1)	$615,000	(1)
Peter J. Keane		$129,150	(2)	$258,300	(2)	$516,600	(2)
		—		$110,700	(3)	—
Peter J. Keane	2/7/2008							35,000			$509,950
Peter J. Keane	12/9/2008								24,000	$11.355	$138,600

(1)	Consists of award opportunities under the AIP. For each of our named executive officers, other than Mr. Keane, the performance goals under the AIP were pre-tax income and cash flows from operations, with each such goal weighted equally in determining the named executive officer’s incentive award under the AIP. Mr. Keane was granted two awards under the AIP having equal award opportunities. One award was based on corporate performance, with pre-tax income and cash flows from operations each being assigned a 50% weight.

(2)	Represents the award opportunities under the LTI Program relating to corporate performance for the 2008-2010 performance period. Each participant may earn up to one-third of the award opportunity for each year in the three-year performance period if the corporate performance objectives with respect to such year are satisfied. Please see “Compensation Discussion and Analysis” for further information regarding the award.

(3)	Represents the award opportunities under the LTI Program relating to individual performance for the 2008-2010 performance period. Each participant may earn up to one-third of the award opportunity for each year in the three-year performance period if the individual performance objectives with respect to such year are satisfied. Please see “Compensation Discussion and Analysis” for further information regarding the award.

(4)	Consists of restricted share awards under the 2004 Stock Incentive Plan, which are scheduled to vest on February 7, 2011. During the restriction period, the named executive officers are entitled to receive dividends and vote the restricted shares.

(5)	Consists of awards under the 2004 Stock Incentive Plan. Stock options vest as follows over four years: 50% will become exercisable on the second anniversary of the grant date; an additional 25% will become exercisable on the third anniversary of the grant date and the final 25% will become exercisable on the fourth anniversary of the grant date.

(6)	The stock option grant price of $11.355 is based upon the average of the high and low stock prices on the date of grant.

(7)	The amounts included in this column are valued based on the aggregate grant date fair value of the award determined pursuant to FAS 123(R). Assumptions used in the calculation of these amounts are included in note 9 to the Company’s audited financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2008.

Narrative to Summary Compensation Table and Grants of Plan-Based Awards Table

The Compensation Committee believes that employment at all levels of the Company should be based on sustained good performance rather than contractual terms. As a result, none of the named executive officers has an employment agreement with the Company. Please see the Compensation Discussion and Analysis section of this Proxy Statement for a detailed description of the 2008 equity and bonus awards and the amount of salary and bonus in proportion to total compensation with respect to each named executive officer.

2008 Outstanding Equity Awards at Fiscal Year-End Table

The following table provides information regarding outstanding option awards and unvested stock awards held by each of the named executive officers at December 31, 2008.

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)(9)
(a)	(b)	(c)		(d)	(e)	(f)		(g)
William J. Pulte	0	0				345,000	(5)	$3,770,850
Richard J. Dugas, Jr.	0	360,000	(1)	$11.355	12/9/2018	345,000	(5)	$3,770,850
Richard J. Dugas, Jr.	0	500,000	(2)	$10.930	12/6/2017
Richard J. Dugas, Jr.	200,000	200,000	(3)	$34.235	12/7/2016
Richard J. Dugas, Jr.	300,000	100,000	(4)	$40.405	12/8/2015
Richard J. Dugas, Jr.	400,000	0		$28.363	12/9/2014
Richard J. Dugas, Jr.	400,000	0		$21.635	12/11/2013
Richard J. Dugas, Jr.	360,000	0		$11.403	12/12/2012
Richard J. Dugas, Jr.	40,000	0		$10.913	12/13/2011
Richard J. Dugas, Jr.	40,000	0		$10.461	12/14/2010
Roger A. Cregg	0	180,000	(1)	$11.355	12/9/2018	227,500	(6)	$2,486,575
Roger A. Cregg	0	240,000	(2)	$10.930	12/6/2017
Roger A. Cregg	80,000	80,000	(3)	$34.235	12/7/2016
Roger A. Cregg	120,000	40,000	(4)	$40.405	12/8/2015
Roger A. Cregg	180,000	0		$28.363	12/9/2014
Roger A. Cregg	160,000	0		$21.635	12/11/2013
Roger A. Cregg	300,000	0		$11.403	12/12/2012
Roger A. Cregg	82,592	0		$12.944	2/28/2012
Roger A. Cregg	240,000	0		$10.913	12/13/2011
Roger A. Cregg	240,000	0		$9.278	9/6/2011
Roger A. Cregg	71,576	0		$8.569	2/28/2011
Roger A. Cregg	240,000	0		$10.461	12/14/2010
Roger A. Cregg	21,548	0		$4.055	2/28/2010
Roger A. Cregg	48,000	0		$4.375	2/8/2010
Roger A. Cregg	140,000	0		$5.313	11/22/2009
Steven C. Petruska	0	210,000	(1)	$11.355	12/9/2018	280,000	(7)	$3,060,400
Steven C. Petruska	0	300,000	(2)	$10.930	12/6/2017
Steven C. Petruska	100,000	100,000	(3)	$34.235	12/7/2016
Steven C. Petruska	150,000	50,000	(4)	$40.405	12/8/2015

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)(9)
(a)	(b)	(c)		(d)	(e)	(f)		(g)
Steven C. Petruska	200,000	0		$28.363	12/9/2014
Steven C. Petruska	180,000	0		$21.635	12/11/2013
Steven C. Petruska	40,000	0		$11.403	12/12/2012
Steven C. Petruska	40,000	0		$10.913	12/13/2011
Steven C. Petruska	30,000	0		$10.461	12/14/2010
Steven C. Petruska	3,000	0		$5.313	11/22/2009
Peter J. Keane	0	24,000	(1)	$11.355	12/9/2018	97,500	(8)	$1,065,675
Peter J. Keane	0	85,000	(2)	$10.930	12/6/2017
Peter J. Keane	35,000	35,000	(3)	$34.235	12/7/2016
Peter J. Keane	48,750	16,250	(4)	$40.405	12/8/2015
Peter J. Keane	16,000	0		$28.363	12/9/2014
Peter J. Keane	40,000	0		$21.635	12/11/2013
Peter J. Keane	6,000	0		$11.403	12/12/2012
Peter J. Keane	2,000	0		$10.913	12/13/2011

(1)	These options were awarded on December 9, 2008 and vest over four years as follows: 50% vest on the second anniversary of the grant date; 25% vest on the third anniversary of the grant date and 25% vest on the fourth anniversary of the grant date.

(2)	These options were awarded on December 6, 2007 and vest over four years as follows: 50% vest on the second anniversary of the grant date; 25% vest on the third anniversary of the grant date and 25% vest on the fourth anniversary of the grant date.

(3)	These options were awarded on December 7, 2006 and vest over four years as follows: 50% vest on the second anniversary of the grant date; 25% vest on the third anniversary of the grant date and 25% vest on the fourth anniversary of the grant date.

(4)	These options were awarded on December 8, 2005 and vest over four years as follows: 50% vest on the second anniversary of the grant date; 25% vest on the third anniversary of the grant date and 25% vest on the fourth anniversary of the grant date.

(5)	This amount includes 120,000 restricted shares that are scheduled to vest on February 1, 2009, 100,000 restricted shares that are scheduled to vest on February 5, 2010, and 125,000 restricted shares that are scheduled to vest on February 7, 2011.

(6)	This amount includes 65,000 restricted shares that are scheduled to vest on February 1, 2009, 65,000 restricted shares that are scheduled to vest on February 5, 2010 and 97,500 restricted shares that are scheduled to vest on February 7, 2011.

(7)	This amount includes 80,000 restricted shares that are scheduled to vest on February 1, 2009, 80,000 restricted shares that are scheduled to vest on February 5, 2010 and 120,000 restricted shares that are schedule to vest on February 7, 2011.

(8)	This amount includes 10,000 restricted shares that are scheduled to vest on September 15, 2009, 20,000 restricted shares that are scheduled to vest on September 15, 2010, 32,500 restricted shares that are scheduled to vest on February 5, 2010 and 35,000 restricted shares that are scheduled to vest on February 7, 2011.

(9)	Reflects the value using the closing share price at the 2008 fiscal year end of $10.93.

2008 Option Exercises and Stock Vested Table

The following table provides information regarding the exercise of stock options and the vesting of stock awards for each of the named executive officers at December 31, 2008.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
(a)	(b)	(c)	(d)	(e)
William J. Pulte	—	—	120,000	$1,708,800	(1)
Richard J. Dugas, Jr.	—	—	120,000	$1,900,800	(2)
Steven C. Petruska	—	—	80,000	$1,267,200	(2)
Roger A. Cregg	100,000	$401,530	70,000	$1,108,800	(2)
Peter J. Keane	—	—	40,000	$520,300	(3)

(1)	Value realized reflects number of shares that vested multiplied by the closing price of $14.24 per share on February 6, 2008.

(2)	Value realized reflects number of shares that vested multiplied by the closing price of $15.84 per share on February 1, 2008.

(3)	Value realized reflects 10,000 shares that vested multiplied by the closing price of $16.45 per share on September 12, 2008 and 30,000 shares that vested multiplied by the closing price of $11.86 per share on December 5, 2008.

2008 Non-Qualified Deferred Compensation Table

Pursuant to the Company’s Non-Qualified Deferral Program, certain executives, including each of our named executive officers, may defer awards earned under the Senior Management Annual Incentive Plan and 2000 LTIP. Deferral elections are made by executives prior to the beginning of the performance period in which awards are earned. Executives may elect to defer from 5% to a maximum of 90% of their incentive pay, with a minimum deferral amount of $10,000. The executive selects a deferral period that may range from two to twenty years. Payout period elections are restricted to either a lump-sum or annual installments over a period of up to ten years. In the event of death, permanent disability or termination from employment, any remaining deferral period is overridden with the payouts to occur as either a lump-sum or in two or three annual installments. Unfunded deferral accounts are credited with interest on a monthly basis. The annual interest rate is determined each January 1 for a period of one calendar year and is equal to the applicable yield on the five-year U.S. Treasury Note as of the first business day of January, plus 2%. The interest crediting rate for 2008 was 5.28%.

Name	Executive Contributions in Last FY ($)	Registrant Contributions in Last FY ($)	Aggregate Earnings in Last FY ($)	Aggregate Withdrawals/ Distributions ($)(1)	Aggregate Balance at Last FYE ($)
William J. Pulte	$0	$0	$0	$0	$0
Richard J. Dugas, Jr.	$0	$0	$34,625	$0	$690,948
Steven C. Petruska	$0	$0	$4,066	$39,751	$75,814
Roger A. Cregg	$0	$0	$112,064	$2,147,940	$1,942,879
Peter J. Keane	$0	$0	$0	$0	$0

(1)	These amounts were distributed from the Non-Qualified Deferral Program in 2008 pursuant to Messrs. Petruska’s and Cregg’s deferral elections.

Potential Payments Upon Termination or Change in Control

We have no individual employment contracts or change in control agreements with any of our named executive officers. Any severance that may be payable to a named executive officer in the event of involuntary termination would be determined by the Compensation Committee at the time of termination and is therefore undeterminable at this time.

Pulte’s Long-Term Incentive Plan, initially approved by shareholders in 2000 (the “2000 LTIP”), provides for accelerated vesting and a lump-sum payout at the maximum award level in the event of a change in control. Subject to the Rule of 70 as discussed in the Compensation Discussion and Analysis section of this Proxy Statement, in the event of termination for any reason (voluntary or involuntary), the right to receive any unvested award is subject to forfeiture.

Our Long-Term Incentive Program (the “LTI Program”) under the Pulte Homes, Inc. 2008 Senior Management Incentive Plan provides for the payment of awards under the program following a change in control and certain terminations of employment. In the case of a change in control or termination due to death or permanent disability, the participant shall receive any award earned with respect to a completed performance period but not yet paid and, with respect to a pending performance period, a prorated target award calculated based on the number of days in the performance period that have elapsed prior to the change in control or termination, as applicable. In the event of a participant’s termination by reason other than voluntary termination by the participant, death, disability or by the Company for cause, the participant shall receive any award earned with respect to a completed performance period but not yet paid and, with respect to a pending performance period, a prorated award based on actual performance of the Company during the annual performance period but prorated to reflect the period in which the participant was employed by the Company. In the event the participant’s employment is terminated voluntarily by the participant or is terminated by the Company for cause, any outstanding awards under the LTI Program are immediately forfeited.

Our equity incentive plans provide for accelerated vesting of all outstanding stock options and restricted shares in the event of a change in control or an executive’s death or disability. With respect to restricted shares only, the plans also provide for accelerated vesting in the event that an executive retires from the Company with the Company’s consent and the executive timely executes a non-competition, non-solicitation and confidentiality agreement. Additionally, in accordance with the Rule of 70, if an executive’s employment is terminated for a reason other than death, disability or cause, outstanding options granted under the plans will continue to vest after such termination if, at the time of termination, the sum of the executive’s age and the executive’s 12-month periods of full-time employment with the Company equals or exceeds 70. Except as described above, termination of employment for any other reason generally results in the forfeiture of any outstanding unvested awards.

Agreements granting stock option awards define disability as a sickness or disability which renders an executive unable to perform his or her duties in the required and customary manner, as determined by the Company in its sole discretion, that has existed for more than three consecutive months and is expected to continue for no less than an additional three months. Cause is generally defined under the award agreements as a determination by the Company that the executive has (i) willfully and continuously failed to substantially perform the duties assigned to him or her, (ii) willfully engaged in conduct which is demonstrably injurious to the Company or its subsidiaries, or (iii) engaged in any act of dishonesty, the commission of a felony or a significant violation of any statutory or common law duty of loyalty to the Company or its subsidiaries.

At the time the Committee approved the 2000 LTIP and equity incentive plans, the Committee determined that accelerated vesting of awards under such plans in the event of a change in control was appropriate based on competitive practices and in light of the fact that the Company does not otherwise provide change in control or severance agreements. The Committee also determined that these acceleration provisions were a necessary component of such plans in order to provide an increased incentive to key employees of the Company to make significant and extraordinary contributions to the long-term performance and growth of the Company.

In general, our equity incentive plans, 2000 LTIP and LTI Program define a change in control as follows:

•

the acquisition by any individual, entity or group of the beneficial ownership of 40% or more of the then outstanding shares of common stock of the Company or the combined voting power of the then outstanding securities of the Company entitled to vote generally in the election of directors;

•	individuals who constitute the Board or future directors approved by the Board cease for any reason to constitute at least a majority of such Board;

•

subject to certain exceptions contained in the plans, the consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company;

•	the consummation of a plan of complete liquidation or dissolution of the Company; or

•

under the 2000 LTIP, a change in control that would be required to be reported under Item 6(e) of Schedule 14A of Regulation 14A under the Securities Exchange Act of 1934 regardless of whether the Company is subject to such reporting requirement.

The tables below reflect the amount of compensation to be received by each of the named executive officers in the event of a change in control and certain terminations of each executive’s employment. The amounts shown assume that such change in control or termination was effective as of December 31, 2008, and thus includes amounts earned through such time and are estimates of the amounts which would be received by the executives upon a change in control or their termination. The calculations in the tables below are based on our closing stock price on December 31, 2008 of $10.93 per share. The actual amounts to be received by the executives can only be determined at the time of such change in control or separation from the Company.

Change in Control

	Acceleration of Long-Term Incentive Awards(1)	Acceleration of Unvested “In the Money” Stock Options(2)	Acceleration of Outstanding Restricted Shares	Total Accelerated Long- Term Awards
William J. Pulte	$4,387,333	$0	$3,770,850	$8,158,183
Richard J. Dugas, Jr.	$4,387,333	$0	$3,770,850	$8,158,183
Steven C. Petruska	$2,117,300	$0	$3,060,400	$5,177,700
Roger A. Cregg	$1,529,280	$0	$2,486,575	$4,015,855
Peter J. Keane	$1,065,672	$0	$1,065,675	$2,131,347

(1)	These amounts include a pro rated payment, based on actual results achieved, with respect to the 2008-2010 performance period under the LTI Program and the maximum payment opportunity for the 2007-2009 performance period. As discussed in the Compensation Discussion and Analysis, none of the named executive officers would have been entitled to a payout for the 2006-2008 performance period as of December 31, 2008.

(2)	The amounts reported in the column are $0 because, as of December 31, 2008, none of the unvested stock options were “in the money.”

Termination Events (1)

	Acceleration of Long-Term Incentive Awards (2)	Acceleration of Unvested “In the Money” Stock Options	Acceleration of Outstanding Restricted Shares	Total Accelerated Long- Term Awards
William J. Pulte	$387,333	$0	$3,770,850	$4,158,183
Richard J. Dugas, Jr.	$387,333	$0	$3,770,850	$4,158,183
Steven C. Petruska	$257,300	$0	$3,060,400	$3,317,700
Roger A. Cregg	$179,280	$0	$2,486,575	$2,665,855
Peter J. Keane	$81,672	$0	$1,065,675	$1,147,347

(1)	The table sets forth amounts that would have been received by the named executive officer in the event such named executive officer terminated due to death, disability or by reason other than voluntary termination by the named executive officer or by the Company for cause.

(2)	This amount includes the amounts earned during the 2008 performance period under the LTI Program. Under the terms of the 2000 LTIP, in the event of the participant’s death or permanent disability, amounts would be paid out based on actual company performance. As discussed in the Compensation Discussion and Analysis, none of the named executive officers would have been entitled to a payout for the 2006-2008 performance period as of December 31, 2008 and, based on the significant downturn in the homebuilding industry, at this point in time it is very unlikely that the performance objectives will be met for the 2007-2009 performance period and therefore it is unlikely that awards will be paid for this performance period.

EQUITY COMPENSATION PLAN INFORMATION

The following table provides information as of December 31, 2008 with respect to our common shares that may be issued under our existing equity compensation plans:

Plan Category	Number of Common Shares to be Issued Upon Exercise of Outstanding Options (a)		Weighted-Average Exercise Price of Outstanding Options (b)	Number of Common Shares Remaining Available for Future Issuance Under Equity Compensation Plans (excluding Common Shares Reflected in Column (a)) (c)
Equity compensation plans approved by shareholders	20,028,870	(1)	$19.3289	4,063,878	(2)
Equity compensation plans not approved by shareholders	—		—	—

Total	20,028,870	(1)	$19.3289	4,063,878	(2)

Notes:

(1)	Does not include options to purchase 30,396 Pulte common shares having a weighted average exercise price of $6.55, which were granted in substitution for options to purchase shares of Del Webb Corporation in connection with Pulte’s 2001 acquisition of Del Webb.

(2)	Of this number, up to 2,210,698 shares remain available for “full value awards,” including restricted shares, restricted stock units and performance shares.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

We or one of our subsidiaries may occasionally enter into transactions with a “related party.” Related parties include our executive officers, directors, nominees for director, 5% or more beneficial owners of our common shares and immediate family members of these persons. We refer to transactions involving amounts in excess of $100,000 and in which the related party has a direct or indirect material interest as an “interested transaction.” Each interested transaction must be approved or ratified by the Nominating and Governance Committee of the Board in accordance with our written Related Party Transaction Policies and Procedures. The Nominating and Governance Committee will consider, among other factors it deems appropriate, whether the interested transaction is on terms no less favorable than terms generally available to an unaffiliated third-party under the same or similar circumstances as well as the extent of the related party’s interest in the transaction.

One of our directors, Alan E. Schwartz, is a partner with Honigman Miller Schwartz and Cohn LLP, which provides legal services to Pulte and its subsidiaries. During 2008, Honigman Miller Schwartz and Cohn LLP submitted invoices of approximately $1 million in fees and expenses. These fees and expenses were reviewed and approved by the Nominating and Governance Committee pursuant to the Related Party Transaction Policies and Procedures.

Our Related Party Transaction Policies and Procedures provide that the Nominating and Governance Committee has determined that the following types of transactions are pre-approved or ratified, as applicable, by the Nominating and Governance Committee, even if such transactions involve amounts in excess of $100,000:

•

employment by the Company of an executive officer of the Company if: (i) the related compensation is required to be reported in our proxy statement or (ii) the compensation would have been reported in our proxy statement if the executive officer was a named executive officer and the executive officer is not an immediate family member of another executive officer or director of the Company;

•	compensation paid to a director if the compensation is required to be reported in our proxy statement;

•

any transaction with another company at which a related party’s only relationship is as an employee (other than an executive officer), director or beneficial owner of less than 10% of that company’s shares, if the aggregate amount involved does not exceed the greater of $1,000,000, or 2% of that company’s total annual revenues;

•

any charitable contribution, grant or endowment by the Company to a charitable organization, foundation or university at which a related party’s only relationship is as an employee (other than an executive officer) or a director, if the aggregate amount involved does not exceed the lesser of $1,000,000, or 2% of the charitable organization’s total annual receipts;

•

any transaction where the related party’s interest arises solely from the ownership of the Company’s common shares and all holders of the Company’s common shares received the same benefit on a pro rata basis; and

•	any transaction involving a related party where the rates or charges involved are determined by competitive bids.

Our Related Party Transaction Policies and Procedures were adopted on February 1, 2007.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee is comprised of five directors, all of whom meet the independence standards contained in the NYSE rules, and operates under a written charter adopted by the Board of Directors. The Audit Committee selects, subject to shareholder ratification, the Company’s independent public accountants.

Pulte management is responsible for the Company’s internal controls and financial reporting process. The Company’s independent public accountants, Ernst & Young LLP, are responsible for performing an independent audit of the Company’s consolidated financial statements and issuing an opinion on the conformity of those audited financial statements with accounting principles generally accepted in the United States, as well as an independent audit of the Company’s internal control over financial reporting and issuing an opinion on the effectiveness of internal control over financial reporting. The Audit Committee monitors the Company’s financial reporting process and reports to the Board of Directors on its findings.

During the last year, the Audit Committee met and held discussions with management and Ernst & Young LLP. The Audit Committee reviewed and discussed with Pulte management and Ernst & Young LLP the audited financial statements contained in the Company’s Annual Report on Form 10-K for the year ended December 31, 2008. The Audit Committee also discussed with Ernst & Young LLP the matters required to be discussed by Statement on Auditing Standards Nos. 61 and 90 (Communications with Audit Committees) as well as by SEC regulations.

The Audit Committee has received from Ernst & Young LLP the written disclosures and the letter required by applicable requirements of the Public Company Accounting Oversight Board regarding Ernst & Young LLP’s communications with the Audit Committee concerning independence. The Audit Committee discussed with Ernst & Young LLP such firm’s independence.

The Audit Committee also considered whether the provision of other non-audit services by Ernst & Young LLP to the Company is compatible with maintaining the independence of Ernst & Young LLP, and the Audit Committee concluded that the independence of Ernst & Young LLP is not compromised by the provision of such services.

Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2008.

Members of the Audit Committee

David N. McCammon, Chair

Brian P. Anderson

Debra J. Kelly-Ennis

Patrick J. O’Leary

Bernard W. Reznicek

Audit and Non-Audit Fees

The following table presents fees for professional audit services rendered by Ernst & Young LLP for the audit of the Company’s annual financial statements for the years ended December 31, 2008 and 2007, and fees billed for other services rendered by Ernst & Young LLP during those periods.

	2008	2007
Audit Fees(1)	$2,681,151	$2,703,582
Audit-Related Fees(2)	26,800	42,395
Tax Fees(3)	159,253	221,668
All Other Fees(4)	—	—

	$2,867,204	$2,967,645

Notes:

(1)	Audit services consisted principally of the audit of the consolidated financial statements included in the Company’s Annual Report on Form 10-K, the audit of the effectiveness of the Company’s internal controls over financial reporting, reviews of the consolidated financial statements included in the Company’s Quarterly Reports on Form 10-Q, various statutory audit reports, and providing comfort letters in connection with debt financings.

(2)	Audit-related services consisted principally of audits of employee benefit plans.

(3)	Tax services consisted principally of assistance with tax compliance, the preparation of tax returns and tax consultation, planning and implementation services.

(4)	The Company did not engage Ernst & Young LLP to perform any other services during the years ended December 31, 2008 and 2007.

Audit Committee Preapproval Policies

The Audit Committee has adopted strict guidelines and procedures on the use of Ernst & Young LLP to provide any services, including a requirement that the Audit Committee approve in advance any services to be provided by Ernst & Young LLP. The Audit Committee approves the annual audit services and fees at its meeting in May when it reviews the Ernst & Young LLP audit plan for the current year. In 2008 and 2007, the Audit Committee preapproved the use of Ernst & Young LLP for certain routine accounting and tax consultation matters, provided that the fees for any individual consultation are not expected to exceed $25,000. Prior to the commencement of any other audit-related, tax or other service, the Audit Committee will review each individual arrangement, including the nature of the services to be provided and the estimate of the fees to be incurred, prior to engaging Ernst & Young LLP to perform the service. All engagements are approved at regularly scheduled meetings of the Audit Committee.

ADDITIONAL PROPOSALS REQUIRING YOUR VOTE

PROPOSAL TWO

AMENDMENT TO RESTATED ARTICLES OF INCORPORATION TO PRESERVE VALUE OF NET OPERATING LOSSES

On March 19, 2009, the Board declared advisable and approved, subject to the approval of the shareholders, an amendment to our Restated Articles of Incorporation to impose certain restrictions on the transfer of our common shares which could otherwise adversely affect our ability to use the Company’s net operating losses and built-in losses (collectively, our “NOLs”) for income tax purposes. The proposed amendment to our Restated Articles of Incorporation is attached to this proxy statement as Appendix I (the “NOL Protective Amendment”).

Background and Reasons for the Proposal

As of December 31, 2008, we estimate that the Company had approximately $1.2 billion (before valuation allowances) of deferred tax assets generated by net operating losses, built-in losses and other tax benefits. The net operating losses do not fully expire for many years. For example, any federal net operating losses in 2008 would not expire until 2028. To the extent we have future taxable income, and until the net operating losses expire, they can be used to offset future ordinary tax on our income, if any. In addition, net operating losses may be carried back up to two years to offset past taxable income. Because the amount and timing of our future taxable income, if any, cannot be accurately predicted, we cannot estimate the exact amount of NOLs that can ultimately be used to reduce the Company’s income tax liability. However, we believe the NOLs are a valuable asset and that it is in the Company’s best interests to attempt to prevent the imposition of limitations on their use by adopting the proposed NOL Protective Amendment.

Limitations on our ability to use our NOLs would arise if we undergo an “ownership change” under Section 382 (“Section 382”) of the Code. Calculating whether an “ownership change” has occurred is subject to inherent uncertainty. This uncertainty results from the complexity and ambiguity of the Section 382 provisions, as well as limitations on the knowledge that any publicly traded company can have about the ownership of and transactions in its securities. Based upon the information available to us, along with our evaluation of various scenarios, we believe that we have not experienced an “ownership change”. However, if no action is taken it is possible that we could undergo a Section 382 “ownership change.”

Section 382 Ownership Calculations

The benefit of our NOLs would be significantly reduced if we were to experience an “ownership change” as defined in Section 382. In order to determine whether an “ownership change” has occurred, the Company must compare the percentage of shares owned by each 5.0-percent shareholder immediately after the close of the testing date to the lowest percentage of shares owned by such 5.0-percent shareholder at any time during the testing period (which is generally a three year rolling period). The amount of the increase in the percentage of Company shares owned by each 5.0-percent shareholder whose share ownership percentage has increased is added together with increases in share ownership of other 5.0-percent shareholders, and an “ownership change” occurs if the aggregate increase in ownership by all such 5.0-percent shareholders exceeds 50%.

For example, if a single investor acquired 50.1% of our shares in a three-year period, an “ownership change” would occur. Similarly, if ten persons, none of whom owned our shares, each acquired slightly over 5.0% of our shares within a three-year period (so that such persons owned, in the aggregate, more than 50%), an “ownership change” would occur.

In the event of an “ownership change”, we would only be allowed to use a limited amount of NOLs to offset our taxable income subsequent to the “ownership change.” The annual limit pursuant to Section 382 (the “382 Limitation”) is obtained by multiplying (i) the aggregate value of our outstanding equity immediately prior to the “ownership change” (reduced by certain capital contributions made during the immediately preceding two years and certain other items) by (ii) the federal long-term tax-exempt interest rate in effect for the month of the “ownership change.” In calculating the 382 Limitation, numerous special rules and limitations apply, including provisions dealing with “built-in gains and losses.”

If the Company were to have taxable income in excess of the 382 Limitation following a Section 382 “ownership change,” it would not be able to offset tax on the excess income with the NOLs. Although any loss carryforwards not used as a result of any Section 382 Limitation would remain available to offset income in future years (again, subject to the Section 382 Limitation) until the NOLs expire, any “ownership change” could significantly defer the utilization of the loss carryforwards, accelerate payment of federal income tax and could cause some of the NOLs to expire unused. Because the aggregate value of our outstanding stock and the federal long-term tax-exempt interest rate fluctuate, it is impossible to predict with any accuracy the Section 382 Limitation upon the amount of our taxable income that could be offset by such loss carryforwards and credits were an “ownership change” to occur in the future. However, such limitation could be material.

In determining whether an “ownership change” has occurred, the rules of Section 382 are very complex, and are beyond the scope of this summary discussion. Some of the factors that must be considered in making a Section 382 “ownership change” calculation include the following:

•

All holders who each own less than 5.0% of a company’s common shares are generally (but not always) treated as a single 5.0-percent shareholder. Transactions in the public markets among shareholders who are not 5.0-percent shareholders are generally (but not always) treated as within this single public group 5.0-percent shareholders.

•

There are several rules regarding the aggregation and segregation of shareholders who otherwise do not qualify as 5.0-percent shareholders. Ownership of stock is generally attributed to its ultimate beneficial owner without regard to ownership by nominees, trusts, corporations, partnerships or other entities.

•

Acquisitions by a person which cause that person to become a 5.0-percent shareholder generally result in a five percentage (or more) point change in ownership, regardless of the size of the final purchase that caused the threshold to be exceeded.

•

Certain constructive ownership rules, which generally attribute ownership of shares owned by estates, trusts, corporations, partnerships or other entities to the ultimate indirect individual owner thereof, or to related individuals, are applied in determining the level of share ownership of a particular shareholder. Special rules can result in the treatment of options (including warrants) or other similar interests as having been exercised if such treatment would result in an ownership change.

•

The redemption or buyback of shares by an issuer will increase the ownership of any 5.0-percent shareholders (including groups of shareholders who are not themselves 5.0-percent shareholders) and can contribute to an “ownership change.” In addition, it is possible that a redemption or buyback of shares could cause a holder of less than 5.0% to become a 5.0-percent shareholder, resulting in a five percentage (or more) point change in ownership.

Description of NOL Protective Amendment

The following is a summary of the proposed NOL Protective Amendment. This summary is qualified in its entirety by reference to the full text of the proposed transfer restrictions, which is contained in proposed Article XII of our Restated Articles of Incorporation and set forth in the accompanying Appendix I. Shareholders are urged to read in their entirety the transfer restrictions set forth in the accompanying Appendix I.

Prohibited Transfers. Although the Section 382 rules apply to 5.0-percent shareholders as described herein, the Board has determined that it would be in the best interest of the Company to apply a more conservative approach by restricting transactions of shareholders that own or would own 4.9% of our shares. The transfer restrictions generally will restrict any direct or indirect transfer (such as transfers of shares of the Company that result from the transfer of interests in other entities that own shares of the Company) if the effect would be to:

•	increase the direct or indirect ownership of our shares by any Person (as defined below) from less than 4.9% to 4.9% or more of our common shares; or

•	increase the percentage of our common shares owned directly or indirectly by a Person owning or deemed to own 4.9% or more of our common shares.

“Person” means any individual, firm, corporation or other legal entity, including a group of persons treated as an entity pursuant to Treasury Regulation § 1.382-3(a)(1)(i); and includes any successor (by merger or otherwise) of such entity.

Transfers included under the transfer restrictions include sales to Persons whose resulting percentage ownership (direct or indirect) of common shares would exceed the 4.9% thresholds discussed above, or to Persons whose direct or indirect ownership of common shares would by attribution cause another Person to exceed such threshold. Complicated rules of constructive ownership, aggregation, segregation, combination and other common shares ownership rules prescribed by the Code (and related regulations) that apply in determining whether a Person constitutes a 5.0-percent shareholder under Section 382 and whether less than 5.0-percent shareholders will be treated as one or more “public groups,” each of which is a 5.0-percent shareholder under Section 382, will apply to the determination of 4.9-percent shareholders under the proposed amendment to our Restated Articles of Incorporation. A transfer from one member of the public group to another member of the public group does not increase the percentage of our common shares owned directly or indirectly by the public group and, therefore, such transfers are not restricted. For purposes of determining the existence and identity of, and the amount of common shares owned by, any shareholder, we will be entitled to rely on the existence or absence of filings with the SEC of Schedules 13D and 13G (or any similar filings) as of any date, subject to our actual knowledge of the ownership of our common shares. The transfer restrictions will include the right to require a proposed transferee, as a condition to registration of a transfer of common shares, to provide all information reasonably requested regarding such person’s direct and indirect ownership of our common shares.

The transfer restrictions may result in the delay or refusal of certain requested transfers of our common shares. As a result of these rules, the transfer restrictions could result in prohibiting ownership (thus requiring dispositions) of our common shares as a result of a change in the relationship between two or more persons or entities, or of a transfer of an interest in an entity other than us, such as an interest in an entity that, directly or indirectly, owns our common shares. The transfer restrictions will also apply to proscribe the creation or transfer of certain “options” (which are broadly defined by Section 382) in respect of our common shares to the extent that, in certain circumstances, creation, transfer or exercise of the option would result in a proscribed level of ownership.

Consequences of Prohibited Transfers. Upon adoption of the transfer restrictions, any direct or indirect transfer attempted in violation of the restrictions would be void as of the date of the purported transfer as to the purported transferee (or, in the case of an indirect transfer, the ownership of the direct owner of common shares would terminate simultaneously with the transfer), and the purported transferee (or in the case of any indirect transfer, the direct owner) would not be recognized as the owner of the shares owned in violation of the restrictions for any purpose, including for purposes of voting and receiving dividends or other distributions in respect of such common shares, or in the case of options, receiving common shares in respect of their exercise. In this proxy statement, common shares purportedly acquired in violation of the transfer restrictions are referred to as “excess shares.”

In addition to the purported transfer being void as of the date of the purported transfer, upon demand, the purported transferee must transfer the excess shares to our agent along with any dividends or other distributions paid with respect to such excess shares. Our agent is required to sell such excess shares in an arms’ length transaction (or series of transactions) that would not constitute a violation under the transfer restrictions. The net proceeds of the sale, together with any other distributions with respect to such excess shares received by our agent, after deduction of all costs incurred by the agent, will be distributed first to the purported transferee in an amount, if any, up to the cost (or in the case of gift, inheritance or similar transfer, the fair market value of the excess shares on the date of the violative transfer) incurred by the purported transferee to acquire such excess shares, and the balance of the proceeds, if any, will be distributed to a charitable beneficiary. If the excess shares are sold by the purported transferee, such person will be treated as having sold the excess shares on behalf of the agent, and will be required to remit all proceeds to our agent (except to the extent we grant written permission to the purported transferee to retain an amount not to exceed the amount such person otherwise would have been entitled to retain had our agent sold such shares).

To the extent permitted by law, any shareholder who knowingly violates the transfer restrictions will be liable for any and all damages suffered by us as a result of such violation, including damages resulting from a reduction in or elimination of the ability to utilize the NOLs and any professional fees incurred in connection with addressing such violation.

With respect to any transfer of common shares which does not involve a transfer of “securities” of the Company within the meaning of the Michigan Business Corporation Act but which would cause any 4.9-percent shareholder to violate the transfer restrictions, the following procedure will apply in lieu of those described above. In such case, no such 4.9-percent shareholder shall be required to dispose of any interest that is not a security of the Company, but such 4.9-percent shareholder and/or any person whose ownership of securities of the Company is attributed to such 4.9-percent shareholder will be deemed to have disposed of (and will be required to dispose of) sufficient securities, simultaneously with the transfer, to cause such 4.9-percent shareholder not to be in violation of the transfer restrictions, and such securities will be treated as excess shares to be disposed of through the agent under the provisions summarized above, with the maximum amount payable to such 4.9-percent shareholder or such other person that was the direct holder of such excess shares from the proceeds of sale by the agent being the fair market value of such excess shares at the time of the prohibited transfer.

Public Groups; Modification and Waiver of Transfer Restrictions. The transfer restrictions will contain an exception permitting otherwise prohibited transfers of our common shares to a public group. These permitted transfers include transfers to public groups that would be created by the transfer and treated as a 4.9-percent shareholder. This exception is designed to facilitate sales by shareholders into the market to reduce their holdings. In addition, the Board will have the discretion to approve a transfer of common shares that would otherwise violate the transfer restrictions if it determines that such transfer is in the Company’s best interests. If the Board decides to permit a transfer that would otherwise violate the transfer restrictions, that transfer or later transfers may result in an “ownership change” that could limit our use of the NOLs. In deciding whether to grant a waiver, the Board may seek the advice of counsel and tax experts with respect to the preservation of our federal tax attributes pursuant to Section 382. In addition, the Board may request relevant information from the acquirer and/or selling party in order to determine compliance with the NOL Protective Amendment or the status of our federal income tax benefits, including an opinion of counsel selected by the Board (the cost of which will be borne by the transferor and/or the transferee) that the transfer will not result in a Section 382 Limitation. In considering a waiver, we expect the Board to consider such factors, among others, as:

•	the impact of the proposed transfer on our Section 382 shift in ownership percentage;

•	the then existing level of our Section 382 shift in ownership percentage;

•	the timing of the expected “roll-off” of our existing ownership shift;

•	the economic impact of any Section 382 Limitation that might result, taking into account factors such as our market capitalization and cash position;

•	the impact on possible future issuances or purchases of our common shares by us; and

•	any changes or expected changes in applicable tax law.

If the Board decides to grant a waiver, it may impose conditions on the acquirer or selling party.

In addition, in the event of a change in law, the Board will be authorized to modify the applicable allowable percentage ownership interest (currently 4.9%) or modify any of the definitions, terms and conditions of the transfer restrictions or to eliminate the transfer restrictions, provided that the Board determines, by adopting a written resolution, that such action is reasonably necessary or advisable to preserve the NOLs or that the continuation of these restrictions is no longer reasonably necessary for such purpose, as applicable. Shareholders of the Company will be notified of any such determination through a filing with the SEC or such other method of notice as the Secretary of the Company shall deem appropriate.

The Board may establish, modify, amend or rescind by-laws, regulations and procedures for purposes of determining whether any transfer of common shares would jeopardize the Company’s ability to preserve and use the NOLs.

Implementation and Expiration of the NOL Protective Amendment

If the NOL Protective Amendment is approved by our shareholders, we intend to immediately thereafter enforce the restrictions to preserve future use of the NOL assets. The NOL Protective Amendment would expire on the earlier of (i) the Board’s determination that the NOL Protective Amendment is no longer necessary for the preservation of the NOLs because of the repeal of Section 382 or any successor statute, (ii) the beginning of a taxable year of the Company to which the Board determines that no NOLs may be carried forward or (iii) such date as the Board determines that the NOL Protective Amendment is no longer necessary for the preservation of the NOLs. The Board is also permitted to accelerate or extend the expiration date of the transfer restrictions in the event of a change in the law.

Enforceability, Trading and Other Considerations

The Board believes that attempting to safeguard the tax benefits as described above is in our best interests. Nonetheless, we cannot eliminate the possibility that an “ownership change” will occur even if the NOL Protective Amendment is approved. You should consider the factors discussed below in making your voting decision.

Potential Challenge to NOLs. The amount of the Company’s NOLs has not been audited or otherwise validated by the IRS. The IRS could challenge the amount of the NOLs, which could result in an increase in our liability in the future for income taxes. In addition, calculating whether an “ownership change” has occurred is subject to uncertainty, both because of the complexity and ambiguity of Section 382 and because of limitations on a publicly traded company’s knowledge as to the ownership of, and transactions in, its securities. Therefore, we cannot assure you that the IRS or other taxing authority will not claim that we experienced an “ownership change” and attempt to reduce the benefit of the Company’s NOLs even if the NOL Protective Amendment is in place.

Potential Lack of Enforceability. Although the NOL Protective Amendment is intended to reduce the likelihood of an “ownership change” that could adversely affect us, we cannot assure you that such restrictions would prevent all transfers that could result in such an ownership change. In particular, absent a court determination, there can be no assurance that the acquisition restrictions of the NOL Protective Amendment will be enforceable against all of our shareholders. They may be subject to challenge on equitable or other grounds. In particular, the acquisition restrictions may not be enforceable against shareholders who vote against or abstain from voting on the NOL Protective Amendment or who do not have notice of the restrictions at the time that they acquire their shares.

Potential Effects on Liquidity. The NOL Protective Amendment will restrict a shareholder’s ability to acquire, directly or indirectly, additional common shares in excess of the specified limitations. Furthermore, a shareholder’s ability to dispose of common shares may be limited by reducing the class of potential acquirers for such common shares. A shareholder’s ownership of common shares may become subject to the NOL Protective Amendment upon actions taken by persons related to, or affiliated with, them. Shareholders are advised to carefully monitor their ownership of our shares and consult their own legal advisors and/or us to determine whether their ownership of our shares approaches the proscribed level.

Potential Impact on Value. If the NOL Protective Amendment is approved, the Board intends to impose a legend reflecting the NOL Protective Amendment on certificates representing newly issued or transferred shares. Because certain buyers, including persons who may wish to acquire 4.9% or more of our common shares and certain institutional holders who do not or choose not to hold common shares with restrictive legends, may not purchase our common shares, the NOL Protective Amendment could depress the value of our common shares in an amount that might more than offset any value conserved as a result of the preservation of the NOLs.

Anti-Takeover Impact. The basis for the NOL Protective Amendment is to preserve the long-term value to the Company of the accumulated NOLs. However, the NOL Protective Amendment, if adopted, could be deemed to have an “anti-takeover” effect because, among other things, it will restrict the ability of a person, entity or group to accumulate 4.9% or more of common shares and the ability of persons, entities or groups now owning 4.9% or more of common shares from acquiring additional common shares, without the approval of the Board.

Existing provisions in our Restated Articles of Incorporation and bylaws may also have the effect of delaying or preventing a merger with or acquisition of the Company, even where the shareholders may consider it to be favorable. These provisions could also prevent or hinder an attempt by shareholders to replace our current directors and include: (i) a classified board of directors; (ii) a limitation on the maximum number of directors; (iii) advance notice requirements for nominations for election to the Board of Directors, (iv) the ability of the Board of Directors to designate and issue shares of the Company’s preferred stock, and (v) certain limitations on shareholders holding 10% or more of the Company’s shares from engaging in a merger or similar transaction with the Company.

In addition, Chapter 7A of the Michigan Business Corporation Act may affect attempts to acquire control of the Company. In general, under Chapter 7A, “business combinations” (defined to include, among other transactions, certain mergers, dispositions of assets or shares and recapitalizations) between covered Michigan business corporations or their subsidiaries and an “interested shareholder” (defined as the direct or indirect beneficial ownership of at least 10% of the voting power of a covered corporation’s shares) can be consummated only if approved by at least 90% of the votes of each class of the corporation’s shares entitled to vote and by at least two-thirds of such voting shares not held by the “interested shareholder”, or such shareholder’s affiliates, unless five years have elapsed after the person involved became an “interested shareholder” and unless certain price and other conditions are satisfied. The Board of Directors may exempt “business combinations” with a particular “interested shareholder” by resolution adopted prior to the time the “interested shareholder” attained that status. The Company has elected not to be governed by Chapter 7A of the Michigan Business Corporation Act; however, the Board of Directors may terminate such election.

Section 382 Rights Plan

On March 5, 2009, the Board adopted a Section 382 rights plan. The rights plan, as it may be amended and restated, is not designed to protect shareholders against the possibility of a hostile takeover but was adopted in an effort to protect shareholder value by preserving the Company’s ability to use its NOLs. See the discussion under “Proposal Two: Amendment to Restated Articles of Incorporation to Preserve the Value of Net Operating Losses—Background and Reasons for the Proposal” and “—Section 382 Ownership Calculations” for a discussion of the Section 382 limitation on the use of NOLs. Because the transfer restrictions of the NOL Protective Amendment may not be enforceable in all circumstances (as described in “Proposal Two: Amendment to Restated Articles of Incorporation to Preserve the Value of Net Operating Losses—Enforceability, Trading and Other Considerations”), the Board believes the rights plan is in the best interests of all of the shareholders and the rights plan will remain in effect even if the NOL Protective Amendment is approved by the shareholders.

The rights plan is intended to act as a deterrent to any person or group, together with its affiliates and associates, being or becoming the beneficial owner of 4.9% or more of the Company’s securities (such person or group is referred to as an “acquiring person”). Certain related parties will not be considered acquiring persons and shareholders holding 4.9% or more of Pulte’s common shares as of March 5, 2009 will not be considered acquiring persons unless they acquire additional shares. In addition, in its discretion, the Board may exempt certain persons whose acquisition of securities is determined by the Board not to jeopardize the Company’s tax benefits and may also exempt certain transactions. Any person or group who becomes an acquiring person would be subjected to significant dilution in its holdings.

The rights will expire on March 16, 2019 or earlier if (i) the Board determines the rights plan is no longer needed to preserve the deferred tax assets due to the implementation of legislative changes, (ii) the Board determines, at the beginning of a specified period, that no tax benefits may be carried forward, or (iii) certain other events occur as described in the rights plan.

The Protective Amendment and the Section 382 rights plan are not part of a plan by the Company to adopt a series of anti-takeover measures, and we do not presently intend to propose or adopt any other anti-takeover measures. We are presently not aware of any potential takeover transaction.

Vote Required

Approval of the NOL Protective Amendment requires the affirmative vote of the holders of record of not less than a majority of the outstanding Pulte common shares on the record date.

The Board of Directors recommends a vote “FOR” approval of the NOL Protective Amendment.

PROPOSAL THREE

APPROVAL OF AMENDMENT TO 2004 STOCK INCENTIVE PLAN

General

The Board is proposing an amendment (the “Amendment”) to the Pulte Homes, Inc. 2004 Stock Incentive Plan (the “Plan”) for shareholder approval. The Plan was approved by our shareholders at our annual meeting of shareholders held on May 13, 2004. The Amendment was approved by the Board on March 19, 2009, subject to shareholder approval.

If approved by shareholders, the Amendment would (i) increase the number of common shares available for issuance pursuant to awards granted under the Plan by 10,000,000, subject to adjustment as described in the Plan, and (ii) amend the performance measures applicable to performance-based awards that may be granted in the future under the Plan.

Increase in Available Shares. The Plan provided that a total of 12,000,000 common shares were available for issuance, of which 6,000,000 shares were available for issuance pursuant to stock awards and performance share awards, giving effect to the two-for-one stock split, effective on September 1, 2005. As of March 19, 2009, a total of 3,639,601 shares remained available for issuance pursuant to future grants of awards under the Plan, of which 1,845,051 shares remained available for issuance pursuant to future grants of stock awards and performance share awards. If the shareholders approve the Amendment, an additional 10,000,000 shares would be available for issuance pursuant to grants of future awards of any type permitted under the Plan. In addition, as of March 19, 2009, a total of 34,841 shares remain available for issuance pursuant to future grants of stock options, stock appreciation rights (“SARs”) or restricted stock awards under the Company’s 2000 Stock Incentive Plan for Key Employees and 148,830 shares remain available for issuance pursuant to future grants of stock options and SARs under the Company’s 2002 Stock Incentive Plan. All of the foregoing numbers of shares are subject to adjustment as provided in the respective incentive plans. As of March 19, 2009, there were 19,900,366 stock options and 3,832,846 shares of restricted stock outstanding under the Company’s incentive plans and, for the stock options outstanding, the weighted average exercise price was $19.3601 and the remaining weighted average exercise period was 5.43 years.

If the shareholders do not approve the Amendment, then the total number of shares available for issuance under the Plan would not be increased.

Amendment of Performance Measures. Under the Plan, the vesting of performance share awards is subject to the satisfaction of performance measures, and the vesting of restricted stock awards and restricted stock unit awards and the grant or exercisability of stock options and SARs also may, in the discretion of the Compensation Committee, be subject to the satisfaction of performance measures. If approved by shareholders, the Amendment would amend the performance measures applicable to future grants of these awards. As of March 19, 2009, no performance-based awards have been granted under the Plan, but performance-based awards may be granted under the Plan in the future.

Section 162(m) of the Code limits the deductibility for federal income tax purposes of compensation in excess of $1 million per year paid by Pulte to its chief executive officer and the three other most highly compensated executive officers, other than the chief financial officer, unless such compensation qualifies as “performance based compensation” under Section 162(m). Various requirements must be satisfied in order for compensation to qualify as performance-based compensation within the meaning of Section 162(m). One such requirement is that the compensation must be paid only upon the attainment of goals set by a committee of outside directors. The goals set by the committee must be based upon performance measures that have been approved by shareholders. In order for compensation paid pursuant to a plan to continue to qualify as “performance based compensation,” shareholders must reapprove the performance measures under the plan every five years.

The performance measures currently contained in the Plan include the following: the attainment by a common share of a specified fair market value for a specified period of time, earnings per share, return to stockholders (including dividends), return on assets, return on equity, earnings of the Company before or after taxes, revenues, market share, cash flow or cost reduction goals, interest expense after taxes, return on investment, return on invested capital, economic value created, operating margin, net income before or after taxes, pretax earnings before interest, depreciation and amortization, pretax operating earnings after interest expense and before incentives, and/or extraordinary or special items, operating earnings, net cash provided by operations, and strategic business criteria, consisting of one or more objectives based on meeting specified market penetration, geographic business expansion goals, cost targets, management of employment practices and employee benefits, supervision of litigation and information technology, and goals relating to acquisitions or divestitures, or any combination of the foregoing.

Rather than requesting shareholders to reapprove the performance measures currently contained in the Plan, the Board, upon the recommendation of the Compensation Committee, determined that the performance measures contained in the Plan should be amended to include performance measures that the Board believes currently are more relevant to Pulte’s success. Accordingly, it is proposed that the current performance measures be amended to include the following corporate-wide or subsidiary, division, operating unit or individual measures: earnings, earnings per share, earnings before interest and taxes (“EBIT”), earnings before interest, taxes, depreciation and amortization (“EBITDA”), financial return ratios, return on equity, return on assets, total shareholder return, net income, pre-tax income, operating income, revenues, profit margin, cash flow(s), expense management, economic profit, customer satisfaction, mortgage capture rates, productivity, efficiency, employee retention, succession management, management of service and warranty costs, management of the cost of insurance claims, achievement of energy performance goals, measurable marketing effectiveness, or achievement of diversity goals. The performance measures may include or exclude objectively determinable components of any performance goal, including, without limitation, special charges such as restructuring or impairment charges, gains on land sales below original basis, non-cash amortization, or tax refunds or payments.

Although many of the performance measures contained in the Amendment are the same as, or similar to, the performance measures currently contained in the Plan, the Amendment also contains other performance measures not currently contained in the Plan that focus on specific objectives which the Board believes are currently important to Pulte’s success. Examples of these additional performance measures are customer satisfaction, mortgage capture rates, management of service and warranty costs, management of the cost of insurance claims, achievement of energy performance goals and achievement of diversity goals. The Board’s belief that these performance measures are important to Pulte’s success is consistent with its views on performance measures held since early 2008. Accordingly, the performance measures contained in the Amendment are the same as the performance measures contained in the 2008 Incentive Plan approved by shareholders at our annual meeting of shareholders held on May 15, 2008.

If the shareholders approve the amendment, then any performance-based awards granted under the Plan in the future, assuming other conditions are met, would be eligible for treatment as “performance-based compensation” within the meaning of Section 162(m) and therefore potentially not subject to that section’s limitation on deductibility. If the shareholders do not approve the Amendment, then any performance-based awards granted under the Plan in the future to our chief executive officer or three other most highly compensated executive officers, other than the chief financial officer, would not be eligible for treatment as performance-based compensation under Section 162(m). This may have the effect of increasing the cost of any such future awards.

Unless otherwise instructed, the proxy holders will vote the proxies received by them “FOR” approval of the Amendment.

Description of the Plan

The following is a summary of the Plan, as it is proposed to be amended. This summary is qualified in its entirety by reference to the complete text of the Plan, as so amended, which is attached as Appendix II to this Proxy Statement and incorporated herein by reference.

Purposes. The purposes of the Plan are to (i) align the interests of the Company’s shareholders and recipients of awards under the Plan, (ii) attract and retain officers, other employees, non-employee directors, consultants, independent contractors and agents and (iii) motivate such persons to act in the long-term best interests of the Company’s shareholders. Under the Plan, the Company may grant (a) stock options and stock appreciation rights (“SARs”), (b) stock awards, consisting of restricted stock, unrestricted stock and restricted stock units, and (c) performance share awards. Officers, other employees, consultants, independent contractors and agents of the Company (approximately 300 persons) and non-employee directors (eight persons) will be eligible to participate in the Plan. On             , 2009, the closing sale price per share of our common shares on the New York Stock Exchange (“NYSE”) was $            .

Administration. The Plan will be administered by the Compensation Committee, which will have the authority to select persons who will receive awards and determine all of the terms and conditions of each award. The Compensation Committee may, subject to the requirements of Section 162(m) of the Code, and regulations thereunder, take action such that outstanding options and SARS will become exercisable and outstanding stock awards and performance share awards will vest. Except with respect to grants to executive officers of the Company and persons whose compensation is likely to be subject to the $1 million deduction limit under Section 162(m) of the Code, the Committee may, subject to applicable law, delegate some or all of its authority to administer the Plan to the Chief Executive Officer or other executive officer of the Company.

Available Shares. Under the Plan, 13,637,301 common shares are available for awards as of March 19, 2009, plus the number of shares that may again become available under the Plan, as described below, whether such shares are subject to awards granted under the Plan before or after such date, subject to adjustment in the event of a stock split, stock dividend, recapitalization, reorganization, merger, consolidation, combination, exchange of shares, liquidation, spin-off or other similar change in capitalization or event or a distribution to shareholders other than a regular cash dividend. Of such total number of common shares available for awards under the Plan, 10,000,000 shares are available for awards of any type permitted to be granted under the Plan, 1,842,751 additional shares are available for stock awards and performance share awards and 1,794,550 additional shares are available for awards other than stock awards and performance share awards, in each case subject to such adjustment.

The number of shares available under the Plan will be reduced by the number of common shares which become subject to outstanding awards. To the extent that common shares subject to an outstanding award are not issued by reason of the expiration, termination, cancellation or forfeiture of such award, by reason of the settlement of an award in cash or by reason of the delivery or withholding of shares to pay the exercise price of an award or to satisfy the tax withholding obligations relating to an award, then such shares shall again be available under the Plan.

Limits on Grants. To the extent necessary for an award to be qualified performance-based compensation under Section 162(m) of the Code and the regulations thereunder (i) the maximum number of shares with respect to which options or SARs or a combination thereof may be granted during any calendar year to any person is 1,000,000, subject to adjustment as described above, (ii) the maximum number of shares with respect to which stock awards subject to performance measures may be granted during any calendar year to any person is 500,000, subject to adjustment as described above, and (iii) the maximum number of shares with respect to which performance share awards may be granted during any calendar year to any person is 500,000.

No Repricing. Except in connection with an adjustment relating to a change in the Company’s capital structure as described above, the Committee may not, without shareholder approval, amend or replace any previously granted option or SAR in a transaction that constitutes a repricing under the rules of the New York Stock Exchange.

Stock Options and Stock Appreciation Rights. The Committee may grant (i) non-qualified stock options or incentive stock options within the meaning of Section 422 of the Code and (ii) stock appreciation rights either independently of, or in tandem with, stock options. Upon exercise of an option, the exercise price must be paid (a) in cash, (b) by delivery (either actual delivery or attestation) of certain previously-acquired shares of Common Stock, (c) except as may be prohibited by applicable law, by delivery of an irrevocable notice of exercise to a broker-dealer acceptable to the Company or (d) by a combination of cash and delivery of certain previously-acquired shares.

The exercise price of an option and the base price of an SAR will not be less than 100% of the fair market value of the common shares on the date of grant, provided that the base price of an SAR granted in tandem with an option will be the exercise price of the related option. No incentive stock option will be exercisable more than ten years after its date of grant, provided that if the recipient of the incentive stock option owns greater than ten percent of the voting power of all shares of capital stock of the Company, the option will be exercisable for no more than five years after its date of grant and the option exercise price will be the price required by the Code, currently 110% of the fair market value of the common shares on its date of grant.

All of the terms relating to the exercise, cancellation or other disposition of an option or SAR upon a termination of employment or service with the Company, whether by reason of disability, retirement, death or any other reason, shall be determined by the Committee.

Stock Awards and Performance Awards. The Plan provides for the grant of stock awards in the form of restricted stock awards, unrestricted stock awards or restricted stock unit awards, and for the grant of performance share awards. Restricted stock awards consist of shares, and restricted stock units consist of rights, in each case the vesting of which is subject to a restriction period determined by the Committee and may be subject to other terms and conditions, including the attainment of performance measures within a specified performance period. Restricted stock unit awards entitle the holder thereof to receive, upon vesting, shares or cash, or a combination thereof. Performance share awards consist of rights, in each case the vesting of which is subject to the attainment of performance measures within a specified performance period determined by the Committee and which may be subject to other terms and conditions. Performance share awards entitle the holder thereof to receive, upon vesting, shares (which may be restricted stock) or cash, or a combination thereof.

Unless otherwise set forth in the agreement relating to a restricted stock award, the holder of restricted stock will have rights as a shareholder of the Company, including the right to vote and receive dividends with respect to the shares subject to the award. Prior to the settlement of a restricted stock unit award or a performance share award, the holder of the award will have no rights as a shareholder with respect to the common shares subject to the award.

All of the terms relating to the satisfaction of performance measures and the termination of the restriction period relating to a restricted stock award or a restricted stock unit award and to the satisfaction of performance measures and the termination of the performance period relating to a performance share award, or any forfeiture and cancellation of such award upon a termination of employment or service with the Company of the holder of such award, whether by reason of disability, retirement, death or any other reason, shall be determined by the Committee.

Performance Measures. The vesting of performance share awards is subject to the satisfaction of performance measures. The vesting of restricted stock awards or restricted stock unit awards and the grant or exercisability of stock options or SARs also may, in the discretion of the Compensation Committee, be subject to the satisfaction of performance measures. The performance measures, as they are proposed to be amended, are described above under the caption “General—Amendment of Performance Measures.”

Non-transferability. Unless otherwise specified in the agreement relating to an award, no award granted under the Plan will be transferable other than by will, the laws of descent and distribution or pursuant to beneficiary designation procedures approved by the Company.

Change in Control. In the event of (i) certain acquisitions of 40% or more of the then outstanding common shares, (ii) a change in the board of directors resulting in the incumbent directors ceasing to constitute at least a majority of the board of directors, (iii) the consummation of a reorganization, merger or consolidation or sale or disposition of all or substantially all of the assets of the Company (unless, among other conditions, the Company’s shareholders receive more than 60% of the stock of the resulting company) or (iv) the consummation of a plan of complete liquidation or dissolution of the Company, all outstanding awards will be surrendered to the Company in exchange for a cash payment except, in the case of a merger or similar transaction in which the shareholders receive publicly traded common stock, all outstanding options and SARs immediately will become exercisable in full, all other awards immediately will vest, and each option, SAR and other award will represent a right to acquire the appropriate number of shares of common stock received in the merger or similar transaction.

Effective Date, Termination and Amendment. If approved by shareholders at the annual meeting, the Amendment will become effective as of the date of the annual meeting. The Plan will terminate on May 13, 2014, unless terminated earlier by the Board. The Board may amend the Plan at any time, subject to any requirement of shareholder approval required by applicable law, rule or regulation, including Section 162(m) of the Code and any rule of the New York Stock Exchange.

Federal Income Tax Consequences

The following is a brief summary of certain U.S. federal income tax consequences generally arising with respect to awards under the Plan. This summary is based on the U.S. federal income tax laws as currently in effect.

Stock Options. A participant will not recognize taxable income at the time an option is granted and the Company will not be entitled to a tax deduction at such time. A participant will recognize compensation taxable as ordinary income (and subject to income tax withholding in respect of an employee) upon exercise of a non-qualified stock option equal to the excess of the fair market value of the shares purchased over their exercise price, and the Company will be entitled to a corresponding deduction. A participant will not recognize income (except for purposes of the alternative minimum tax) upon exercise of an incentive stock option. If the shares acquired by exercise of an incentive stock option are held for the longer of two years from the date the option was granted and one year from the date the shares were transferred to the participant, any gain or loss arising from a subsequent disposition of such shares will be taxed as long-term capital gain or loss, and the Company will not be entitled to any deduction. If, however, such shares are disposed of within the above-described period, then in the year of such disposition the participant will recognize compensation taxable as ordinary income equal to the excess, if any, of the lesser of (i) the amount realized upon such disposition and (ii) the fair market value of such shares on the date of exercise over the exercise price, and the Company will be entitled to a corresponding deduction.

SARs. A participant will not recognize taxable income at the time SARs are granted and the Company will not be entitled to a tax deduction at such time. Upon exercise, the participant will recognize compensation taxable as ordinary income (and subject to income tax withholding in respect of an employee) in an amount equal to the fair market value of any shares delivered and the amount of cash paid by the Company. This amount is deductible by the Company as compensation expense.

Restricted Stock. A participant will not recognize taxable income at the time restricted stock is granted and the Company will not be entitled to a tax deduction at such time, unless the participant makes an election to be taxed at such time. If such election is not made, the participant will recognize compensation taxable as ordinary income (and subject to income tax withholding in respect of an employee) at the time the restrictions lapse in an amount equal to the excess of the fair market value of the shares at such time over the amount, if any, paid for such shares. The amount of ordinary income recognized by making the above-described election or upon the lapse of restrictions is deductible by the Company as compensation expense, except to the extent the deduction limits of Section 162(m) of the Code apply. In addition, a participant receiving dividends with respect to restricted stock for which the above-described election has not been made and prior to the time the restrictions lapse will recognize compensation taxable as ordinary income (and subject to income tax withholding in respect of an employee), rather than dividend income, in an amount equal to the dividends paid and the Company will be entitled to a corresponding deduction, except to the extent the deduction limits of Section 162(m) apply.

Unrestricted Stock. A participant will recognize compensation taxable as ordinary income (and subject to income tax withholding in respect of an employee) at the time unrestricted stock is granted to the participant in an amount equal to the fair market value of the shares delivered to the participant. This amount is deductible by the Company as compensation expense, except to the extent the deduction limits of Section 162(m) apply.

Restricted Stock Units and Performance Share Awards. A participant will not recognize taxable income at the time restricted stock units or performance share awards are granted and the Company will not be entitled to a tax deduction at such time. Upon the settlement of these awards, the participant will recognize compensation taxable as ordinary income (and subject to income tax withholding in respect of an employee) in an amount equal to the fair market value of any shares delivered and the amount of cash paid by the Company. This amount is deductible by the Company as compensation expense, except to the extent the deduction limits of Section 162(m) apply.

The approval of the Amendment to the Plan requires the affirmative vote of the holders of a majority of the votes cast at the annual meeting.

The Board of Directors recommends a vote “FOR” approval of the Amendment to the Pulte Homes, Inc. 2004 Stock Incentive Plan.

PROPOSAL FOUR

RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has appointed Ernst & Young LLP as Pulte’s independent registered public accounting firm for 2009, and the Board of Directors and the Audit Committee recommend that the shareholders ratify this appointment.

Although there is no requirement that Ernst & Young LLP’s appointment be terminated if the ratification fails, the Audit Committee will consider the appointment of other independent registered public accounting firms if the shareholders choose not to ratify the appointment of Ernst & Young LLP. The Audit Committee may terminate the appointment of Ernst & Young LLP as our independent registered public accounting firm without the approval of the shareholders whenever the Audit Committee deems such termination appropriate.

Amounts paid by us to Ernst & Young LLP for audit and non-audit services rendered in 2008 and 2007 are disclosed elsewhere in this Proxy Statement.

Ernst & Young LLP served as our independent registered public accounting firm during 2008 and has served as our independent public accountants for many years. Representatives of Ernst & Young LLP are expected to attend the annual meeting and will be available to respond to appropriate questions, and to make a statement if they wish to do so.

The Board of Directors and the Audit Committee recommend that shareholders vote “FOR” ratification of the appointment of Ernst & Young LLP as Pulte’s independent registered public accounting firm for 2009.

PROPOSAL FIVE

The Sheet Metal Workers’ National Pension Fund, Edward F. Carlough Plaza, 601 N. Fairfax Street, Suite 500, Alexandria, Virginia 22314, which has represented to us that it beneficially owns approximately 6,625 shares of our common stock, has submitted the following shareholder proposal.

DIRECTOR ELECTION MAJORITY VOTE STANDARD PROPOSAL

Resolved: That the shareholders of Pulte Homes, Inc. (“Company”) hereby request that the Board of Directors initiate the appropriate process to amend the Company’s articles of incorporation to provide that director nominees shall be elected by the affirmative vote of the majority of votes cast at an annual meeting of shareholders, with a plurality vote standard retained for contested director elections, that is, when the number of director nominees exceeds the number of board seats.

Supporting Statement: In order to provide shareholders a meaningful role in director elections, our Company’s director election vote standard should be changed to a majority vote standard. A majority vote standard would require that a nominee receive a majority of the votes cast in order to be elected. The standard is particularly well-suited for the vast majority of director elections in which only board nominated candidates are on the ballot. We believe that a majority vote standard in board elections would establish a challenging vote standard for board nominees and improve the performance of individual directors and entire boards. Our Company presently uses a plurality vote standard in all director elections. Under the plurality vote standard, a nominee for the board can be elected with as little as a single affirmative vote, even if a substantial majority of the votes cast are “withheld” from the nominee.

In response to strong shareholder support for a majority vote standard in director elections, a strong majority of the nation’s leading companies, including Intel, General Electric, Motorola, Hewlett-Packard, Morgan Stanley, Wal-Mart, Home Depot, Gannett, Marathon Oil, and Safeway have adopted a majority vote standard in company bylaws or articles of incorporation. Additionally, these companies have adopted director resignation policies in their bylaws or corporate governance policies to address post-election issues related to the status of director nominees that fail to win election. However, our Company has responded only partially to the call for change simply adopting a post-election director resignation policy that sets procedures for addressing the status of director nominees that receive more “withhold” votes than “for” votes. The plurality vote standard remains in place.

We believe that a post-election director resignation policy without a majority vote standard in Company bylaws or articles is an inadequate reform. The critical first step in establishing a meaningful majority vote policy is the adoption of a majority vote standard. With a majority vote standard in place, the Board can then consider action on developing post-election procedures to address the status of directors that fail to win election. A majority vote standard combined with a post-election director resignation policy would establish a meaningful right for shareholders to elect directors, and reserve for the Board an important post-election role in determining the continued status of an unelected director. We feel that this combination of the majority vote standard with a post-election policy represents a true majority vote standard.

The Board of Directors recommends a vote “AGAINST” this proposal for the following reasons:

The Board opposes the shareholder proposal because the Company has already adequately addressed the concerns the proposal raises. Three years ago, the Company adopted an amendment to its Corporate Governance Guidelines that provides the protections that could be achieved by the proposal’s implementation without the undue limitations on the Board’s judgment that would be attendant to such implementation.

As described in greater detail in this Proxy Statement under the caption “Election of Directors”, the Company’s Corporate Governance Guidelines require a nominee who fails to garner a majority affirmative vote in an unopposed election to tender his or her resignation to the Board. The Nominating and Governance Committee is then in turn obligated to focus its attention on and thoroughly assess any possible causes for concern related to the majority withhold vote for such nominee. Following such assessment, the Nominating and Governance Committee, which is composed exclusively of independent directors, must recommend to the Board whether to accept or reject the resignation, and the Board must take the action it deems appropriate with respect to the resignation.

The procedures required under the Company’s Corporate Governance Guidelines provide the benefit of ensuring that no director who has received a majority withhold vote will serve on the Board without a high degree of scrutiny. Simultaneously, the Company’s Corporate Governance Guidelines preserve the Board’s ability to take into account in its decision regarding the resignation all facts and circumstances surrounding the majority withhold vote, including the underlying reasons, the length of service and qualifications of the director, the director’s contributions to the Company and compliance with listing standards and the Company’s Corporate Governance Guidelines. The Board believes that the Corporate Governance Guidelines strike an appropriate balance that is sensitive to investors’ views on the standard required for election of directors and effectively satisfies the goals of the shareholder proposal while preserving the flexibility of the Board to exercise its independent judgment on a case-by-case basis in the best interest of all shareholders.

Moreover, the shareholder proposal argues that a strict majority vote standard is a superior solution to a plurality standard, but fails to account for the issues that may arise due to the lost flexibility that would result if this proposal were implemented. Although the proposal, on its face, seems straightforward, the majority vote standard raises complicated issues in its implementation. For example, if a director nominee were to receive a plurality, but not a majority, of the votes cast, the Board would be faced with a choice among several options: (i) to decide whether to appoint a successor, which would be less democratic as a governance matter, (ii) to expend the funds to hold a special meeting to elect a successor or (iii) if the nominee were an existing director, to permit the director to remain in office until the next annual meeting of shareholders.

The Board believes that instituting the change called for by the proposal is unnecessary in light of not only the Company’s Corporate Governance Guidelines but also the Company’s recent election results, in which all of our directors consistently have been elected by the affirmative vote of more than a majority of the shares entitled to vote and present in person or by proxy at the annual meeting of the shareholders. As a result, changing the Company’s plurality voting requirement to the voting requirement that has been proposed would have had no effect on the outcome of our election process in recent years. Moreover, the Company’s Board has historically been comprised of highly qualified directors from diverse backgrounds, substantially all of whom have been “independent” within the meaning of standards adopted by the NYSE. Each of these directors was elected by plurality vote. Since the Company’s shareholders have a history of electing highly qualified, independent directors under a traditional plurality system, a change to a strict majority voting requirement is not necessary to improve our corporate governance processes and is unlikely to have such an effect.

The Board of Directors recommends a vote “AGAINST” this proposal.

PROPOSAL SIX

The Trowel Trades S&P 500 Index Fund, P.O. Box 75000, Detroit, Michigan 48275, which has represented to us that it owns the requisite amount of our common stock, has submitted the following proposal.

DECLASSIFICATION OF BOARD OF DIRECTORS PROPOSAL

RESOLVED, That the shareholders of Pulte Homes, Inc. (“the Company”) urge that the Board of Directors take the necessary steps to declassify the Board of Directors for the purpose of establishing annual elections for directors. The Board of Directors declassification shall be done in a manner that does not affect the unexpired terms of directors previously elected.

Shareholder’s Statement of Support

In our opinion, the election of corporate directors is a primary avenue for shareholders to influence corporate affairs and ensure management is accountable to the Company’s shareholders. However, under the classified voting system at the Company, individual directors face election only once every three years, and shareholders only vote on roughly one-third of the Board of Directors each year. In our opinion, such a system serves to insulate the Board of Directors and management from shareholder input and the consequences of poor financial performance.

By eliminating the classified Board of Directors, we believe shareholders can register their views annually on the performance of the Board of Directors and each individual director. We feel this will promote a culture of responsiveness and dynamism at the Company, qualities necessary to meet the challenge of increasing shareholder value.

We submit that by introducing annual elections and eliminating the classified Board of Directors at the Company, management and the Board of Directors will be more accountable to shareholders. We believe that by aligning the interest of the Board of Directors and management with the interests of shareholders, our Company will be better equipped to enhance shareholder value.

For the above reasons, we urge a vote FOR the resolution.

The Board of Directors recommends a vote “AGAINST” this proposal for the following reasons:

The Board recognizes that a majority of shareholders voted last year in favor of a shareholder proposal requesting declassification of the Board and takes an active interest in shareholder proposals receiving a majority of the votes cast at any annual meeting. The Board has carefully considered this matter on several occasions, and each time has determined, based on a variety of factors, that it is in the best interests of Pulte and our shareholders to maintain a classified board, notwithstanding the voting results on recent shareholder proposals. We believe adopting the proposal would not be in the best interests of Pulte’s shareholders for the following reasons:

The staggered election of directors provides continuity and stability in the management of the business and affairs of the Company, while allowing for the introduction of new directors as appropriate. Our current board structure ensures that a majority of the directors will always have prior experience as directors of Pulte, with in-depth understanding of our complex business, future plans and strategic position within the industry. The Board believes that this continuity and stability is critical because it:

¡

creates a more experienced board that is better able to make fundamental decisions about the business — decisions on strategic transactions, significant business commitments and appropriate use of financial and other resources;

¡	enables us to better focus on the development, refinement and execution of mid- and long-range planning;

¡	helps to prevent abrupt changes in corporate policies based on short-term objectives and the special interests of a select group of shareholders;

¡	enhances the independence of non-management directors by providing them with a longer assured term of office within which to focus on the strategic goals of the business;

¡	assists us in attracting director candidates who are interested in making a longer-term commitment to Pulte; and

¡	allows new directors an opportunity to gain knowledge about our business from continuing directors.

The Board believes that continuity and stability are particularly important at a time of adverse market conditions in our industry because they ensure that Pulte will have available to it the leadership of experienced directors who are well-versed in the complex issues Pulte and other homebuilders face.

A classified board also enhances our ability to negotiate the best results for Pulte’s shareholders in the event of an unsolicited takeover proposal. Our current board structure encourages a third party to negotiate with us instead of engaging in an unfriendly or unsolicited effort to take over or restructure Pulte in a manner that may not be in the best interests of our shareholders. It gives our Board the time and leverage necessary to evaluate the adequacy and fairness of any takeover proposal, consider alternative proposals, and to ultimately negotiate the best possible result for all shareholders. Absent a classified board, a potential acquirer could gain control of Pulte by replacing a majority of the Board (if not the entire Board) with its own slate of nominees at a single annual meeting, and without paying any premium to Pulte’s shareholders. Having a classified board does not prevent unsolicited takeover attempts, but by reducing the threat of imminent removal, it positions the incumbent board to negotiate terms to maximize value for all shareholders. The Board believes that its ability to respond adequately to opportunistic unsolicited takeover proposals is particularly important at a time of adverse market conditions in our industry.

Moreover, the benefits of a classified board structure do not come at the cost of directors’ accountability to shareholders. All directors are required by law to uphold their fiduciary duties to Pulte and its shareholders, whether or not the Board is classified and regardless of the length of the term of office of directors. In addition, shareholders have an annual opportunity to express their approval, or disapproval, of the performance of the Board as each class of directors stands for re-election. The Board believes that the current structure has not negatively affected the accountability of Pulte’s directors to its shareholders during the period in which it has been in place.

The Board of Directors recommends a vote “AGAINST” this proposal.

PROPOSAL SEVEN

The Trust for the International Brotherhood of Electrical Workers’ Pension Benefit Fund, 900 Seventh Street, NW, Washington, D.C. 20001, which has represented to us that it owns more than $2,000 worth of shares of our common stock, has submitted the following proposal.

INDEPENDENT CHAIRMAN OF THE BOARD PROPOSAL

RESOLVED: The shareholders of Pulte Homes, Inc. (“Company”) urge the Board of Directors to amend the Company’s by laws, effective upon the expiration of current employment contracts, to require that an independent director—as defined by the rules of the New York Stock Exchange (“NYSE”)—be its Chairman of the Board of Directors. The amended by laws should specify (a) how to select a new independent chairman if a current chairman ceases to be independent during the time between annual meetings of shareholders, and (b) that compliance is excused if no independent director is available and willing to serve as chairman.

SUPPORTING STATEMENT

The wave of corporate scandals at such companies as Enron, WorldCom and Tyco resulted in renewed emphasis on the importance of independent directors. For example, both the NYSE and the NASDAQ have adopted new rules that would require corporations that wish to be traded on them to have a majority of independent directors.

Unfortunately, having a majority of independent directors alone is clearly not enough to prevent the type of scandals that have afflicted Enron, WorldCom and Tyco. All of these corporations had a majority of independent directors on their boards when the scandals occurred.

All of these corporations also had a Chairman of the Board who was also an insider, usually the Chief Executive Officer (“CEO”), or a former CEO, or some other officer. We believe that no matter how many independent directors there are on a board, that board is less likely to protect shareholder interests by providing independent oversight of the officers if the Chairman of that board is also the CEO, former CEO or some other officer or insider of the company.

We also believe that it is worth noting that many of the companies that were embroiled in the financial turmoil stemming from the recent crisis in the subprime mortgage market (Bank of America, Bear Stearns, Citigroup, Countrywide, Lehman Brothers, Merrill Lynch, Morgan Stanley, Wachovia and Washington Mutual) did not have an independent Chairman of the Board of Directors.

We respectfully urge the board of our Company to change its corporate governance structure by having an independent director serve as its Chairman.

The Board of Directors recommends a vote “AGAINST” this proposal for the following reasons:

The Board strongly endorses the view that one of its primary functions is to protect shareholders’ interests by providing independent oversight of management. However, the Board does not believe that mandating a particular structure, such as an independent Chairman of the Board, would enhance the Board’s current effective oversight on behalf of shareholders. In fact, the Board believes that restricting its ability to structure the Board in the manner it believes best, in the exercise of its judgment, would harm, rather than help, the Board in the fulfillment of its duty to protect shareholders’ interests. The Board believes that Pulte’s establishment of an independent Lead Director position, as well as its existing corporate governance standards, its commitment to Board independence and the fiduciary obligations imposed upon all directors by state law, serve as effective protections against the types of corporate scandals referenced in the proponent’s supporting statement and ensure that the Board will continue to fulfill its obligation of protecting shareholders’ interests.

The Board has established the position of Lead Director, which is required to be filled by an independent director. The Lead Director’s key role is to work with the Chairman and the Chief Executive Officer to ensure that the Board discharges its responsibilities, has structures and procedures in place to enable it to function independently of management, and clearly understands the respective roles and responsibilities of the Board and management. The Lead Director’s duties also include, among other things, calling and chairing regular executive sessions of the non-management directors, coordinating feedback to the Chairman and the CEO on behalf of the independent directors regarding business issues and management, providing the Chairman and the CEO with input as to the preparation of the agendas for meetings of the Board and informational needs associated with those meetings and performing such other duties as may be necessary for the Board to fulfill its responsibilities or as may be requested by the Board as a whole, by the non-management directors or by the Chairman.

The Board is committed to high standards of corporate governance and, to this end, has adopted specific corporate governance standards to protect shareholders’ interests. These standards are set forth in a Business Practices Policy, a Code of Ethics and Corporate Governance Guidelines. Each of these standards is reviewed on an annual basis and is amended as the Board deems appropriate and as needed to incorporate the requirements of the New York Stock Exchange and the Securities and Exchange Commission under the Sarbanes-Oxley Act of 2002 (which was enacted in the wake of the corporate scandals referenced in the proponents’ supporting statement) and is posted on our website.

Additionally, the Board has been, and continues to be, a strong proponent of Board independence, which it believes serves to protect shareholders’ interests. Currently, eight of Pulte’s eleven directors, including each member of the Audit, Nominating and Governance and Compensation Committees, qualify as independent directors under the New York Stock Exchange’s independence standards and the Sarbanes-Oxley Act of 2002. Additionally, all committees of the Board have authority to seek legal, financial or other expert advice from a source independent from management.

The Board believes this governance structure and these practices ensure that strong and independent directors will continue to effectively oversee the Company’s management and key issues related to long-range business plans, long-range strategic issues and risks and integrity.

Finally, all directors of the Company, including the Chairman, are bound by fiduciary obligations under state law to serve the best interests of our shareholders. Prohibiting current or former officers from serving as Chairman would not in any way enhance the obligations of any director of the Company to fulfill his or her fiduciary duties.

The Board believes that it should not have an arbitrary policy as to the independence of the Chairman but, rather, should consider it, together with other relevant factors, when a Chairman is appointed. The Board believes that it needs to retain the flexibility to exercise its judgment to appoint as Chairman someone with hands-on knowledge of and experience in the operations of the Company. The Board believes that this proposal would impose an unnecessary restriction that would not strengthen the Board’s independence or oversight functions and would, therefore, not be in the best interests of the Company’s shareholders.

The Board of Directors recommends a vote “AGAINST” this proposal.

PROPOSAL EIGHT

The Massachusetts Laborers’ Pension Fund, 14 New England Executive Park, Suite 200, P.O. Box 4000, Burlington, Massachusetts, 01803, which has represented to us that it beneficially owns approximately 27,849 shares of our common stock, has submitted the following proposal.

PERFORMANCE-BASED OPTIONS PROPOSAL

Resolved: That the shareholders of Pulte Homes, Inc. (the “Company”) request that the Compensation Committee of the Board of Directors adopt a policy that a significant portion of future stock option grants to senior executives shall be performance-based. Performance-based options are defined as follows: (1) indexed options, in which the exercise price is linked to an industry or well-defined peer group index; (2) premium-priced stock options, in which the exercise price is set above the market price on the grant date; or (3) performance-vesting options, which vest when a performance target is met.

Supporting Statement: As long-term shareholders of the Company, we support executive compensation policies and practices that provide challenging performance objectives and serve to motivate executives to enhance long-term corporate value. We believe that standard fixed-price stock option grants can and often do provide levels of compensation well beyond those merited, by reflecting stock market value increases, not performance superior to the company’s peer group.

Our shareholder proposal advocates performance-based stock options in the form of indexed, premium-priced or performance-vesting stock options. With indexed options, the option exercise price moves with an appropriate peer group index so as to provide compensation value only to the extent that the company’s stock price performance is superior to the companies in the peer group utilized. Premium-priced options entail the setting of an option exercise price above the exercise price used for standard fixed-priced options so as to provide value for stock price performance that exceeds the premium option price. Performance-vesting options encourage strong corporate performance by conditioning the vesting of granted options on the achievement of demanding stock and/or operational performance measures.

Our shareholder proposal requests that the Company’s Compensation Committee utilize one or more varieties of performance-based stock options in constructing the long-term equity portion of the senior executives’ compensation plan. The use of performance-based options, to the extent they represent a significant portion of the total options granted to senior executives, will help place a strong emphasis on rewarding superior corporate performance and the achievement of demanding performance goals.

Leading investors and market observers, such as Warren Buffet and Alan Greenspan, have criticized the use of fixed-price options on the grounds that they all to [sic] often reward mediocre or poor performance. The Conference Board’s Commission on Public Trust and Private Enterprise in 2002 looked at the issue of executive compensation and endorsed the use of performance-based options to help restore public confidence in the markets and U.S. corporations.

At present, the Company does not employ performance-based stock options as defined in this proposal, so shareholders cannot be assured that only superior performance is being rewarded. Performance-based options can be an important component of a compensation plan designed to focus senior management on accomplishing long-term corporate strategic goals and superior long-term corporate performance. We urge your support for this important executive compensation reform.

The Board of Directors recommends a vote “AGAINST” this proposal for the following reasons:

The Board believes that performance-based compensation is an essential component of executive compensation. As described in the Compensation Discussion and Analysis on page 22 of this Proxy Statement, the Company’s Compensation Committee is committed to pay-for-performance; accordingly, a significant portion of the Company’s executive compensation is performance-based. The Board also believes that compensation should be competitive with our direct competitors in the homebuilding industry, as well as other companies of similar size and complexity, and should be designed to align the short-term and long-term interests of employees with those of shareholders.

The Board believes that the Compensation Committee, which is comprised solely of directors who are “independent” as defined by the NYSE listing standards, is the governing body best suited to formulate executive compensation principles and practices that reflect the interests of shareholders, while retaining the ability to address the specific needs of the Company’s business. Executive compensation practices are influenced by a wide range of complex factors, including changes in strategic goals, regulatory developments and the competitive compensation practices of other companies. As a result, it is important that the Committee retain the flexibility to select incentives that balance these influences and that the Committee have the ability to respond quickly to changes that may otherwise limit the Company’s ability to attract, motivate and retain key talent.

The Board feels that the Company’s current compensation policies and programs are already performance-based, and that a policy requiring that a significant portion of future stock option grants to senior executives be performance-based as described in the proposal would not provide an advantage over those currently utilized by the Company. Specifically, the Company’s 2004 Stock Incentive Plan,

which was approved by shareholders, provides that the Compensation Committee may, in its discretion, grant performance-based options. The Board believes that it is important that the Compensation Committee retain this discretion and not be constrained by a policy mandating that a significant portion of option grants be performance-based. The Company’s performance-based compensation is linked to measures that drive specific outcomes, including both long-term and short-term incentive programs.

Moreover, fixed-price stock options already are performance-based because the exercise price equals the market value of the Company’s common shares on the date of the award. Accordingly, no economic benefit is conferred on the optionee unless the Company’s shares increase in value subsequent to the award date. Stock options generally vest over a period of years. These vesting periods require long-term focus on Company performance in order for the employee to realize any value from the exercise of stock options. The Compensation Committee believes it appropriate for there to be elements of equity-based compensation in which employees are able to realize the full benefits of positive market performance and experience the effects of negative market performance, as do shareholders. The Compensation Committee believes that fixed-price stock options provide an objective performance metric that is directly aligned with the interests of shareholders and is an appropriate performance measure for the Company.

Further, the majority of our significant competitors use fixed-price options, rather than performance-based options. Limiting the Compensation Committee’s ability to establish compensation packages in line with those of our competitors could place us at a competitive disadvantage in attracting, motivating, rewarding and retaining superior executive talent. The Board believes that the Compensation Committee must have the flexibility to create compensation policies appropriate to the competitive environment in which Pulte competes for senior executives.

The Compensation Committee has used other types of long-term incentive vehicles and may continue to do so in the future, as permitted under the Company’s shareholder-approved equity incentive plan, to support particular business strategies, retention initiatives and/or recruiting activities, taking into account circumstances as they exist from time to time, including changing economic and industry conditions, accounting requirements and tax laws, together with evolving governance trends. However, the Board believes that the Compensation Committee should not be constrained in determining which types or combinations of long-term incentive vehicles are the most appropriate and effective for a given situation.

The Board recognizes that a significant percentage of shareholders voted last year in favor of a similar shareholder proposal and takes an active interest in shareholder proposals receiving a significant percentage of the votes cast at any annual meeting. The Board and the Compensation Committee have carefully evaluated the proposal and considered whether it should be implemented and for the foregoing reasons determined not to implement the proposal.

The Board of Directors recommends a vote “AGAINST” this proposal.

PROPOSAL NINE

The Miami Fire Fighters’ Relief and Pension Fund, 2980 N.W. South River Drive, Miami, Florida, 33125, which has represented to us that it owns the requisite amount of our common stock, has submitted the following shareholder proposal.

PROPOSAL REQUESTING ADVISORY

VOTE ON EXECUTIVE COMPENSATION

RESOLVED, the shareholders of Pulte Homes, Inc. request the board of directors to adopt a policy that provides shareholders the opportunity at each annual shareholder meeting to vote on an advisory resolution, proposed by management, to ratify the compensation of the named executive officers (“NEOs”) set forth in the proxy statement’s Summary Compensation Table (the “SCT”) and the accompanying narrative disclosure of material factors provided to understand the SCT (but not the Compensation Discussion and Analysis). The proposal submitted to shareholders should make clear that the vote is non-binding and would not affect any compensation paid or awarded to any NEO.

SUPPORTING STATEMENT

Investors are increasingly concerned about mushrooming executive compensation which sometimes appears to be insufficiently aligned with the creation of shareholder value. As a result, in 2007 shareholders filed more than 60 “say on pay” resolutions with companies, averaging a 42% vote where voted upon. In fact, seven resolutions received majority votes. (NOTE: complete 2008 statistics were not available at the time this proposal was filed.)

In addition, the advisory vote was endorsed by the Council of Institutional Investors and a survey by the Chartered Financial Analyst Institute found that 76% of its members favored giving shareholders an advisory vote. A bill to provide for annual advisory votes on compensation passed in the House of Representatives by a 2-to-1 margin.

TIAA-CREF, the largest pension fund in the world, held its first Advisory Vote in 2007 and a number of U.S. companies voluntarily submitted their compensation practices to an advisory vote in 2008, including Aflac, H&R Block, Jackson Hewitt, Littlefield, Riskmetrics and Zale. As a result of discussions between investors and companies, a Working Group on the Advisory Vote was established to further study how such a practice would be implemented in the U.S. markets to provide advice to investors and companies alike.

We believe that existing U.S. corporate governance arrangements, including SEC rules and stock exchange listing standards, do not provide shareholders with sufficient mechanisms for providing input to boards on senior executive compensation. In contrast to U.S. practices, in the United Kingdom, public companies allow shareholders to cast an advisory vote on the “directors’ remuneration report,” which discloses executive compensation. Such a vote isn’t binding, but gives shareholders a clear voice that could help shape senior executive compensation.

Currently U.S. stock exchange listing standards require shareholder approval of equity-based compensation plans; those plans, however, set general parameters and accord the compensation committee substantial discretion in making awards and establishing performance thresholds for a particular year. In our opinion, shareholders do not have any mechanism for providing ongoing feedback on the application of those general standards to individual pay packages.

Accordingly, we urge the board to allow shareholders to express their opinion about senior executive compensation by establishing an annual referendum process. The results of such a vote could provide our board with useful information about shareholder views on the company’s senior executive compensation, as reported each year.

The Board of Directors recommends a vote “AGAINST” this proposal for the following reasons:

Pulte’s Board understands the importance of communicating with shareholders regarding executive compensation and regularly engages in meaningful dialogue with Pulte investors. The process suggested by the proposal, however, is not an effective mechanism for shareholders to meaningfully convey opinions regarding Pulte’s executive compensation. Further, an advisory vote would undermine the work of our Compensation Committee and be inconsistent with fundamental principles of corporate governance. Finally, an advisory vote could put us at a competitive disadvantage by impeding our ability to recruit and retain executive talent. For these reasons, as explained more fully below, the Board recommends that shareholders vote against this proposal.

The Board believes that an advisory vote would not provide the Compensation Committee with meaningful guidance in considering its compensation philosophy and program or in making specific compensation decisions because the vote would not communicate specific shareholder views or concerns regarding executive compensation packages. If shareholders vote “Against” our compensation package, which necessarily encompasses all compensation paid to Pulte’s most highly-paid executive officers, the Board would have no way of knowing which feature or features of the compensation package were objectionable. By contrast, if shareholders vote “For” the compensation package, this would suggest, perhaps inaccurately, that shareholders were satisfied with all aspects of that package. Furthermore, any advisory vote would require the Compensation Committee to speculate about the meaning of shareholder approval or disapproval months after the compensation approved or disapproved by shareholders had already been paid and well into the following year’s compensation cycle.

Providing shareholders with this imprecise means of conveying their concerns is not necessary because shareholders already have a more effective method of communicating with the Board. Shareholders may contact any of Pulte’s directors, including members of Pulte’s Compensation Committee, directly by writing to them at Pulte Homes, Inc., 100 Bloomfield Hills Parkway, Suite 300, Bloomfield Hills, Michigan 48304. Unlike an advisory vote, this method of communication allows shareholders to voice specific concerns and to communicate clearly and effectively with our Board. Additionally, equity and other incentive compensation plans from time to time are submitted for approval by shareholders. Unlike an advisory vote regarding historical compensation disclosures, the opportunity to vote on these matters provides an effective mechanism for shareholders to convey their satisfaction or dissatisfaction with the Company’s compensation practices in a manner that may meaningfully impact those practices going forward.

Additionally, the American system of corporate governance is based on the notion that shareholders are solely responsible for the election of directors and that those directors, once elected, serve as fiduciaries to the corporations they serve. As fiduciaries, directors are obliged to act with diligence and in good faith to make decisions and develop policies that they believe will best serve shareholder interests.

These fiduciary duties extend to the formulation of policies with respect to the compensation of a corporation’s senior executives, and this is precisely the case at Pulte. Pulte’s Compensation Committee, which consists entirely of independent directors, is responsible for designing an executive compensation program that helps to attract, motivate and retain talented senior executives. In discharging its fiduciary duties and fulfilling its responsibilities, the Compensation Committee is assisted by a highly-qualified independent compensation consulting firm. The Compensation Committee makes its decisions after careful consideration of Pulte’s strategic and financial objectives, an executive’s performance against specific quantitative and qualitative objectives and other relevant performance data. In every instance, the Compensation Committee is fulfilling its responsibility to do its best to maximize Pulte’s performance in order to further the interests of Pulte’s shareholders.

In fulfilling their responsibility to elect directors, Pulte shareholders perform a critical role in the corporate governance process. But it is Pulte’s Board that is charged with the duty to oversee the business and affairs of Pulte, and it is the Board, including the Compensation Committee, that has the fiduciary duty to make decisions regarding matters pertaining to the compensation of Pulte’s executive officers. As described above, these decisions require an exceptional amount of time, expert advice and detailed understanding of Pulte’s business, including its competitive environment.

Finally, Pulte operates in a highly competitive environment and in order to attain long-term success and thereby build value for our shareholders, it is critical that we recruit and retain a talented senior management team. To our knowledge, none of our competitors puts named executive officer compensation to an advisory vote. If Pulte were to adopt this practice, this could lead to a perception among our current executives and prospective employees that compensation opportunities at Pulte are limited, especially as compared to competitors that have not adopted the practice. This could put us at a competitive disadvantage in hiring and retaining executive talent and ultimately harm our business.

The Board of Directors recommends a vote “AGAINST” this proposal.

PROPOSAL TEN

The Sisters of St. Francis of Assisi, 3221 S. Lake Drive, St. Francis, Wisconsin 53235, which has represented to us that it owns 320 shares of our common stock, has submitted the following shareholder proposal.

COMPENSATION REPORT PROPOSAL

WHEREAS, in the September-October, 2008 financial crisis that gripped the United States economy, a continual concern was raised regarding excessive executive compensation, especially when that compensation package was compared to the average pay of workers in that company and/or when it did not show comparable returns to shareholders in the company’s dividends or stock price.

In a piece around “extravagant executive pay,” Business Week (09.01.08) revealed: “Chief executive officers at companies in the Standard & Poor’s 500-stock index earned more than $4,000 an hour each last year.” It also noted that an S&P 500 CEO had to work, on average, approximately 3 hours in 2007 “to earn what a minimum-wage worker earned for the full year.”

A September, 2007 study of the Fortune 500 firms showed that top executives’ pay averaged $10.8 million the previous year, or more than 364 times the pay of the average U.S. worker. Another study showed that middle-income and low-wage workers saw real pay increases of just 3 percent since 2001, while the top 5 percent of workers have seen wages increase 9 percent. CEO pay far outdistanced the rest of the top 5% (St. Louis Post Dispatch, 09.16.07).

It has been shown that funneling a large part of the executive compensation pool to the CEO can eventually damage shareholders by demoralizing the senior managerial cadre as well. Ann Yerger, Executive Director of the Council of Institutional Investors says that such “a large differential can actually harm performance because it is demotivating for the senior managers” (FT, 10.08.07).

In the midst of the scandal noted above, Glass Lewis & Co. released its study of “the worst 2007 pay-for-performance rating among the Standard & Poor’s 500 index of large companies.” It declared that the compensation packages for the most highly paid U.S. executives “have been so over-the-top that they have skewed the standards for what’s reasonable.” It also stated that CEO pay still may be high “at many companies even when performance is mediocre or dismal.” Pulte Homes ranked eighth as most egregious.

RESOLVED: shareholders request the Board’s Compensation Committee to initiate an independent review of our company’s executive compensation policies and to make available, upon request, a report of that review by January 1, 2010 (omitting confidential information and processed at a reasonable cost). We request the report include:

1.	A comparison of the total compensation package of top executives and our company’s lowest paid workers in the United States in July 1998 and July 2008.

2.	An analysis of changes in the relative size of the gap between the two groups and the rationale justifying this trend.

3.	An evaluation of whether our top executive compensation packages (including, but not limited to, options, benefits, perks, loans and retirement agreements) are “excessive” and should be modified.

4.	An explanation of whether the issues of sizable layoffs or the level of pay of our lowest paid workers should result in an adjustment of executive pay “to more reasonable and justifiable levels.”

The Board of Directors recommends a vote “AGAINST” this proposal for the following reasons:

The Board believes that it is essential to Pulte’s success that it be able to attract, develop and retain talented and dedicated individuals to work at every level of its business around the country. The Board believes that all of Pulte’s employees make contributions that are important to Pulte’s success and that Pulte provides appropriate compensation to all of its employees to encourage them to make contributions commensurate with their respective levels of responsibility. In determining appropriate compensation levels for all of its employees, Pulte is sensitive to competitive, geographic and market factors and believes that the Company responsibly and fairly determines appropriate compensation levels for its employees at all levels.

Local management, working with Pulte’s human resources personnel, determines employee compensation scales based on skill, experience and local competitive and market factors while the Compensation Committee, which is composed entirely of independent directors, determines executive officer compensation. In determining compensation for employees who are not executive officers, Pulte’s human resources personnel consider various benchmark studies to assist them in fairly determining appropriate compensation levels for such employees. As described in the Compensation Discussion and Analysis beginning on page 22 above, the Compensation Committee’s overall executive officer compensation philosophy is to provide a compensation program that is intended to attract and retain qualified executives through fluctuating business cycles and to provide them with incentives to achieve our strategic, operational and financial goals and increase shareholder value. In determining the compensation of the Company’s executive officers, the Compensation Committee considers a variety of factors, including the compensation paid by a peer group of homebuilders and market compensation levels generally, in order to assess competitive compensation trends and pay levels. The Compensation Committee also relies on a number of resources, including an outside compensation consultant who provides the Compensation Committee with information and advice regarding market compensation levels, general compensation trends and best practices. The Board believes that maintaining a compensation program that achieves Pulte’s intended objectives during the current recessionary period of the business cycle is as important as maintaining such program during an expansionary period of the business cycle. The Board further believes that the Compensation Committee’s determinations with respect to overall executive compensation support such a compensation program and result in appropriate compensation that is not “excessive”.

The Board also believes that the report requested by the proponent, in emphasizing the “comparison of the total compensation package of top executives and our company’s lowest paid workers” and the “analysis of changes in the relative size of the gap between the two groups”, fails to recognize fundamental differences in the nature of the compensation received by Pulte employees. For example, a significant portion of the compensation received by Pulte’s executives is performance-based, variable pay that is contingent on achievement of short-term operational and financial goals, as well as longer-term strategic objectives. In contrast, the compensation received by other Pulte employees is, in most instances, almost entirely fixed and generally is dependent solely on the employee’s meeting the requirements for satisfactory performance of his or her individual job. Additionally, more than 50% of total compensation to named executive officers is generally paid in the form of equity, the value of which is subject to market and other risks, whereas the vast majority of compensation paid to other Pulte employees is paid in cash, and accordingly not subject to such risks. Accordingly, the Board believes the requested report does not recognize fundamental differences among pay packages and the many factors that must be considered in determining appropriate compensation levels, and would not be an effective tool in assessing the appropriateness of Pulte’s compensation packages.

The Board believes that Pulte responsibly and fairly determines appropriate compensation levels for its employees at all levels, including its executive officer level. Accordingly, the Board believes that the proposal is not in the best interests of the Company or its shareholders.

The Board of Directors recommends a vote “AGAINST” this proposal.

OTHER MATTERS

Multiple Shareholders Sharing the Same Address

If you and other residents at your mailing address own common shares in street name, your broker or bank may have sent you a notice that your household will receive only one annual report and proxy statement. This practice, known as “householding,” is designed to reduce our printing and postage costs. However, if any shareholder residing at such an address wishes to receive a separate annual report and proxy statement or if you are receiving multiple copies of proxy materials and would like to receive one set, you may contact Computershare and inform it of your request by phone at (888) 294-8217 or by mail at Computershare Trust Company, N.A., P.O. Box 43078, Providence, Rhode Island 02940-3078.

Proxy solicitation cost

Pulte pays the cost of soliciting proxies. Additionally, we hired D.F. King & Co., Inc. to assist in the distribution of proxy materials. The fee is expected not to exceed $11,000, plus reasonable out-of-pocket expenses. We will also reimburse brokerage houses and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for forwarding proxy and solicitation material to shareholders.

Shareholder proposals due for the 2010 annual meeting

To be included in our proxy statement for next year’s annual meeting, shareholder proposals must be in writing and received by Pulte by December 8, 2009. Shareholder proposals must be sent to Steven M. Cook, our Senior Vice President, General Counsel and Secretary, by certified mail, return receipt requested, or by recognized overnight courier, at the following address:

Steven M. Cook

Senior Vice President, General Counsel and Secretary

Pulte Homes, Inc.

100 Bloomfield Hills Parkway, Suite 300

Bloomfield Hills, Michigan 48304

Shareholder proposals that are intended to be presented at our 2010 annual meeting of shareholders, but that are not intended to be considered for inclusion in our proxy statement and proxy related to that meeting, must be made in writing and sent to Mr. Cook by certified mail, return receipt requested, or recognized overnight courier at the mailing address specified for him above, and must be received by Pulte by February 21, 2010. Our form of proxy will confer discretionary authority to vote on proposals not received by that date, and the persons named in our form of proxy will vote the shares represented by such proxies in accordance with their best judgment.

Communicating with the Board

You may communicate directly with the Board of Directors, the non-management directors as a group or any individual director or directors by writing to our Secretary at the mailing address specified for him above. You should indicate on the outside of the envelope the intended recipient (i.e., full Board, non-management directors as a group or any individual director or directors) of your communication. Each communication intended for the Board of Directors or any of Pulte’s non-management directors and received by our Secretary will be promptly forwarded to the specified party.

Appendix I

AMENDMENT #2 TO

RESTATED ARTICLES OF INCORPORATION

OF PULTE HOMES, INC.

PULTE HOMES, INC.

AMENDMENT TO RESTATED ARTICLES OF INCORPORATION

ARTICLE XII

RESTRICTIONS ON TRANSFER OF SHARES

1.    Definitions. As used in this Article XII, the following capitalized terms have the following meanings when used herein with initial capital letters (and any references to any portions of Treasury Regulation §§ 1.382-2T, 1.382-3 and 1.382-4 shall include any successor provisions):

a.    “4.9-percent Transaction” means any Transfer described in clause (a) or (b) of paragraph (2) of this Article XII.

b.    “4.9-percent Shareholder” a Person who owns 4.9% or more of the Corporation’s then-outstanding Common Shares, whether directly or indirectly, and including shares such Person would be deemed to constructively own or which otherwise would be aggregated with shares owned by such Person pursuant to Section 382 of the Code, or any successor provision or replacement provision and the Treasury Regulations thereunder.

c.    “Agent” has the meaning set forth in paragraph (5) of this Article XII.

d.    “Board of Directors” or “Board” means the board of directors of the Corporation.

e.    “Common Shares” means any interest in Common Shares, par value $0.01 per share, of the Corporation that would be treated as “stock” of the Corporation pursuant to Treasury Regulation § 1.382-2T(f)(18).

f.    “Code” means the United States Internal Revenue Code of 1986, as amended from time to time, and the rulings issued thereunder.

g.    “Corporation Security” or “Corporation Securities” means (i) Common Shares, (ii) shares of preferred stock issued by the Corporation (other than preferred stock described in Section 1504(a)(4) of the Code), (iii) warrants, rights, or options (including options within the meaning of Treasury Regulation §§ 1.382-2T(h)(4)(v)) and 1.382-4 to purchase Securities of the Corporation, and (iv) any Shares.

h.    “Effective Date” means the date of filing of this amendment to the Articles of Incorporation of the Corporation with the Michigan Department of Energy, Labor and Economic Growth Bureau of Commercial Services.

i.    “Excess Securities” has the meaning given such term in paragraph (4) of this Article XII.

j.    “Expiration Date” means the earlier of (i) the repeal of Section 382 of the Code or any successor statute if the Board of Directors determines that this Article XII is no longer necessary for the preservation of Tax Benefits, (ii) the beginning of a taxable year of the Corporation to which the Board of Directors determines that no Tax Benefits may be carried forward or (iii) such date as the Board of Directors shall fix in accordance with paragraph (12) of this Article XII.

k.    “Percentage Share Ownership” means the percentage Share Ownership interest of any Person or group (as the context may require) for purposes of Section 382 of the Code as determined in accordance with the Treasury Regulation §§ 1.382-2T(g), (h), (j) and (k) and 1.382-4 or any successor provision.

l.    “Person” means any individual, firm, corporation or other legal entity, including a group of persons treated as an entity pursuant to Treasury Regulation § 1.382-3(a)(1)(i); and includes any successor (by merger or otherwise) of such entity.

m.    “Prohibited Distributions” means any and all dividends or other distributions paid by the Corporation with respect to any Excess Securities received by a Purported Transferee.

n.    “Prohibited Transfer” means any Transfer or purported Transfer of Corporation Securities to the extent that such Transfer is prohibited and/or void under this Article XII.

o.    “Public Group” has the meaning set forth in Treasury Regulation § 1.382-2T(f)(13).

p.    “Purported Transferee” has the meaning set forth in paragraph (4) of this Article XII.

q.    “Securities” and “Security” each has the meaning set forth in paragraph (7) of this Article XII.

r.    “Shares” means any interest that would be treated as “stock” of the Corporation pursuant to Treasury Regulation § 1.382-2T(f)(18).

s.    “Share Ownership” means any direct or indirect ownership of Shares, including any ownership by virtue of application of constructive ownership rules, with such direct, indirect, and constructive ownership determined under the provisions of Section 382 of the Code and the regulations thereunder.

t.    “Tax Benefits” means the net operating loss carryforwards, capital loss carryforwards, general business credit carryforwards, alternative minimum tax credit carryforwards and foreign tax credit carryforwards, as well as any loss or deduction attributable to a “net unrealized built-in loss” of the Corporation or any direct or indirect subsidiary thereof, within the meaning of Section 382 of the Code.

u.    “Transfer” means, any direct or indirect sale, transfer, assignment, conveyance, pledge or other disposition or other action taken by a person, other than the Corporation, that alters the Percentage Share Ownership of any Person. A Transfer also shall include the creation or grant of an option (including an option within the meaning of Treasury Regulation §§ 1.382-2T(h)(4)(v) and 1.382-4). For the avoidance of doubt, a Transfer shall not include the creation or grant of an option by the Corporation, nor shall a Transfer include the issuance of Shares by the Corporation.

v.    “Transferee” means any Person to whom Corporation Securities are Transferred.

w.    “Treasury Regulations” means the regulations, including temporary regulations or any successor regulations promulgated under the Code, as amended from time to time.

2.    Transfer And Ownership Restrictions. In order to preserve the Tax Benefits, from and after the Effective Date of this Article XII any attempted Transfer of Corporation Securities prior to the Expiration Date and any attempted Transfer of Corporation Securities pursuant to an agreement entered into prior to the Expiration Date, shall be prohibited and void ab initio to the extent that, as a result of such Transfer (or any series of Transfers of which such Transfer is a part), either (a) any Person or Persons would become a 4.9-percent Shareholder or (b) the Percentage Share Ownership in the Corporation of any 4.9-percent Shareholder would be increased.

3.    Exceptions.

a.    Notwithstanding anything to the contrary herein, Transfers to a Public Group (including a new Public Group created under Treasury Regulation § 1.382-2T(j)(3)(i)) shall be permitted.

b.    The restrictions set forth in paragraph (2) of this Article XII shall not apply to an attempted Transfer that is a 4.9-percent Transaction if the transferor or the Transferee obtains the written approval of the Board of Directors or a duly authorized committee thereof. As a condition to granting its approval pursuant to this paragraph (3) of Article XII, the Board of Directors, may, in its discretion, require (at the expense of the transferor and/or Transferee) an opinion of counsel selected by the Board of Directors that the Transfer shall not result in the application of any Section 382 of the Code limitation on the use of the Tax Benefits; provided that the Board may grant such approval notwithstanding the effect of such approval on the Tax Benefits if it determines that the approval is in the best interests of the Corporation. The Board of Directors may impose any conditions that it deems reasonable and appropriate in connection with such approval, including, without limitation, restrictions on the ability of any Transferee to Transfer Shares acquired through a Transfer. Approvals of the Board of Directors hereunder may be given prospectively or retroactively. The Board of Directors, to the fullest extent permitted by law, may exercise the authority granted by this Article XII through duly authorized officers or agents of the Corporation. Nothing in this paragraph (3) of this Article XII shall be construed to limit or restrict the Board of Directors in the exercise of its fiduciary duties under applicable law.

4.    Excess Securities.

a.    No employee or agent of the Corporation shall record any Prohibited Transfer, and the purported transferee of such a Prohibited Transfer (the “Purported Transferee”) shall not be recognized as a shareholder of the Corporation for any purpose whatsoever in respect of the Corporation Securities which are the subject of the Prohibited Transfer (the “Excess Securities”). Until the Excess Securities are acquired by another person in a Transfer that is not a Prohibited Transfer, the Purported Transferee shall not be entitled with respect to such Excess Securities to any rights of shareholders of the Corporation, including, without limitation, the right to vote such Excess Securities and to receive dividends or distributions, whether liquidating or otherwise, in respect thereof, if any, and the Excess Securities shall be deemed to remain with the transferor unless and until the Excess Securities are transferred to the Agent pursuant to paragraph (5) of this Article XII or until an approval is obtained under paragraph (3) of this Article XII. After the Excess Securities have been acquired in a Transfer that is not a Prohibited Transfer, the Corporation Securities shall cease to be Excess Securities. For this purpose, any Transfer of Excess Securities not in accordance with the provisions of paragraphs (4) or (5) of this Article XII shall also be a Prohibited Transfer.

b.    The Corporation may require as a condition to the registration of the Transfer of any Corporation Securities or the payment of any distribution on any Corporation Securities that the proposed Transferee or payee furnish to the Corporation all information reasonably requested by the Corporation with respect to its direct or indirect ownership interests in such Corporation Securities. The Corporation may make such arrangements or issue such instructions to its share transfer agent as may be determined by the Board of Directors to be necessary or advisable to implement this Article XII, including, without limitation, authorizing such transfer agent to require an affidavit from a Purported Transferee regarding such Person’s actual and constructive ownership of shares and other evidence that a Transfer will not be prohibited by this Article XII as a condition to registering any transfer.

5.    Transfer To Agent. If the Board of Directors determines that a Transfer of Corporation Securities constitutes a Prohibited Transfer then, upon written demand by the Corporation sent within thirty days of the date on which the Board of Directors determines that the attempted Transfer would result in Excess Securities, the Purported Transferee shall transfer or cause to be transferred any certificate or other evidence of ownership of the Excess Securities within the Purported Transferee’s possession or control, together with any Prohibited Distributions, to an agent designated by the Board of Directors (the “Agent”). The Agent shall thereupon sell to a buyer or buyers, which may include the Corporation, the Excess Securities transferred to it in one or more arm’s-length transactions (on the public securities market on which such Excess Securities are traded, if possible, or otherwise privately); provided, however, that any such sale must not constitute a Prohibited Transfer and provided, further, that the Agent shall effect such sale or sales in an orderly fashion and shall not be required to effect any such sale within any specific time frame if, in the Agent’s discretion, such sale or sales would disrupt the market for the Corporation Securities or otherwise would adversely affect the value of the Corporation Securities. If the Purported Transferee has resold the Excess Securities before receiving the Corporation’s demand to surrender Excess Securities to the Agent, the Purported Transferee shall be deemed to have sold the Excess Securities for the Agent, and shall be required to transfer to the Agent any Prohibited Distributions and proceeds of such sale, except to the extent that the Corporation grants written permission to the Purported Transferee to retain a portion of such sales proceeds not exceeding the amount that the Purported Transferee would have received from the Agent pursuant to paragraph (6) of this Article XII if the Agent rather than the Purported Transferee had resold the Excess Securities.

6.    Application Of Proceeds And Prohibited Distributions. The Agent shall apply any proceeds of a sale by it of Excess Securities and, if the Purported Transferee has previously resold the Excess Securities, any amounts received by it from a Purported Transferee, together, in either case, with any Prohibited Distributions, as follows: (a) first, such amounts shall be paid to the Agent to the extent necessary to cover its costs and expenses incurred in connection with its duties hereunder; (b) second, any remaining amounts shall be paid to the Purported Transferee, up to the amount paid by the Purported Transferee for the Excess Securities (or the fair market value at the time of the Transfer, in the event the purported Transfer of the Excess Securities was, in whole or in part, a gift, inheritance or similar Transfer) which amount shall be determined at the discretion of the Board of Directors; and (c) third, any remaining amounts shall be paid to one or more organizations qualifying under section 501(c)(3) of the Code (or any comparable successor provision) selected by the Board of Directors. The Purported Transferee of Excess Securities shall have no claim, cause of action or any other recourse whatsoever against any transferor of Excess Securities. The Purported Transferee’s sole right with respect to such shares shall be limited to the amount payable to the Purported Transferee pursuant to this paragraph (6) of Article XII. In no event shall the proceeds of any sale of Excess Securities pursuant to this paragraph (6) of Article XII inure to the benefit of the Corporation or the Agent, except to the extent used to cover costs and expenses incurred by the Agent in performing its duties hereunder.

7.    Modification Of Remedies For Certain Indirect Transfers. In the event of any Transfer which does not involve a transfer of securities of the Corporation within the meaning of Michigan law (“Securities,” and individually, a “Security”) but which would cause a 4.9-percent Shareholder to violate a restriction on Transfers provided for in this Article XII, the application of paragraphs (5) and (6) of this Article XII shall be modified as described in this paragraph (7) of this Article XII. In such case, no such 4.9-percent Shareholder shall be required to dispose of any interest that is not a Security, but such 4.9-percent Shareholder and/or any Person whose ownership of Securities is attributed to such 4.9-percent Shareholder shall be deemed to have disposed of and shall be required to dispose of sufficient Securities (which Securities shall be disposed of in the inverse order in which they were acquired) to cause such 4.9-percent Shareholder, following such disposition, not to be in violation of this Article XII. Such disposition shall be deemed to occur simultaneously with the Transfer giving rise to the application of this provision, and such number of Securities that are deemed to be disposed of shall be considered Excess Securities and shall be disposed of through the Agent as provided in paragraphs (5) and (6) of this Article XII, except that the maximum aggregate amount payable either to such 4.9-percent Shareholder, or to such other Person that was the direct holder of such Excess Securities, in connection with such sale shall be the fair market value of such Excess Securities at the time of the purported Transfer. All expenses incurred by the Agent in disposing of such Excess Securities shall be paid out of any amounts due such 4.9-percent Shareholder or such other Person. The purpose of this paragraph (7) of Article XII is to extend the restrictions in paragraphs (2) and (5) of this Article XII to situations in which there is a 4.9-percent Transaction without a direct Transfer of Securities, and this paragraph (7) of Article XII, along with the other provisions of this Article XII, shall be interpreted to produce the same results, with differences as the context requires, as a direct Transfer of Corporation Securities.

8.    Legal Proceedings; Prompt Enforcement. If the Purported Transferee fails to surrender the Excess Securities or the proceeds of a sale thereof to the Agent within thirty days from the date on which the Corporation makes a written demand pursuant to paragraph (5) of this Article XII (whether or not made within the time specified in paragraph (5) of this Article XII), then the Corporation shall promptly take all cost effective actions which it believes are appropriate to enforce the provisions hereof, including the institution of legal proceedings to compel the surrender. Nothing in this paragraph (8) of Article XII shall (i) be deemed inconsistent with any Transfer of the Excess Securities provided in this Article XII being void ab initio, (ii) preclude the Corporation in its discretion from immediately bringing legal proceedings without a prior demand or (iii) cause any failure of the Corporation to act within the time periods set forth in paragraph (5) of this Article XII to constitute a waiver or loss of any right of the Corporation under this Article XII. The Board of Directors may authorize such additional actions as it deems advisable to give effect to the provisions of this Article XII.

9.    Liability. To the fullest extent permitted by law, any shareholder subject to the provisions of this Article XII who knowingly violates the provisions of this Article XII and any Persons controlling, controlled by or under common control with such shareholder shall be jointly and severally liable to the Corporation for, and shall indemnify and hold the Corporation harmless against, any and all damages suffered as a result of such violation, including but not limited to damages resulting from a reduction in, or elimination of, the Corporation’s ability to utilize its Tax Benefits, and attorneys’ and auditors’ fees incurred in connection with such violation.

10.    Obligation To Provide Information. As a condition to the registration of the Transfer of any Shares, any Person who is a beneficial, legal or record holder of Shares, and any proposed Transferee and any Person controlling, controlled by or under common control with the proposed Transferee, shall provide such information as the Corporation may request from time to time in order to determine compliance with this Article XII or the status of the Tax Benefits of the Corporation.

11.    Legends. The Board of Directors may require that any certificates issued by the Corporation evidencing ownership of Shares that are subject to the restrictions on transfer and ownership contained in this Article XII bear the following legend:

“THE RESTATED ARTICLES OF INCORPORATION, AS AMENDED (THE “ARTICLES”), OF THE CORPORATION CONTAINS RESTRICTIONS PROHIBITING THE TRANSFER (AS DEFINED IN THE ARTICLES) OF COMMON SHARES OF THE CORPORATION (INCLUDING THE CREATION OR GRANT OF CERTAIN OPTIONS, RIGHTS AND WARRANTS) WITHOUT THE PRIOR AUTHORIZATION OF THE BOARD OF DIRECTORS OF THE CORPORATION (THE “BOARD OF DIRECTORS”) IF SUCH TRANSFER AFFECTS THE PERCENTAGE OF STOCK OF THE CORPORATION (WITHIN THE MEANING OF SECTION 382 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”) AND THE TREASURY REGULATIONS PROMULGATED THEREUNDER), THAT IS TREATED AS OWNED BY A 4.9 PERCENT SHAREHOLDER UNDER THE CODE AND SUCH REGULATIONS. IF THE TRANSFER RESTRICTIONS ARE VIOLATED,

THEN THE TRANSFER WILL BE VOID AB INITIO AND THE PURPORTED TRANSFEREE OF THE SHARES WILL BE REQUIRED TO TRANSFER EXCESS SECURITIES (AS DEFINED IN THE ARTICLES) TO THE CORPORATION’S AGENT. IN THE EVENT OF A TRANSFER WHICH DOES NOT INVOLVE SECURITIES OF THE CORPORATION WITHIN THE MEANING OF THE BUSINESS CORPORATION ACT OF THE STATE OF MICHIGAN (“SECURITIES”) BUT WHICH WOULD VIOLATE THE TRANSFER RESTRICTIONS, THE PURPORTED TRANSFEREE (OR THE RECORD OWNER) OF THE SECURITIES WILL BE REQUIRED TO TRANSFER SUFFICIENT SECURITIES PURSUANT TO THE TERMS PROVIDED FOR IN THE CORPORATION’S CHARTER TO CAUSE THE 4.9 PERCENT SHAREHOLDER TO NO LONGER BE IN VIOLATION OF THE TRANSFER RESTRICTIONS. THE CORPORATION WILL FURNISH WITHOUT CHARGE TO THE HOLDER OF RECORD OF THIS CERTIFICATE A COPY OF THE ARTICLES, CONTAINING THE ABOVE-REFERENCED TRANSFER RESTRICTIONS, UPON WRITTEN REQUEST TO THE CORPORATION AT ITS PRINCIPAL PLACE OF BUSINESS.”

The Board of Directors may also require that any certificates issued by the Corporation evidencing ownership of Shares that are subject to conditions imposed by the Board of Directors under paragraph (3) of this Article XII also bear a conspicuous legend referencing the applicable restrictions.

12.    Authority Of Board Of Directors.

a.    The Board of Directors shall have the power to determine all matters necessary for assessing compliance with this Article XII, including, without limitation, (i) the identification of 4.9-percent Shareholders, (ii) whether a Transfer is a 4.9-percent Transaction or a Prohibited Transfer, (iii) the Percentage Share Ownership in the Corporation of any 4.9-percent Shareholder, (iv) whether an instrument constitutes a Corporation Security, (v) the amount (or fair market value) due to a Purported Transferee pursuant to paragraph (6) of this Article XII, and (vi) any other matters which the Board of Directors determines to be relevant; and the good faith determination of the Board of Directors on such matters shall be conclusive and binding for all the purposes of this Article XII. In addition, the Board of Directors may, to the extent permitted by law, from time to time establish, modify, amend or rescind by-laws, regulations and procedures of the Corporation not inconsistent with the provisions of this Article XII for purposes of determining whether any Transfer of Corporation Securities would jeopardize the Corporation’s ability to preserve and use the Tax Benefits and for the orderly application, administration and implementation of this Article XII.

b.    Nothing contained in this Article XII shall limit the authority of the Board of Directors to take such other action to the extent permitted by law as it deems necessary or advisable to protect the Corporation and its shareholders in preserving the Tax Benefits. Without limiting the generality of the foregoing, in the event of a change in law making one or more of the following actions necessary or desirable, the Board of Directors may, by adopting a written resolution, (i) accelerate or extend the Expiration Date, (ii) modify the ownership interest percentage in the Corporation or the Persons or groups covered by this Article XII, (iii) modify the definitions of any terms set forth in this Article XII or (iv) modify the terms of this Article XII as appropriate, in each case, in order to prevent an ownership change for purposes of Section 382 of the Code as a result of any changes in applicable Treasury Regulations or otherwise; provided, however, that the Board of Directors shall not cause there to be such acceleration, extension or modification unless it determines, by adopting a written resolution, that such action is reasonably necessary or advisable to preserve the Tax Benefits or that the continuation of these restrictions is no longer reasonably necessary for the preservation of the Tax Benefits. Shareholders of the Corporation shall be notified of such determination through a filing with the Securities and Exchange Commission or such other method of notice as the Secretary of the Corporation shall deem appropriate.

c.    In the case of an ambiguity in the application of any of the provisions of this Article XII, including any definition used herein, the Board of Directors shall have the power to determine the application of such provisions with respect to any situation based on its reasonable belief, understanding or knowledge of the circumstances. In the event this Article XII requires an action by the Board of Directors but fails to provide specific guidance with respect to such action, the Board of Directors shall have the power to determine the action to be taken so long as such action is not contrary to the provisions of this Article XII. All such actions, calculations, interpretations and determinations which are done or made by the Board of Directors in good faith shall be conclusive and binding on the Corporation, the Agent, and all other parties for all other purposes of this Article XII. The Board of Directors may delegate all or any portion of its duties and powers under this Article XII to a committee of the Board of Directors as it deems necessary or advisable and, to the fullest extent permitted by law, may exercise the authority granted by this Article XII through duly authorized officers or agents of the Corporation. Nothing in this Article XII shall be construed to limit or restrict the Board of Directors in the exercise of its fiduciary duties under applicable law.

13.    Reliance. To the fullest extent permitted by law, the Corporation and the members of the Board of Directors shall be fully protected in relying in good faith upon the information, opinions, reports or statements of the chief executive officer, the chief financial officer, the chief accounting officer or the corporate controller of the Corporation and the Corporation’s legal counsel, independent auditors, transfer agent, investment bankers or other employees and agents in making the determinations and findings contemplated by this Article XII. The members of the Board of Directors shall not be responsible for any good faith errors made in connection therewith. For purposes of determining the existence and identity of, and the amount of any Corporation Securities owned by any shareholder, the Corporation is entitled to rely on the existence and absence of filings of Schedule 13D or 13G under the Securities and Exchange Act of 1934, as amended (or similar filings), as of any date, subject to its actual knowledge of the ownership of Corporation Securities.

14.    Benefits Of This Article XII. Nothing in this Article XII shall be construed to give to any Person other than the Corporation or the Agent any legal or equitable right, remedy or claim under this Article XII. This Article XII shall be for the sole and exclusive benefit of the Corporation and the Agent.

15.    Severability. The purpose of this Article XII is to facilitate the Corporation’s ability to maintain or preserve its Tax Benefits. If any provision of this Article XII or the application of any such provision to any Person or under any circumstance shall be held invalid, illegal or unenforceable in any respect by a court of competent jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision of this Article XII.

16.    Waiver. With regard to any power, remedy or right provided herein or otherwise available to the Corporation or the Agent under this Article XII, (a) no waiver will be effective unless expressly contained in a writing signed by the waiving party; and (b) no alteration, modification or impairment will be implied by reason of any previous waiver, extension of time, delay or omission in exercise, or other indulgence.

Appendix II

PULTE HOMES, INC.

2004 STOCK INCENTIVE PLAN

(As Amended and Restated as of March 19, 2009)

I.  INTRODUCTION

1.1.    Purposes. The purposes of the Pulte Homes, Inc. 2004 Stock Incentive Plan (this “Plan”) are (i) to align the interests of the Company’s stockholders and the recipients of awards under this Plan by increasing the proprietary interest of such recipients in the Company’s growth and success, (ii) to advance the interests of the Company by attracting and retaining officers, other employees, nonemployee directors, consultants, independent contractors and agents and (iii) to motivate such persons to act in the long-term best interests of the Company and its stockholders.

1.2.    Certain Definitions.

“Agreement” shall mean the written agreement evidencing an award hereunder between the Company and the recipient of such award.

“Board” shall mean the Board of Directors of the Company.

“Change in Control” shall have the meaning set forth in Section 5.8(b).

“Code” shall mean the Internal Revenue Code of 1986, as amended.

“Committee” shall mean the committee designated by the Board, consisting of two or more members of the Board, each of whom may be (i) a “Non-Employee Director” within the meaning of Rule 16b-3 under the Exchange Act, (ii) an “outside director” within the meaning of Section 162(m) of the Code and (iii) “independent” within the meaning of the rules of the New York Stock Exchange or, if the Common Stock is not listed on the New York Stock Exchange, within the meaning of the rules of the principal national stock exchange on which the Common Stock is then traded.

“Common Stock” shall mean the common stock, $.01 par value, of the Company.

“Company” shall mean Pulte Homes, Inc., a Michigan corporation, or any successor thereto.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

“Exempt Persons” shall mean William J. Pulte, his spouse, any trust or other entity established for the benefit of either or both of such persons, or any charitable organization established by either or both of such persons.

“Fair Market Value” shall mean the average of the high and low transaction prices of a share of Common Stock on the New York Stock Exchange on the date as of which such value is being determined or, if the Common Stock is not listed on the New York Stock Exchange, the average of the high and low transaction prices of a share of Common Stock on the principal national stock exchange on which the Common Stock is traded on the date as of which such value is being determined, or if there shall be no reported transaction for such date, on the next preceding date for which a transaction was reported; provided, however, that if Fair Market Value for any date cannot be so determined, Fair Market Value shall be determined by the Committee by whatever means or method as the Committee, in the good faith exercise of its discretion, shall at such time deem appropriate.

“Free-Standing SAR” shall mean an SAR which is not granted in tandem with, or by reference to, an option, which entitles the holder thereof to receive, upon exercise, shares of Common Stock (which may be Restricted Stock), cash or a combination thereof with an aggregate value equal to the excess of the Fair Market Value of one share of Common Stock on the date of exercise over the base price of such SAR, multiplied by the number of such SARs which are exercised.

“Incentive Stock Option” shall mean an option to purchase shares of Common Stock that meets the requirements of Section 422 of the Code, or any successor provision, which is intended by the Committee to constitute an Incentive Stock Option.

“Incumbent Board” shall have the meaning set forth in Section 5.8(b)(2).

“Mature Shares” shall mean previously-acquired shares of Common Stock for which the holder thereof has good title, free and clear of all liens and encumbrances, and which such holder either (i) has held for at least six months or (ii) has purchased on the open market.

“Non-Qualified Stock Option” shall mean an option to purchase shares of Common Stock which is not an Incentive Stock Option.

“Outstanding Common Stock” shall have the meaning set forth in Section 5.8(b)(1).

“Outstanding Voting Securities” shall have the meaning set forth in Section 5.8(b)(1).

“Performance Measures” shall mean the criteria and objectives, established by the Committee, which shall be satisfied or met (i) as a condition to the grant or exercisability of all or a portion of an option or SAR, (ii) as a condition to the grant of a Stock Award or (iii) during the applicable Restriction Period or Performance Period as a condition to the holder’s receipt, in the case of a Restricted Stock Award, of the shares of Common Stock subject to such award, or, in the case of a Restricted Stock Unit Award or a Performance Share Award, of the shares of Common Stock subject to such award and/or of payment with respect to such award. To the extent necessary for an award to be qualified performance-based compensation under Section 162(m) of the Code and the regulations thereunder, such criteria and objectives shall include one or more of the following objective corporate-wide or subsidiary, division, operating unit or individual measures: earnings; earnings per share; earnings before interest and taxes (“EBIT”); earnings before interest, taxes, depreciation and amortization (“EBITDA”); financial return ratios; return on equity; return on assets; total shareholder return; net income; pre-tax income; operating income; revenues; profit margin; cash flow(s); expense management; economic profit; customer satisfaction; mortgage capture rates; productivity; efficiency; employee retention; succession management; management of service and warranty costs; management of the cost of insurance claims; achievement of energy performance goals; measurable marketing effectiveness; or achievement of diversity goals. Each such goal may be expressed on an absolute or relative basis, may include comparisons based on current internal targets, the past performance of the Company (including the performance of or one or more subsidiaries, divisions or operating units) or the past or current performance of other companies (or a combination of such past and current performance) and may include or exclude objectively determinable components of any performance goal, including, without limitation, special charges such as restructuring or impairment charges, gains on land sales below original basis, non-cash amortization, or tax refunds or payments. In the case of earnings-based measures, in addition to the ratios specifically enumerated above, performance goals may include comparisons relating to capital (including, but not limited to, the cost of capital), shareholders’ equity, shares outstanding, assets or net assets, or any combination thereof. The measures utilized in establishing performance goals under this Plan for any given Performance Period shall be determined in accordance with generally accepted accounting principles (“GAAP”) and in a manner consistent with the methods used in the Company’s audited consolidated financial statements, to the extent applicable, without regarding to (a) extraordinary or other nonrecurring or unusual items, as determined by the Company’s independent public accountants in accordance with GAAP, (b) changes in accounting, as determined by the Company’s independent public accountants in accordance with GAAP, or (c) pre-acquisition costs, unless, in each case, the Committee decides otherwise or as otherwise required under Section 162(m) of the Code.

“Performance Period” shall mean any period designated by the Committee during which the Performance Measures applicable to a Performance Share Award shall be measured.

“Performance Share” shall mean a right, contingent upon the attainment of specified Performance Measures within a specified Performance Period, to receive one share of Common Stock, which may be Restricted Stock, or in lieu of all or a portion thereof, the Fair Market Value of such share of Common Stock in cash.

“Performance Share Award” shall mean an award of Performance Shares under this Plan.

“Person” shall have the meaning set forth in Section 5.8(b)(1).

“Restricted Stock” shall mean shares of Common Stock which are subject to a Restriction Period.

“Restricted Stock Award” shall mean an award of Restricted Stock under this Plan.

“Restricted Stock Unit” shall mean a right which entitles the holder thereof to receive, upon vesting, shares of Common Stock, cash or a combination thereof with an aggregate value equal to the Fair Market Value of one share of Common Stock on the date of vesting.

“Restricted Stock Unit Award” shall mean an award of Restricted Stock Units under this Plan.

“Restriction Period” shall mean any period designated by the Committee during which (i) the Common Stock subject to a Restricted Stock Award may not be sold, transferred, assigned, pledged, hypothecated or otherwise encumbered or disposed of, except as provided in this Plan or the Agreement relating to such award, or (ii) the restrictions applicable to a Restricted Stock Unit Award shall remain in effect.

“SAR” shall mean a stock appreciation right, which may be a Free-Standing SAR or a Tandem SAR.

“Stock Award” shall mean a Restricted Stock Award, an Unrestricted Stock Award or a Restricted Stock Unit Award.

“Subsidiary” shall mean any corporation, limited liability company, partnership, joint venture or similar entity in which the Company owns, directly or indirectly, an equity interest possessing more than 25% of the combined voting power of the total outstanding equity interests of such entity.

“Tandem SAR” shall mean an SAR which is granted in tandem with, or by reference to, an option (including a Non-Qualified Stock Option granted prior to the date of grant of the SAR), which entitles the holder thereof to receive, upon exercise of such SAR and surrender for cancellation of all or a portion of such option, shares of Common Stock (which may be Restricted Stock), cash or a combination thereof with an aggregate value equal to the excess of the Fair Market Value of one share of Common Stock on the date of exercise over the base price of such SAR, multiplied by the number of shares of Common Stock subject to such option, or portion thereof, which is surrendered.

“Tax Date” shall have the meaning set forth in Section 5.5.

“Ten Percent Holder” shall have the meaning set forth in Section 2.1(a).

“Unrestricted Stock” shall mean shares of Common Stock which are not subject to a Restriction Period or Performance Measures.

“Unrestricted Stock Award” shall mean an award of Unrestricted Stock under this Plan.

1.3.    Administration. This Plan shall be administered by the Committee. Any one or a combination of the following awards may be made under this Plan to eligible persons: (i) options to purchase shares of Common Stock in the form of Incentive Stock Options or Non-Qualified Stock Options, (ii) SARs in the form of Tandem SARs or Free-Standing SARs, (iii) Stock Awards in the form of Restricted Stock, Unrestricted Stock or Restricted Stock Units and (iv) Performance Shares. The Committee shall, subject to the terms of this Plan, select eligible persons for participation in this Plan and determine the form, amount and timing of each award to such persons and, if applicable, the number of shares of Common Stock, the number of SARs, the number of Restricted Stock Units and the number of Performance Shares subject to such an award, the exercise price or base price associated with the award, the time and conditions of exercise or settlement of the award and all other terms and conditions of the award, including, without limitation, the form of the Agreement evidencing the award. The Committee may, in its sole discretion and for any reason at any time, subject to the requirements of Section 162(m) of the Code and regulations thereunder in the case of an award intended to be qualified performance-based compensation, take action such that (i) any or all outstanding options and SARs shall become exercisable in part or in full, (ii) all or a portion of the Restriction Period applicable to any outstanding Restricted Stock Award or Restricted Stock Unit Award shall lapse, (iii) all or a portion of the Performance Period applicable to any outstanding Performance Share Award shall lapse and (iv) the Performance Measures (if any) applicable to any outstanding award shall be deemed to be satisfied at the maximum or any other level. The Committee shall, subject to the terms of this Plan, interpret this Plan and the application thereof, establish rules and regulations it deems necessary or desirable for the administration of this Plan and may impose, incidental to the grant of an award, conditions with respect to the award, such as limiting competitive employment or other activities. All such interpretations, rules, regulations and conditions shall be final, binding and conclusive.

The Committee may delegate some or all of its power and authority hereunder to the Board or, subject to the applicable law, to the Chief Executive Officer or other executive officer of the Company as the Committee deems appropriate; provided, however, that (i) the Committee may not delegate its power and authority to the Board or the Chief Executive Officer or other executive officer of the Company with regard to the grant of an award to any person who is a “covered employee” within the meaning of Section 162(m) of the Code or who, in the Committee’s judgment, is likely to be a covered employee at any time during the period an award hereunder to such employee would be outstanding and (ii) the Committee may not delegate its power and authority to the Chief Executive Officer or other executive officer of the Company with regard to the selection for participation in this Plan of an officer or other person subject to Section 16 of the Exchange Act or decisions concerning the timing, pricing or amount of an award to such an officer or other person.

No member of the Board or Committee, and neither the Chief Executive Officer nor any other executive officer to whom the Committee delegates any of its power and authority hereunder, shall be liable for any act, omission, interpretation, construction or determination made in connection with this Plan in good faith, and the members of the Board and the Committee and the Chief Executive Officer

or other executive officer shall be entitled to indemnification and reimbursement by the Company in respect of any claim, loss, damage or expense (including attorneys’ fees) arising therefrom to the full extent permitted by law, except as otherwise may be provided in the Company’s Articles of Incorporation and/or By-laws, and under any directors’ and officers’ liability insurance that may be in effect from time to time.

A majority of the Committee shall constitute a quorum. The acts of the Committee shall be either (i) acts of a majority of the members of the Committee present at any meeting at which a quorum is present or (ii) acts approved in writing by all of the members of the Committee without a meeting.

1.4.    Eligibility. Participants in this Plan shall consist of such officers, other employees, nonemployee directors, consultants, independent contractors and agents, and persons expected to become officers, other employees, nonemployee directors, consultants, independent contractors and agents, of the Company or a Subsidiary as the Committee in its sole discretion may select from time to time. For purposes of this Plan, references to employment shall also mean an agency or independent contractor relationship and references to employment by the Company shall also mean employment by a Subsidiary. The Committee’s selection of a person to participate in this Plan at any time shall not require the Committee to select such person to participate in this Plan at any other time.

1.5.    Shares Available.

(a)    Subject to adjustment as provided in Section 5.7, the number of shares of Common Stock which shall be available for awards under this Plan shall be 13,637,301 as of March 19, 2009, reduced by the sum of the aggregate number of shares of Common Stock which become subject to outstanding options, outstanding Free-Standing SARs, outstanding Stock Awards and outstanding Performance Share Awards after such date, and increased by the number of shares of Common Stock that may again become available under this Plan pursuant to Section 1.5(b), whether such shares are subject to awards granted before or after such date. Subject to adjustment as provided in Section 5.7, of the total number of shares of Common Stock available under this Plan, 10,000,000 shares of Common Stock shall be available for awards of any type permitted by this Plan, 1,842,751 additional shares of Common Stock shall be available for Stock Awards and Performance Share Awards and 1,794,550 additional shares of Common Stock shall be available for awards other than Stock Awards and Performance Share Awards.

(b)    The Committee may adopt reasonable counting procedures to ensure appropriate counting, avoid double counting (as, for example, in the case of tandem or substitute awards) and make adjustments if the number of shares of Common Stock actually delivered differs from the number of shares previously counted in connection with an award. To the extent that shares of Common Stock subject to an outstanding award granted under this Plan are not issued or delivered to the holder of the award or are returned to the Company by the holder of the award by reason of (i) the expiration, termination, cancellation or forfeiture of such award, (ii) the settlement of such award in cash, or (iii) the delivery or withholding of shares of Common Stock to pay all or a portion of the exercise price of an award, if any, or to satisfy all or a portion of the tax withholding obligations relating to an award, then such shares of Common Stock shall again be available under this Plan. This Section 1.5(b) shall apply to the share limit imposed to conform to the Treasury regulations governing Incentive Stock Options only to the extent consistent with applicable regulations relating to Incentive Stock Options under the Code.

(c)    Shares of Common Stock shall be made available from authorized and unissued shares of Common Stock, or authorized and issued shares of Common Stock reacquired and held as treasury shares or otherwise or a combination thereof.

(d)    To the extent necessary for an award to be qualified performance-based compensation under Section 162(m) of the Code and the regulations thereunder, (i) the maximum number of shares of Common Stock with respect to which options or SARs or a combination thereof may be granted during any calendar year to any person shall be 1,000,000, subject to adjustment as provided in Section 5.7, (ii) the maximum number of shares of Common Stock with respect to which Stock Awards subject to Performance Measures may be granted during any calendar year to any person shall be 500,000, subject to adjustment as provided in Section 5.7 and (iii) the maximum number of shares of Common Stock with respect to which Performance Share Awards may be granted during any calendar year to any person shall be 500,000, subject to adjustment as provided in Section 5.7.

II.  STOCK OPTIONS AND STOCK APPRECIATION RIGHTS

2.1.    Stock Options. The Committee may, in its discretion, grant options to purchase shares of Common Stock to such eligible persons as may be selected by the Committee. Each option, or portion thereof, that is not an Incentive Stock Option shall be a Non-Qualified Stock Option. An Incentive Stock Option may not be granted to any person who is not an employee of the Company or any parent or subsidiary (as defined in Section 424 of the Code). Each Incentive Stock Option shall be granted within ten years of the date this Plan is adopted by the Board. To the extent that the aggregate Fair Market Value (determined as of the date of grant) of shares of Common Stock with respect to which options designated as Incentive Stock Options are exercisable for the first time by a participant during any calendar year (under this Plan or any other plan of the Company, or any parent or subsidiary as defined in Section 424 of the Code) exceeds the amount (currently $100,000) established by the Code, such options shall constitute Non-Qualified Stock Options.

Options shall be subject to the following terms and conditions and shall be subject to such additional terms and conditions, not inconsistent with the terms of this Plan, as the Committee shall deem advisable:

(a)    Number of Shares and Purchase Price. The number of shares of Common Stock subject to an option and the purchase price per share of Common Stock purchasable upon exercise of the option shall be determined by the Committee; provided, however, that the purchase price per share of Common Stock purchasable upon exercise of an option shall not be less than 100% of the Fair Market Value of a share of Common Stock on the date of grant of such option; provided further, that if an Incentive Stock Option shall be granted to any person who, at the time such option is granted, owns capital stock possessing more than ten percent of the total combined voting power of all classes of capital stock of the Company (or of any parent or subsidiary as defined in Section 424 of the Code) (a “Ten Percent Holder”), the purchase price per share of Common Stock shall not be less than the price (currently 110% of Fair Market Value) required by the Code in order for the option to constitute an Incentive Stock Option.

(b)    Exercise Period and Exercisability. The period during which an option may be exercised shall be determined by the Committee; provided, however, that no option shall be exercised later than ten years after its date of grant; provided further, that if an Incentive Stock Option shall be granted to a Ten Percent Holder, such option shall not be exercised later than five years after its date of grant. The Committee may, in its discretion, establish Performance Measures which shall be satisfied or met as a condition to the grant of an option or to the exercisability of all or a portion of an option. The Committee shall determine whether an option shall become exercisable in cumulative or non-cumulative installments and in part or in full at any time. An exercisable option, or portion thereof, may be exercised only with respect to whole shares of Common Stock.

(c)    Method of Exercise. An option may be exercised (i) by giving written notice to the Company specifying the number of whole shares of Common Stock to be purchased and by accompanying such notice with payment therefor in full (or by arranging for such payment to the Company’s satisfaction) either (A) in cash, (B) by delivery (either actual delivery or by attestation procedures established by the Company) of Mature Shares having an aggregate Fair Market Value, determined as of the date of exercise, equal to the aggregate purchase price payable by reason of such exercise, (C) except as may be prohibited by applicable law, in cash by a broker-dealer acceptable to the Company to whom the optionee has submitted an irrevocable notice of exercise or (D) a combination of (A) and (B), in each case to the extent set forth in the Agreement relating to the option, (ii) if applicable, by surrendering to the Company any Tandem SARs which are canceled by reason of the exercise of the option and (iii) by executing such documents as the Company may reasonably request. Any fraction of a share of Common Stock which would be required to pay such purchase price shall be disregarded and the remaining amount due shall be paid in cash by the optionee. No certificate representing Common Stock shall be delivered until the full purchase price therefor and any withholding taxes thereon, as described in Section 5.5, have been paid (or arrangement made for such payment to the Company’s satisfaction).

2.2.    Stock Appreciation Rights. The Committee may, in its discretion, grant SARs to such eligible persons as may be selected by the Committee. The Agreement relating to an SAR shall specify whether the SAR is a Tandem SAR or a Free-Standing SAR. The Committee may require that an outstanding option be exchanged for an SAR exercisable for shares having vesting, expiration and other terms substantially the same as the option, so long as such exchange will not result in additional accounting expense to the Company.

SARs shall be subject to the following terms and conditions and shall be subject to such additional terms and conditions, not inconsistent with the terms of this Plan, as the Committee shall deem advisable:

(a)    Number of SARs and Base Price. The number of SARs subject to an award shall be determined by the Committee. Any Tandem SAR related to an Incentive Stock Option shall be granted at the same time that such Incentive Stock Option is granted. The base price of a Tandem SAR shall be the purchase price per share of Common Stock of the related option. The base price of a Free-Standing SAR shall be determined by the Committee; provided, however, that such base price shall not be less than 100% of the Fair Market Value of a share of Common Stock on the date of grant of such SAR.

(b)    Exercise Period and Exercisability. The Agreement relating to an award of SARs shall specify whether such award may be settled in shares of Common Stock (including shares of Restricted Stock) or cash or a combination thereof. The period for the exercise of an SAR shall be determined by the Committee; provided, however, that no SAR may be exercised more than ten years after the date of grant; and provided further that no Tandem SAR shall be exercised later than the expiration, cancellation, forfeiture or other termination of the related option. The Committee may, in its discretion, establish Performance Measures which shall be satisfied or met as a condition to the grant of an SAR or to the exercisability of all or a portion of an SAR. The Committee shall determine whether an SAR may be exercised in cumulative or non-cumulative installments and in part or in full at any time. An exercisable SAR, or portion thereof, may be exercised, in the case of a Tandem SAR, only with respect to whole shares of Common Stock and, in the case of a Free-Standing SAR, only with respect to a whole number of SARs. If an SAR is exercised for shares of Restricted Stock, a certificate or certificates representing such Restricted Stock shall be issued in accordance with Section 3.2(c) and the holder of such Restricted Stock shall have such rights of a stockholder of the Company as determined pursuant to Section 3.2(d). Prior to the exercise of an SAR for shares of Common Stock, including Restricted Stock, the holder of such SAR shall have no rights as a stockholder of the Company with respect to the shares of Common Stock subject to such SAR.

(c)    Method of Exercise. A Tandem SAR may be exercised (i) by giving written notice to the Company specifying the number of whole SARs which are being exercised, (ii) by surrendering to the Company any options which are canceled by reason of the exercise of the Tandem SAR and (iii) by executing such documents as the Company may reasonably request. A Free-Standing SAR may be exercised (i) by giving written notice to the Company specifying the whole number of SARs which are being exercised and (ii) by executing such documents as the Company may reasonably request.

2.3.    Termination of Employment or Service. Subject to the requirements of the Code, all of the terms relating to the exercise, cancellation or other disposition of an option or SAR upon a termination of employment or service with the Company of the holder of such option or SAR, as the case may be, whether by reason of disability, retirement, death or any other reason, shall be determined by the Committee.

2.4.    No Repricing of Awards. Notwithstanding anything in this Plan to the contrary and subject to Section 5.7, without the approval of stockholders, the Committee will not amend or replace previously granted options or SARs in a transaction that constitutes a “repricing,” as such term is used in Section 303A.08 of the Listed Company Manual of the New York Stock Exchange.

III.  STOCK AWARDS

3.1.    Stock Awards. The Committee may, in its discretion, grant Stock Awards to such eligible persons as may be selected by the Committee. The Agreement relating to a Stock Award shall specify whether the Stock Award is a Restricted Stock Award, an Unrestricted Stock Award or a Restricted Stock Unit Award. The Committee may grant Stock Awards under this Plan independently, in lieu of, or in conjunction with, any cash bonus award otherwise payable to an employee pursuant to the Pulte Homes, Inc. Senior Management Annual Incentive Plan or any other bonus or incentive plan maintained by the Company from time to time.

3.2.    Terms of Stock Awards. Stock Awards shall be subject to the following terms and conditions and shall be subject to such additional terms and conditions, not inconsistent with the terms of this Plan, as the Committee shall deem advisable.

(a)    Number of Shares and Other Terms. The number of shares of Common Stock subject to a Restricted Stock Award, an Unrestricted Stock Award or a Restricted Stock Unit Award, and the Performance Measures (if any) and Restriction Period applicable to a Restricted Stock Award or a Restricted Stock Unit Award shall be determined by the Committee. Unrestricted Stock Awards shall not be subject to any Performance Measures or Restriction Periods.

(b)    Vesting and Forfeiture. The Agreement relating to a Restricted Stock Award or a Restricted Stock Unit Award shall provide, in the manner determined by the Committee, in its discretion, and subject to the provisions of this Plan, for the vesting of the shares of Common Stock subject to such Restricted Stock Award or the vesting of such Restricted Stock Unit Award (i) if specified Performance Measures are satisfied or met during the specified Restriction Period, (ii) if the holder of such award remains continuously in the employment or service of the Company during the specified Restriction Period or (iii) if both of the conditions described in clauses (i) and (ii) are satisfied during the specified Restriction Period, and for the forfeiture of all or a portion of the shares of Common Stock subject to such Restricted Stock Award or the forfeiture of such Restricted Stock Unit Award (x) if specified Performance Measures are not satisfied or met during the specified Restriction Period or (y) if the holder of such award does not remain continuously in the employment or service of the Company during the specified Restriction Period.

(c)    Share Certificates. During the Restriction Period, a certificate or certificates representing a Restricted Stock Award may be registered in the holder’s name or a nominee name at the discretion of the Company and may bear a legend, in addition to any legend which may be required pursuant to Section 5.6, indicating that the ownership of the shares of Common Stock represented by such certificate is subject to the restrictions, terms and conditions of this Plan and the Agreement relating to the Restricted Stock Award. All certificates registered in the holder’s name shall be deposited with the Company, together with stock powers or other instruments of assignment (including a power of attorney), each endorsed in blank with a guarantee of signature if deemed necessary or appropriate by the Company, which would permit transfer to the Company of all or a portion of the shares of Common Stock subject to the Restricted Stock Award in the event such award is forfeited in whole or in part. Alternatively, the shares of Common Stock subject to a Restricted Stock Award may be held by the Company or a custodian in book entry form, with restrictions on such shares duly noted, until the termination of any Restriction Period (and the satisfaction or attainment of any Performance Measures) applicable to such Restricted Stock Award. Upon termination of any Restriction Period (and the satisfaction or attainment of any Performance Measures) applicable to a Restricted Stock Award or to a Restricted Stock Unit Award payable in whole or in part in shares of Common Stock, or upon the grant of an Unrestricted Stock Award, in each case subject to the Company’s right to require payment of any taxes in accordance with Section 5.5, a certificate or certificates evidencing ownership of the requisite number of shares of Common Stock shall be delivered to the holder of such award.

(d)    Rights with Respect to Restricted Stock Awards. Unless otherwise set forth in the Agreement relating to a Restricted Stock Award, and subject to the terms and conditions of a Restricted Stock Award, the holder of such award shall have all rights as a stockholder of the Company, including, but not limited to, voting rights, the right to receive dividends and the right to participate in any capital adjustment applicable to all holders of Common Stock; provided, however, that a distribution with respect to shares of Common Stock, other than a regular cash dividend, shall be deposited with the Company and shall be subject to the same restrictions as the shares of Common Stock with respect to which such distribution was made.

(e)    Settlement of Vested Restricted Stock Unit Awards. The Agreement relating to a Restricted Stock Unit Award (i) shall specify whether such award may be settled in shares of Common Stock or cash or a combination thereof and (ii) may specify whether the holder thereof shall be entitled to receive, on a current or deferred basis, dividend equivalents, and, if determined by the Committee, interest on, or the deemed reinvestment of, any deferred dividend equivalents, with respect to the number of shares of Common Stock subject to such award. Prior to the settlement of a Restricted Stock Unit Award in shares of Common Stock, the holder of such award shall have no rights as a stockholder of the Company with respect to the shares of Common Stock subject to such award and shall have rights as a stockholder of the Company in accordance with Section 5.11.

3.3.    Termination of Employment or Service. All of the terms relating to the satisfaction of Performance Measures and the termination of the Restriction Period relating to a Restricted Stock Award or a Restricted Stock Unit Award, or any forfeiture and cancellation of such award upon a termination of employment or service with the Company of the holder of such award, whether by reason of disability, retirement, death or any other reason, shall be determined by the Committee.

IV.  PERFORMANCE SHARE AWARDS

4.1.    Performance Share Awards. The Committee may, in its discretion, grant Performance Share Awards to such eligible persons as may be selected by the Committee.

4.2.    Terms of Performance Share Awards. Performance Share Awards shall be subject to the following terms and conditions and shall be subject to such additional terms and conditions, not inconsistent with the terms of this Plan, as the Committee shall deem advisable.

(a)    Number of Performance Shares and Performance Measures. The number of Performance Shares subject to a Performance Share Award and the Performance Measures and Performance Period applicable to such award shall be determined by the Committee.

(b)    Vesting and Forfeiture. The Agreement relating to a Performance Share Award shall provide, in the manner determined by the Committee, in its discretion, and subject to the provisions of this Plan, for the vesting of such award, if specified Performance Measures are satisfied or met during the specified Performance Period, and for the forfeiture of all or a portion of such award, if specified Performance Measures are not satisfied or met during the specified Performance Period.

(c)    Settlement of Vested Performance Share Awards. The Agreement relating to a Performance Share Award (i) shall specify whether such award may be settled in shares of Common Stock (including shares of Restricted Stock) or cash or a combination thereof and (ii) may specify whether the holder thereof shall be entitled to receive, on a current or deferred basis, dividend equivalents, and, if determined by the Committee, interest on or the deemed reinvestment of any deferred dividend equivalents, with respect to the number of shares of Common Stock subject to such award. If a Performance Share Award is settled in shares of Restricted Stock, a certificate or certificates representing such Restricted Stock shall be issued in accordance with Section 3.2(c) and the holder of such Restricted Stock shall have such rights of a stockholder of the Company as determined pursuant to Section 3.2(d). Prior to the settlement of a Performance Share Award in shares of Common Stock, including Restricted Stock, the holder of such award shall have no rights as a stockholder of the Company with respect to the shares of Common Stock subject to such award.

4.3    Termination of Employment or Service. All of the terms relating to the satisfaction of Performance Measures and the termination of the Performance Period relating to a Performance Share Award, or any forfeiture and cancellation of such award upon a termination of employment or service with the Company of the holder of such award, whether by reason of disability, retirement, death or any other reason, shall be determined by the Committee.

V.  GENERAL

5.1.    Effective Date and Term of Plan. This Plan shall be submitted to the stockholders of the Company for approval at the 2004 annual meeting of stockholders and, if approved by a majority of the votes cast by the holders of shares of Common Stock entitled to vote, shall become effective on the date of such approval. This Plan shall terminate ten years after its effective date, unless terminated earlier by the Board. Termination of this Plan shall not affect the terms or conditions of any award granted prior to termination. In the event that this Plan is not approved by the stockholders of the Company, this Plan and any awards granted hereunder shall be null and void.

5.2.    Amendments. The Board may amend this Plan as it shall deem advisable, subject to any requirement of stockholder approval required by applicable law, rule or regulation, including Section 162(m) and Section 422 of the Code and any rule of the New York Stock Exchange or, if the Common Stock is not listed on the New York Stock Exchange, any rule of the principal national stock exchange on which the Common Stock is then traded; provided, however, that no amendment shall be made without stockholder approval if such amendment would (a) increase the maximum number of shares of Common Stock available under this Plan (subject to Section 5.7), (b) effect any change inconsistent with Section 422 of the Code or (c) extend the term of this Plan. No amendment may impair the rights of a holder of an outstanding award without the consent of such holder.

5.3.    Agreement. Each award shall be evidenced by an Agreement executed by the Company and the recipient of such award and, upon execution by each party and delivery of the executed Agreement to the Company, such award shall be effective as of the effective date set forth in the Agreement.

5.4.    Non-Transferability of Awards. Unless otherwise specified in the Agreement relating to an award, no award shall be transferable other than by will, the laws of descent and distribution or pursuant to beneficiary designation procedures approved by the Company. Except to the extent permitted by the foregoing sentence or the Agreement relating to an award, each award may be exercised or settled during the holder’s lifetime only by the holder or the holder’s legal representative or similar person. Except to the extent permitted by the second preceding sentence or the Agreement relating to an award, no award may be sold, transferred, assigned, pledged, hypothecated, encumbered or otherwise disposed of (whether by operation of law or otherwise) or be subject to execution, attachment or similar process. Upon any attempt to so sell, transfer, assign, pledge, hypothecate, encumber or otherwise dispose of any such award, such award and all rights thereunder shall immediately become null and void.

5.5.    Tax Withholding. The Company shall have the right to require, prior to the issuance or delivery of any shares of Common Stock or the payment of any cash pursuant to an award made hereunder, payment by the holder of such award of any Federal, state, local or other taxes which may be required to be withheld or paid in connection with such award. An Agreement may provide that (i) the Company shall withhold whole shares of Common Stock which would otherwise be delivered to a holder, having an aggregate Fair Market Value determined as of the date the obligation to withhold or pay taxes arises in connection with an award (the “Tax Date”), or withhold an amount of cash which would otherwise be payable to a holder, in the amount necessary to satisfy any such obligation or (ii) the holder may satisfy any such obligation by any of the following means: (A) a cash payment to the Company, (B) delivery (either actual delivery or by attestation procedures established by the Company) to the Company of Mature Shares having an aggregate Fair Market Value, determined as of the Tax Date, equal to the amount necessary to satisfy any such obligation, (C) authorizing the Company to withhold whole shares of Common Stock which would otherwise be delivered having an aggregate Fair Market Value, determined as of the Tax Date, or withhold an amount of cash which would otherwise be payable to a holder, equal to the amount necessary to satisfy any such obligation, (D) in the case of the exercise of an option, except as may be prohibited by applicable law, a cash payment by a broker-dealer acceptable to the Company to whom the optionee has submitted an irrevocable notice of exercise or (E) any combination of (A), (B) and (C), in each case to the extent set forth in the Agreement relating to the award. Any fraction of a share of Common Stock which would be required to satisfy such an obligation shall be disregarded and the remaining amount due shall be paid in cash by the holder.

5.6.    Restrictions on Shares. Each award made hereunder shall be subject to the requirement that if at any time the Company determines that the listing, registration or qualification of the shares of Common Stock subject to such award upon any securities exchange or under any law, or the consent or approval of any governmental body, or the taking of any other action is necessary or desirable as a condition of, or in connection with, the exercise or settlement of such award or the delivery of shares thereunder, such award shall not be exercised or settled and such shares shall not be delivered unless such listing, registration, qualification, consent, approval or other action shall have been effected or obtained, free of any conditions not acceptable to the Company. The Company may require that certificates evidencing shares of Common Stock delivered pursuant to any award made hereunder bear a legend indicating that the sale, transfer or other disposition thereof by the holder is prohibited except in compliance with the Securities Act of 1933, as amended, and the rules and regulations thereunder.

5.7.    Adjustment. In the event of any stock split, stock dividend, recapitalization, reorganization, merger, consolidation, combination, exchange of shares, liquidation, spin-off or other similar change in capitalization or event, or any distribution to holders of Common Stock other than a regular cash dividend, the number and class of securities available under this Plan, the maximum number of securities available for Stock Awards and Performance Share Awards, the number and class of securities subject to each outstanding option and the purchase price per security, the maximum number of securities with respect to which options or SARs or a combination thereof, or Stock Awards or Performance Share Awards, may be granted during any calendar year to any person, the terms of each outstanding SAR, the number and class of securities subject to each outstanding Stock Award or Performance Share Award, and the terms of each outstanding Restricted Stock Award, Restricted Stock Unit Award or Performance Share Award shall be appropriately adjusted by the Committee, such adjustments to be made in the case of outstanding options and SARs without an increase in the aggregate purchase price or base price. The decision of the Committee regarding any such adjustment shall be final, binding and conclusive. If any such adjustment would result in a fractional security being (a) available under this Plan, such fractional security shall be disregarded, or (b) subject to an award under this Plan, the Company shall pay the holder of such award, in connection with the first vesting, exercise or settlement of such award in whole or in part occurring after such adjustment, an amount in cash determined by multiplying (i) the fraction of such security (rounded to the nearest hundredth) by (ii) the excess, if any, of (A) the Fair Market Value on the vesting, exercise or settlement date over (B) the exercise or base price, if any, of such award.

5.8.    Change in Control.

(a)    (1) Notwithstanding any provision in this Plan, unless otherwise specified in the Agreement relating to an award, in the event of a Change in Control pursuant to Section (b)(3) or (4) below in connection with which the holders of Common Stock receive shares of common stock that are registered under Section 12 of the Exchange Act, (i) all outstanding options and SARs shall immediately become exercisable in full, (ii) the Restriction Period applicable to any outstanding Restricted Stock Award or Restricted Stock Unit Award shall lapse, (iii) the Performance Period applicable to any outstanding Performance Share shall lapse, (iv) the Performance Measures applicable to any outstanding award shall be deemed to be satisfied at the greater of (A) the projected level of performance for the Performance Period, based on the extent to which the applicable Performance Measures have been satisfied as of the date of the Change in Control, and (B) the target level of performance for the Performance Period, and (v) there shall be substituted for each share of Common Stock available under this Plan, whether or not then subject to an outstanding award, the number and class of shares into which each outstanding share of Common Stock shall be converted pursuant to such Change in Control. In the event of any such substitution, the purchase price per share in the case of an option and the base price in the case of an SAR shall be appropriately adjusted by the Committee (whose determination shall be final, binding and conclusive), such adjustments to be made in the case of outstanding options and SARs without an increase in the aggregate purchase price or base price.

(2)    Notwithstanding any provision in this Plan, unless otherwise specified in the Agreement relating to an award, in the event of a Change in Control pursuant to Section (b)(1) or (2) below, or in the event of a Change in Control pursuant to Section (b)(3) or (4) below in connection with which the holders of Common Stock receive consideration other than shares of common stock that are registered under Section 12 of the Exchange Act, each outstanding award shall be surrendered to the Company by the holder thereof, and each such award shall immediately be canceled by the Company, and the holder shall receive, within ten days of the occurrence of a Change in Control, a cash payment from the Company in an amount equal to (i) in the case of an option, the number of shares of Common Stock then subject to such option, multiplied by the excess, if any, of the greater of (A) the highest per share price offered to stockholders of the Company in any transaction whereby the Change in Control takes place or (B) the Fair Market Value of a share of Common Stock on the date of occurrence of the Change in Control, over the purchase price per share of Common Stock subject to the option, (ii) in the case of a Free-Standing SAR, the number of shares of Common Stock then subject to such SAR, multiplied by the excess, if any, of the greater of (A) the highest per share price offered to stockholders of the Company in any transaction whereby the Change in Control takes place or (B) the Fair Market Value of a share of Common Stock on the date of occurrence of the Change in Control, over the base price of the SAR, (iii) in the case of a Restricted Stock Award, Restricted Stock Unit Award or Performance Share Award, the number of shares of Common Stock, the number of Restricted Stock Units or the number of Performance Shares, as the case may be, then subject to such award, multiplied by the greater of (A) the highest per share price offered to stockholders of the Company in any transaction whereby the Change in Control takes place or (B) the Fair Market Value of a share of Common Stock on the date of occurrence of the Change in Control. In the event of a Change in Control, each Tandem SAR shall be surrendered by the holder thereof and shall be canceled simultaneously with the cancellation of the related option.

(b)    “Change in Control” shall mean:

(1)    the acquisition by any individual, entity or group (a “Person”), including any “person” within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act, of beneficial ownership within the meaning of Rule 13d-3 promulgated under the Exchange Act, of 40% or more of either (i) the then outstanding shares of common stock of the Company (the “Outstanding Common Stock”) or (ii) the combined voting power of the then outstanding securities of the Company entitled to vote generally in the election of directors (the “Outstanding Voting Securities”); excluding, however, the following: (A) any acquisition directly from the Company (excluding any acquisition resulting from the exercise of an exercise, conversion or exchange privilege unless the security being so exercised, converted or exchanged was acquired directly from the Company), (B) any acquisition by the Company, (C) any acquisition by an employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company, (D) any acquisition by any corporation pursuant to a transaction which complies with clauses (i), (ii) and (iii) of subsection (3) of this Section 5.8(b) or (E) any acquisition by any one or more Exempt Persons; provided further, that for purposes of clause (B), if any Person (other than the Company, any one or more Exempt Persons or any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company) shall become the beneficial owner of 40% or more of the Outstanding Common Stock or 40% or more of the Outstanding Voting Securities by reason of an acquisition by the Company, and such Person shall, after such acquisition by the Company, become the beneficial owner of any additional shares of the Outstanding Common Stock or any additional Outstanding Voting Securities and such beneficial ownership is publicly announced, such additional beneficial ownership shall constitute a Change in Control;

(2)    individuals who, as of the date hereof, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of such Board; provided that any individual who becomes a director of the Company subsequent to the date hereof whose election, or nomination for election by the Company’s stockholders, was approved by the vote of at least a majority of the directors then comprising the Incumbent Board shall be deemed a member of the Incumbent Board; and provided further, that any individual who was initially elected as a director of the Company as a result of an actual or threatened solicitation by a Person other than the Board for the purpose of opposing a solicitation by any other Person with respect to the election or removal of directors, or any other actual or threatened solicitation of proxies or consents by or on behalf of any Person other than the Board shall not be deemed a member of the Incumbent Board;

(3)    the consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company (a “Corporate Transaction”); excluding, however, a Corporate Transaction pursuant to which (i) all or substantially all of the individuals or entities who are the beneficial owners, respectively, of the Outstanding Common Stock and the Outstanding Voting Securities immediately prior to such Corporate Transaction will beneficially own, directly or indirectly, more than 60% of, respectively, the outstanding shares of common stock, and the combined voting power of the outstanding securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Corporate Transaction (including, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company’s assets either directly or indirectly) in substantially the same proportions relative to each other as their ownership, immediately prior to such Corporate Transaction, of the Outstanding Common Stock and the Outstanding Voting Securities, as the case may be, (ii) no Person (other than: the Company; any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company; the corporation resulting from such Corporate Transaction; and any Person which beneficially owned, immediately prior to such Corporate Transaction, directly or indirectly, 40% or more of the Outstanding Common Stock or the Outstanding Voting Securities, as the case may be) will beneficially own, directly or indirectly, 40% or more of, respectively, the outstanding shares of common stock of the corporation resulting from such Corporate Transaction or the combined voting power of the outstanding securities of such corporation entitled to vote generally in the election of directors and (iii) individuals who were members of the Incumbent Board will constitute at least a majority of the members of the board of directors of the corporation resulting from such Corporate Transaction; or

(4)    the consummation of a plan of complete liquidation or dissolution of the Company.

5.9.    Deferrals. The Committee may determine that the delivery of shares of Common Stock or the payment of cash, or a combination thereof, upon the exercise or settlement of all or a portion of any award made hereunder shall be deferred, or the Committee may, in its sole discretion, approve deferral elections made by holders of awards. Deferrals shall be for such periods and upon such terms as the Committee may determine in its sole discretion.

5.10.    No Right of Participation, Employment or Service. No person shall have any right to participate in this Plan. Neither this Plan nor any award made hereunder shall confer upon any person any right to continued employment by or service with the Company, any Subsidiary or any affiliate of the Company or affect in any manner the right of the Company, any Subsidiary or any affiliate of the Company to terminate the employment or service of any person at any time without liability hereunder.

5.11.    Rights as Stockholder. No person shall have any right as a stockholder of the Company with respect to any shares of Common Stock or other equity security of the Company which is subject to an award hereunder unless and until such person becomes a stockholder of record with respect to such shares of Common Stock or equity security.

5.12.    Designation of Beneficiary. If permitted by the Company, a holder of an award may file with the Committee a written designation of one or more persons as such holder’s beneficiary or beneficiaries (both primary and contingent) in the event of the holder’s death. To the extent an outstanding option or SAR granted hereunder is exercisable, such beneficiary or beneficiaries shall be entitled to exercise such option or SAR pursuant to procedures prescribed by the Committee.

Each beneficiary designation shall become effective only when filed in writing with the Committee during the holder’s lifetime on a form prescribed by the Committee. The spouse of a married holder domiciled in a community property jurisdiction shall join in any designation of a beneficiary other than such spouse. The filing with the Committee of a new beneficiary designation shall cancel all previously filed beneficiary designations.

If a holder fails to designate a beneficiary, or if all designated beneficiaries of a holder predecease the holder, then each outstanding option and SAR hereunder held by such holder, to the extent exercisable, may be exercised by such holder’s executor, administrator, legal representative or similar person.

5.13.    Governing Law. This Plan, each award hereunder and the related Agreement, and all determinations made and actions taken pursuant thereto, to the extent not otherwise governed by the Code or the laws of the United States, shall be governed by the laws of the State of Michigan and construed in accordance therewith without giving effect to principles of conflicts of laws.

5.14.    Foreign Employees. Without amending this Plan, the Committee may grant awards to eligible persons who are subject to the laws of foreign countries or jurisdictions on such terms and conditions different from those specified in this Plan as may in the judgment of the Committee be necessary or desirable to foster and promote achievement of the purposes of this Plan and, in furtherance of such purposes the Committee may make such modifications, amendments, procedures, subplans and the like as may be necessary or advisable to comply with provisions of laws of other countries or jurisdictions in which the Company or its Subsidiaries operate or have employees.

			Admission Ticket C123456789
MR A SAMPLE DESIGNATION (IF ANY) ADD 1 ADD 2 ADD 3 ADD 4 ADD 5 ADD 6		000004

000000000.000000 ext                 000000000.000000 ext

000000000.000000 ext                 000000000.000000 ext

000000000.000000 ext                 000000000.000000 ext

Electronic Voting Instructions

You can vote by Internet or telephone!

Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by the Internet or telephone must be received by 1:00 a.m., Central Time, on May 14, 2009.

			Vote by Internet • Log on to the Internet and go to www.investorvote.com • Follow the steps outlined on the secured website.
Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒

Vote by telephone

•    Call toll free 1-800-652-VOTE (8683) within the United States, Canada & Puerto Rico any time on a touch tone telephone. There is NO CHARGE to you for the call.

•    Follow the instructions provided by the recorded message.

▼  IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.  ▼

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A	Proposals — The Board of Directors recommends a vote FOR Proposals 1 – 4 and AGAINST Proposals 5 – 10.

1.	Election of Directors:		For	Withhold			For	Withhold			For	Withhold	+
	01 -	Debra J. Kelly-Ennis (three-year term)	☐	☐	02 -	Bernard W. Reznicek (three-year term)	☐	☐	03 -	Richard G. Wolford (three-year term)	☐	☐

						For Against Abstain						For Against Abstain

2.	The approval of an amendment of our Restated Articles of Incorporation to restrict certain transfers of Pulte common shares in order to preserve the tax treatment of the Company’s net operating losses and other tax benefits.					☐ ☐ ☐	3.	The approval of an amendment to the Pulte Homes, Inc. 2004 Stock Incentive Plan to increase the number of Pulte common shares available under the plan and to amend the performance measures applicable to performance-based awards that may be granted under the plan.				☐ ☐ ☐

4.	The ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm.					☐ ☐ ☐	5.	A shareholder proposal requesting the election of directors by a majority, rather than plurality, vote.				☐ ☐ ☐

6.	A shareholder proposal requesting the declassification of the Board of Directors.					☐ ☐ ☐	7.	A shareholder proposal requesting an amendment to the Company’s bylaws to require that the Chairman of the Board of Directors be an independent director.				☐ ☐ ☐

8.	A shareholder proposal regarding the use of performance-based options.					☐ ☐ ☐	9.	A shareholder proposal requesting annual advisory votes on executive compensation.				☐ ☐ ☐

10.	A shareholder proposal requesting that the Compensation Committee review and report on the Company’s compensation policies.					☐ ☐ ☐		In their discretion, the proxies are authorized to vote upon any other business that may properly come before the meeting.

IF VOTING BY MAIL, YOU MUST COMPLETE SECTIONS A - C ON BOTH SIDES OF THIS CARD.

2009 Annual Meeting Admission Ticket

2009 Annual Meeting of

Pulte Homes Shareholders

May 14, 2009

Upon arrival, please present this admission ticket

and photo identification at the registration desk.

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

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Proxy — Pulte Homes	+

PROXY SOLICITED BY THE BOARD OF DIRECTORS OF PULTE HOMES, INC.

ANNUAL MEETING OF SHAREHOLDERS – MAY 14, 2009

The undersigned authorizes each of William J. Pulte and Richard J. Dugas, Jr., with full power of substitution and resubstitution, to represent and vote the undersigned’s stock as his, her or its proxy at the annual meeting of Pulte’s shareholders to be held on May 14, 2009, and at any adjournments thereof.

The undersigned acknowledges receipt of the notice of the annual meeting of Pulte’s shareholders, the related proxy statement and the Annual Report for 2008.

The undersigned revokes any proxy or proxies previously given for such stock. The undersigned ratifies and confirms any actions that the persons holding the undersigned’s proxy, or their substitutes, by virtue of this executed card take in accordance with the proxy granted hereunder. If only one attorney and proxy shall be present and acting, then that one shall have and may exercise all the powers of said attorneys and proxies.

The shares represented by this proxy card will be voted in accordance with specifications made herein. If no specifications are made, this proxy will be voted FOR Proposals (1), (2), (3) and (4), and AGAINST Shareholder Proposals (5), (6), (7), (8), (9) and (10).

PLEASE MARK, DATE AND SIGN, AND RETURN THIS PROXY CARD PROMPTLY, USING THE ENCLOSED ENVELOPE.

NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES OF AMERICA.

B	Non-Voting Items

Change of Address — Please print new address below.	Comments — Please print your comments below.

C	Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign exactly as your name appears hereon. Joint owners each should sign. Executors, administrators, insurers, guardians or other fiduciaries should give full title as such. If signing for a corporation, please sign in full corporate name by a duly authorized officer.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /

¢	IF VOTING BY MAIL, YOU MUST COMPLETE SECTIONS A - C ON BOTH SIDES OF THIS CARD.	+